                                                                    EXHIBIT 99.1





                      MASTER EQUIPMENT FINANCING AGREEMENT


                                  dated as of


                                February 4, 1999


                                 by and between


                          NEXTEL INTERNATIONAL, INC.,

                           THE LENDERS NAMED HEREIN,

                                      and

                          MOTOROLA CREDIT CORPORATION,

                as Administrative Agent and as Collateral Agent

                               TABLE OF CONTENTS



                                                                                                           PAGE
SECTION 1              DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      Section 1.1      Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      Section 1.2      Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

      Section 1.3      Accounting Principles and Terms  . . . . . . . . . . . . . . . . . . . . . . . . .   26

SECTION 2              ADVANCES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

      Section 2.1      Commitment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

      Section 2.2      Procedure for Borrowing; Advances  . . . . . . . . . . . . . . . . . . . . . . . .   27

      Section 2.3      Evidence of Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

      Section 2.4      Repayment of Principal of Advances   . . . . . . . . . . . . . . . . . . . . . . .   30

      Section 2.5      Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

      Section 2.6      Interest; Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

      Section 2.7      Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

      Section 2.8      Conversion and Continuation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

      Section 2.9      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

      Section 2.10     Change in Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

      Section 2.11     Illegality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

      Section 2.12     Pro Rata Treatment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

      Section 2.13     Sharing of Setoffs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

SECTION 3   FUNDING AND YIELD PROTECTION    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

      Section 3.1      Taxes, Duties, Fees and Charges  . . . . . . . . . . . . . . . . . . . . . . . . .   40

      Section 3.2      Change in Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 4   EXPENSES; INDEMNIFICATION; FEES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

      Section 4.1      Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

      Section 4.2      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

SECTION 5   GUARANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45





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
      Section 5.1      Parent Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

      Section 5.2      Borrowing Affiliate Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . .   46

SECTION 6   SECURITY    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

      Section 6.1      Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

SECTION 7   REPRESENTATIONS AND WARRANTIES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

      Section 7.1      Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

      Section 7.2      Power; Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

      Section 7.3      Governmental Approvals; Licenses   . . . . . . . . . . . . . . . . . . . . . . . .   50

      Section 7.4      Execution, Enforceability, Violation of Law and Agreements   . . . . . . . . . . .   51

      Section 7.5      Financial Statements; Business Plan  . . . . . . . . . . . . . . . . . . . . . . .   53

      Section 7.6      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

      Section 7.7      Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

      Section 7.8      Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

      Section 7.9      Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

      Section 7.10     Burdensome Documents; Agreements with Affiliates; Other
                       Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

      Section 7.11     Security Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

      Section 7.12     Judgments, Actions, Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .   57

      Section 7.13     No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

      Section 7.14     Strikes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

      Section 7.16     [Reserved]   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

      Section 7.17     Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

      Section 7.18     Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . .   58

      Section 7.19     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

      Section 7.20     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

      Section 7.21     Investment Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

SECTION 8   AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

      Section 8.1      Performance of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

      Section 8.2      Annual Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

      Section 8.3      Quarterly Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . .   61

      Section 8.4      Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62





                                      -ii-
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
      Section 8.5      Access to Books; Inspections   . . . . . . . . . . . . . . . . . . . . . . . . . .   62

      Section 8.6      Governmental Approvals; Licenses   . . . . . . . . . . . . . . . . . . . . . . . .   63

      Section 8.7      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

      Section 8.8      Continuance of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

      Section 8.9      Maintenance and Repairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

      Section 8.10     Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

      Section 8.11     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

      Section 8.12     Security; Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . .   67

      Section 8.13     Construction of the Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

      Section 8.14     Maintenance of Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

      Section 8.15     Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

      Section 8.16     Failure to Perform of Third Party Guarantor.   . . . . . . . . . . . . . . . . . .   74

      Section 8.17     Update of Security Documents   . . . . . . . . . . . . . . . . . . . . . . . . . .   75

SECTION 9   NEGATIVE COVENANTS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

      Section 9.1      Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

      Section 9.2      Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

      Section 9.3      Transfer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

      Section 9.4      Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

      Section 9.5      Mergers; Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

      Section 9.6      Distributions; Redemptions   . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

      Section 9.7      Stock Issuance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

      Section 9.8      Amendment of Documents and Organization  . . . . . . . . . . . . . . . . . . . . .   77

      Section 9.9      Investments; Loans; Advances   . . . . . . . . . . . . . . . . . . . . . . . . . .   78

      Section 9.10     [Reserved]   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

      Section 9.11     Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . .   80

      Section 9.12     Changes in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

      Section 9.13     Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

      Section 9.14     ERISA Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

      Section 9.15     Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . . .   81

      Section 9.16     New Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

      Section 9.18     Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

SECTION 10  CONDITIONS PRECEDENT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83

      Section 10.1     Conditions to Initial Advance  . . . . . . . . . . . . . . . . . . . . . . . . . .   83

      Section 10.2     Conditions to All Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

SECTION 11  EVENTS OF DEFAULT     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87

      Section 11.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87

      Section 11.2     Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91

      Section 11.3     Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93

      Section 11.4     Waiver of Demand; Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94

      Section 11.5     Waiver of Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94

SECTION 12  The Administrative Agent and the Collateral Agent   . . . . . . . . . . . . . . . . . . . . .   94

SECTION 13  MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97

      Section 13.1     Waiver of Sovereign Immunity   . . . . . . . . . . . . . . . . . . . . . . . . . .   97

      Section 13.2     Venue for Suit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97

      Section 13.3     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98

      Section 13.4     Severability of Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . .   98

      Section 13.5     Binding Effect; Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . .   98

      Section 13.6     Entire Agreement; Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . .   99

      Section 13.7     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100

      Section 13.8     Right of Set-Off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101

      Section 13.9     Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101

      Section 13.10    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101

      Section 13.11    Term of Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102





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
                                    EXHIBITS


Exhibit A       Form of Borrowing Affiliate Note
Exhibit B       Form of Request for Financing
Exhibit C       Form of Financing Note
Exhibit D-1     Form of Third Party Guaranty
Exhibit D-2     Form of Affiliated Parent Guaranty
Exhibit E       Form of Borrowing Affiliate Guaranty
Exhibit F       Form of Company Pledge Agreement
Exhibit G       Form of Third Party Pledge Agreement
Exhibit H       Form of Affiliated Parent Pledge Agreement
Exhibit I       Form of Borrowing Affiliate Pledge Agreement
Exhibit J       Invested Capital Schedule
Exhibit K-1     Form of Opinion of United States Counsel
Exhibit K-2     Form of Opinion of Foreign Counsel
Exhibit L       Initial Approved Business Plans
Exhibit M       Form of Company Security Deposit Agreement
Exhibit N       Form of Assignment and Acceptance

                                   SCHEDULES

Schedule 1.1(a)     iDEN Equipment and Service Agreements
Schedule 1.1(b)     Existing Indebtedness
Schedule 1.1(c)     Political Risk Insurance Coverages
Schedule 1.1(d)     Additional Subordinated Debt Terms
Schedule 1.1(e)     Wholly-Owned Subsidiaries
Schedule 1.1(f)     Intercompany Loans
Schedule 1.1(g)     Intercompany Loan Agreements
Schedule 2.1(a)     Lenders; Initial Commitments
Schedule 5.1        Third Party Guarantors
Schedule 7.1(a)     Credit Party Structure; Ownership; Subsidiaries
Schedule 7.1(b)     Qualification Jurisdictions
Schedule 7.3(a)     Governmental Approvals
Schedule 7.3(b)     Licenses
Schedule 7.4        Ownership and Pledge Restrictions; Violation of Law
Schedule 7.5        Recent Events; Contingent Liabilities; Taxes
Schedule 7.7        Existing Liens
Schedule 7.9        Intellectual Property
Schedule 7.10       Management Agreements; Affiliate Transactions
Schedule 7.12       Litigation
Schedule 8.7(b)     Political Risk Insurance
Schedule 8.11       Principal Place of Business
Schedule 9.6        Existing Put Agreements
Schedule 11.1(w)    Change of Control Thresholds

                    MASTER EQUIPMENT FINANCING AGREEMENT, dated as of February 4, 1999 (as amended, modified or supplemented in accordance with the terms hereof, this "Agreement"), by and between NEXTEL INTERNATIONAL, INC., a corporation organized under the laws of the State of Washington, U.S.A., with its principal office at 1191 Second Avenue, Suite 1600, Seattle, Washington 98101, U.S.A. (the "Company"), the LENDERS (hereinafter defined) and MOTOROLA CREDIT CORPORATION, a corporation duly organized under the laws of the State of Delaware, U.S.A., with its principal office at 1303 East Algonquin Road, Schaumburg, Illinois 60196-1065, U.S.A. as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.


                              W I T N E S S E T H:

         WHEREAS, the Company has requested that the Lenders provide Advances (as hereinafter defined) in the principal amount not exceeding $225,000,000 (as the same may be reduced pursuant to Section 8.16, the "Maximum Commitment") solely to (i) finance the Company's purchase of iDEN Equipment and Services (hereinafter defined) pursuant to the iDEN Equipment and Service Agreements,
(ii) reimburse the Company for payments made by the Company and certain of its affiliates in respect of certain purchases of iDEN Equipment and Services and
(iii) refinance certain existing credit arrangements; and

         WHEREAS, the Lenders are willing to make Advances to the Company upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Advances and to induce the Lenders, the Administrative Agent and the Collateral Agent to enter into the agreements referred to herein, the parties agree as follows:

                             SECTION 1  DEFINITIONS


SECTION 1.1      DEFINED TERMS.

         In addition to the terms defined above, when used in this Agreement, the following terms shall have the following meanings:

         "1997 Infocom Facility" means that certain Credit Agreement dated June 18, 1997, as amended, by and between Infocom and Motorola, Inc.

         "Acceptable Guarantor" means a guarantor whose creditworthiness is satisfactory to the Lenders in the Lenders' sole determination.

         "additional amount" has the meaning ascribed to such term in subsection 3.1(a).

         "Additional System Documents" means, with respect to each System, all contracts and agreements related to the construction, maintenance, repair or operation of such System or the related Telecommunications Business entered into by the Company or the Related Borrowing

Affiliate subsequent to the Closing Date (a) in replacement of an existing System Document or (b) which, if terminated, could reasonably be expected to have a Material Adverse Effect or (c) having, together with related or ancillary documents, an aggregate net present value or cost in excess of $5,000,000.

         "Adjusted EBITDA" means, as to the Borrowing Affiliates and for any period, the sum of the products for each Borrowing Affiliate of (i) EBITDA for such Borrowing Affiliate for such period times (ii) the Company's Ownership Percentage of such Borrowing Affiliate.

         "Adjusted Indebtedness" means, at any time, the Consolidated Indebtedness of the Company at such time minus the sum of the Indebtedness at such time of Nextel Brazil and Nextel Argentina.

         "Adjusted Paid-in Capital" means, at any time, (i) the paid-in capital of the Company reflected on the most recent financial statements delivered pursuant to Section 8.2 or 8.3 (whichever is later) plus (ii) any increases in paid-in capital since the end of the reporting period relating to such financial statements minus (iii) any decreases in paid-in capital since the end of the reporting period relating to such financial statements minus (iv) the Utilized EBITDA Adjustment.

         "Adjusted Recurring Revenues" means the sum of the products for each Borrowing Affiliate of (i) the Recurring Revenues of such Borrowing Affiliate times (ii) the Company's Ownership Percentage of such Borrowing Affiliate.

         "Adjusted Shareholders' Equity" means, at any time, the difference of
(i) (A) if the financial statements most recently delivered pursuant to Section
8.3 relate to a quarterly period occurring after the financial statements most recently delivered pursuant to Section 8.2, the lesser of (I) the shareholders' equity of the Company as reported in the most recent balance sheet delivered pursuant to Section 8.3 and (II) the sum of (1) the shareholders' equity of the Company as reported in the most recent balance sheet delivered pursuant to
Section 8.2 plus (2) 90% of the increase, if any, in the shareholders' equity of the Company reflected in the most recent balance sheet delivered pursuant to
Section 8.3 from the shareholders' equity of the Company reflected on the balance sheet delivered pursuant to Section 8.2, otherwise (B) the shareholders' equity of the Company as reported in the most recent balance sheet delivered pursuant to Section 8.2 minus (ii) the principal amount of Indebtedness incurred prior to such time pursuant to clause (n) of the definition of "Permitted Indebtedness" (whether or nor then outstanding).

          "Adjusted Subscribers" means the sum of the products for each Borrowing Affiliate of (i) the Subscriber Units for each Borrowing Affiliate times (ii) the Company's Ownership Percentage of such Borrowing Affiliate.

         "Administrative Agent" has the meaning ascribed to such term in the Preamble.

         "Advance" has the meaning ascribed to such term in subsection 2.1(a) hereof.

         "Affected Party" has the meaning ascribed to such term in subsection 3.2(a).

         "Affiliate" means with respect to any Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person, (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of such first Person, or (c) whereby 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of such other Person is beneficially owned or held by such first Person or by a Subsidiary of such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Affiliated Credit Parties" collectively refers to the Company, the Borrowing Affiliates, the Affiliated Parent Guarantors and the Supplemental Credit Parties and individually refers to the Company, each Borrowing Affiliate, each Affiliated Parent Guarantor and each Supplemental Credit Party; provided, that notwithstanding anything to the contrary contained herein, the Supplemental Credit Parties shall be deemed to be Affiliated Credit Parties only for the purposes of Sections 7.1, 7.2, 7.8(a), 7.12, 7.13, 7.17, 7.18,
8.1, 8.2, 8.3, 8.4(a), 8.4(e), 8.5, 8.7(a), 8.8, 8.10(a), 8.10(c) and 9.18,
Article 11 and Article 13 hereof.

         "Affiliated Parent Guarantor" means (a) each Wholly-Owned Subsidiary of the Company having a direct or indirect equity interest (including, without limitation, by ownership or Control of securities which are convertible or exercisable into direct or indirect equity interests) in a Borrowing Affiliate and (b) any Acceptable Guarantor executing and delivering an Affiliated Parent Guaranty.

         "Affiliated Parent Guaranty" has the meaning ascribed to such term in subsection 5.1(b).

         "Affiliated Parent Pledge Agreement" has the meaning ascribed to such term in subsection 6.1(b)(ii).

         "Aggregate Borrowing Affiliate Excess Cash Flow" means, for any period, the sum of each Borrowing Affiliate's Excess Cash Flow for such period.

         "Agents" has the meaning ascribed to such term in Section 12 hereof.

         "Agreement" means this Master Equipment Financing Agreement, dated as of February 4, 1999, by and between the Company, the Collateral Agent, the Administrative Agent and the Lenders, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

         "Applicable Margin" means (a) with respect to any LIBOR Advance, 5.00% per annum, and (b) with respect to any Prime Advance, 2.50% per annum.

         "Approved Business Plan" means each of the ten year business plans of
(a) the Company, taken as a whole and (b) each of the Borrowing Affiliates individually, for establishing and operating (together with the Related Borrowing Affiliate) the Systems in the Relevant Countries. The initial Approved Business Plans are attached hereto as Exhibit L (the "Initial Plans").

         "Arm's-Length Affiliate" has the meaning ascribed to such term in
Section 9.11 hereof.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit N or such other form as shall be approved by the Administrative Agent.

         "Attributable Borrowing Sublimit" means, with respect to each Borrowing Affiliate, $125,000,000. The Attributable Borrowing Sublimit for a Borrowing Affiliate shall be reduced as provided in Section 8.16.

         "Attributable Borrowings" means, with respect to each Borrowing Affiliate, all Invoice Advances (certified by the Company in the related Request for Financing and as evidenced by the related Invoice), all Refinancing Advances obtained by the Company in respect of such Borrowing Affiliate and all Rollover Loans.

         "Authorized Officer" means (a) with respect to any Person that is a corporation, the President, Vice President or Chief Financial Officer of such Person, (b) with respect to any Person that is a partnership, the President, Vice President or Chief Financial Officer of a general partner of such Person, in each case whose names appear on a certificate of incumbency of such Person delivered concurrently with the execution of this Agreement, or (c) with respect to Person that is a limited liability company, the Person (or Authorized Officer thereof, if not a natural Person) that is the managing member thereof.

         "Available Commitment" means an amount equal to (a) the Maximum Commitment minus (b) the sum of (i) the aggregate principal amount of all Advances made to and including the date of determination, including, without limitation, Advances that have been repaid or prepaid plus (ii) to the extent not being repaid as of the date of determination, the outstanding principal balance as of the date of determination of each of the Infocom Bridge Facility and the 1997 Infocom Facility.

         "Availability Period" means the period beginning with the Closing Date and ending on the Commitment Termination Date.

         "Borrowing" means a group of Advances of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Borrowing Affiliate" means each of Infocom, J-Com, Nextel Mexico, Nextel Peru and each other Affiliate of the Company which owns or operates an IDEN System and which has been approved in writing by the Required Lenders.

         "Borrowing Affiliate Guaranty" has the meaning ascribed to such term in Section 5.2 hereof.

         "Borrowing Affiliate Note" means, with respect to each Borrowing Affiliate, a promissory note in the form attached hereto as Exhibit A, executed by such Borrowing Affiliate in a face amount equal to such Borrowing Affiliate's Attributable Borrowing Sublimit and made payable to the Company and concurrently pledged by the Company as Collateral to secure the Obligations.

         "Borrowing Affiliate Pledge Agreement" has the meaning ascribed to such term in subsection 6.1(c).

         "Business Day" means (a) any day other than Saturday, Sunday or any other day on which commercial banks in Chicago are authorized or required under the laws of the State of Illinois, or pursuant to other government action, to close, and (b) with respect to all notices and determinations in connection with any payment of principal and interest on LIBOR Advances, any day which satisfies the conditions set forth in clause (a) above and which is also a day for trading by and between banks for U.S. dollar deposits in the London interbank market.

         "Capital Lease Obligations" means the obligations of a Person and its Subsidiaries (determined on a consolidated basis (without duplication) in accordance with GAAP) to pay rent or other amounts under any leases for real or personal property which obligations are required to be classified and accounted for as capital leases in accordance with GAAP.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all common stock and preferred stock.

         "Change of Control" means such time as (i) (a) prior to the occurrence of a Public Market, a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders and their Affiliates on such date and (b) after the occurrence of a Public Market, a "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock, on a fully diluted basis, held by the Existing Stockholders and their Affiliates on such date; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "Closing Date" means February 8, 1999.

         "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder.

         "Collateral" means all property (including, without limitation, the Borrowing Affiliate Notes and any pledged stock) which is subject to the security interests or Lien granted by any of the Security Documents.

         "Collateral Agent" has the meaning ascribed to such term in the Preamble.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Advances hereunder as set forth on Schedule 2.1(a), or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.5(b)(ii) or Section 8.16 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 13.5.

         "Commitment Termination Date" means (a) the earlier of December 31, 2000 and (b) the date on which the obligations of the Lenders to make Advances hereunder terminate in accordance with the terms of this Agreement.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all series and classes of such common stock.

         "Company" has the meaning ascribed to such term in the Preamble.

         "Company Pledge Agreement" has the meaning ascribed to such term in subsection 6.1(a)(i)(A) hereof.

         "Company Security Deposit Agreement" has the meaning ascribed to such term in subsection 6.1(a)(i)(A) hereof.

         "Consolidated Fixed Charges" means, as to any Person and for any period, without duplication, the sum of (a) the total cash interest expense for such Person and its Subsidiaries on a consolidated basis for such period, (b) the scheduled principal amount of all amortization payments on all Indebtedness for borrowed money of such Person and its Subsidiaries on a consolidated basis for such period, and (c) all payments made in respect of Capital Lease Obligations by such Person and its Subsidiaries on a consolidated basis for such period.

         "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company, if and to the extent that the accounts of each such

Restricted Subsidiary would normally be consolidated with those of the Company in accordance with GAAP; provided, however, that "consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "consolidated" has a correlative meaning.

         "Control" means at any time, the possession (on a fully diluted basis), directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which as of the relevant date, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001(b)(1) of ERISA.

         "could reasonably be expected" means as would be determined by a prudent Person, familiar with the general substance at issue, in like circumstances with the Person making the decision.

         "Credit Documents" means, individually and collectively, this Agreement, each Financing Note (if any), the Security Documents, the Borrowing Affiliate Guaranties, the Parent Guaranties, the Borrowing Affiliate Notes and each other document entered into pursuant thereto.

         "Credit Parties" collectively refers to the Affiliated Credit Parties and the Third Party Guarantors and individually refers to each Affiliated Credit Party and each Third Party Guarantor.

         "Default" means any event, occurrence, factual or legal condition which, if continued uncured or unchanged would, with the passage of time or the giving of notice or both, become or constitute an Event of Default.

         "Distributions" has the meaning ascribed to such term in subsection 9.6(a) hereof.

         "Dollars" and the sign "$" mean the lawful money of the United States of America.

         "Drawdown Date" has the meaning ascribed to such term in subsection 2.2(a) hereof.

         "EBITDA" means, as to any Person and for any period, net income of such Person and its Subsidiaries as measured in accordance with GAAP on a consolidated basis for such period adjusted as follows: (i) plus interest expense for such period to the extent such amount was deducted in calculating net income; (ii) minus interest income for such period to the extent such amount was added in calculating net income; (iii) plus income taxes for such period to the extent such amount was deducted in calculating net income; (iv) minus income tax benefits for such period to the extent such amount was added in calculating net income; (v) plus amortization and depreciation expenses for such period to the extent such amount was deducted in calculating net income;
(vi) plus all other non-cash items for such period to the extent reducing net income; (vii) minus all non-cash items for such period to the extent increasing net income;
(viii) minus extraordinary gains and gains on sales of assets to the extent such amount was added in calculating net income; and (ix) plus extraordinary and non-recurring losses and charges to the extent such amount was deducted in calculating net income.

         "Environmental Laws" means any and all governmental statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, guidelines, interpretations, policies, agreements or other restrictions or requirements (herein, "laws and regulations") relating to Materials of Environmental Concern or protection of human or animal health or the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface or sub-surface strata), including, without limitation, laws and regulations relating to emissions, discharges, health or safety, noise abatement, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern, and all such laws and regulations that may be enacted in the future.

         "Environmental Matters" has the meaning ascribed to such term in subsection 7.8(d) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

         "Event of Abandonment" means, with respect to a System or a Telecommunications Business, the abandonment of such System or such Telecommunications Business or cessation of the operation of such System or such Telecommunications Business which reasonably indicates to the Required Lenders that the Company or the Related Borrowing Affiliate intends to abandon such System or such Telecommunications Business.

         "Event of Default" means any of the events specified in Section 11.1 hereof.

         "Excess Cash Flow" means, for any Person for any period, the amount (if any) by which (i) EBITDA of such Person for such period exceeds (ii) the sum of (1) consolidated debt service consisting of scheduled or mandatory principal payments and related cash interest expense payments of such Person for such period plus (2) the aggregate amount of actual capital expenditures made by such Person on a consolidated basis during such period plus (3) cash income taxes paid by such Person on a consolidated basis for such period, plus
(4) $10,000,000.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, of the United States of America.

         "Existing Intercompany Loans" means all of the intercompany loans to Infocom and J-Com as of the Closing Date, including those set forth on Schedule 1.1(f), which loans may continue to be evidenced by notes executed from time to time pursuant to the Intercompany Loan Agreements; provided, that in the case of notes executed pursuant to the Infocom Intercompany

Loan Agreement in an aggregate face amount not exceeding $50,000,000 and irrevocably designated in writing by the Company to the Administrative Agent, such notes shall be deemed to be, and subject to the provisions of the Credit Documents relating to, Borrowing Affiliate Notes.

         "Existing Stockholders" means Craig O. McCaw and Nextel.

         "Fee Letter" means the Fee Letter dated November 11, 1998, between the Company and the Initial Lender.

         "Financing Note" has the meaning ascribed to such term in subsection 2.3(d) hereof.

         "Fixed Charge Coverage Ratio" means, as at any date, the ratio of (i) EBITDA to (ii) Consolidated Fixed Charges.

         "Force Majeure" means any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) or other event of force majeure which could reasonably be expected to have a Material Adverse Effect.

         "GAAP" means generally accepted accounting principles used, from time to time, in the United States of America.

         "Governmental Approval" means any authorization, consent, approval, license (other than the Licenses), franchise, concession, lease, ruling, permit, certification, exemption, filing or registration by or with any Governmental Authority or legal or administrative body material and necessary for the design, location, construction, completion, ownership, operation, repair or maintenance of a System or a Telecommunications Business, authority to conduct business, the execution and delivery of the Credit Documents, the making of Advances or the creation and perfection of the Liens contemplated by the Security Documents.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

         "Governmental Rule" means any statute, law, regulation, ordinance, rule, judgment, order, writ, decree, directive, guideline, policy or requirement, or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority (including, without limitation, any Environmental Law), whether now or hereafter in effect.

         "Guarantors" collectively refers to the Parent Guarantors and the Borrowing Affiliates (in respect of their Borrowing Affiliate Guaranty obligations) and individually refers to each Parent Guarantor and each Borrowing Affiliate.

         "Hedge Agreement" means an interest rate swap, cap, floor or collar agreement, any spot or forward contracts, interest rate future or option contracts, currency swap agreements, commodities future contracts, currency future or option contracts or other similar agreement or arrangement, as the same shall be modified and supplemented and in effect from time to time.

         "Hedge Termination Value" means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include any Lender).

         "IDEN" means the Integrated Digital Enhanced Network created by the Motorola Entities.

         "IDEN Equipment and Service Agreements" means each Integrated Digital Enhanced Network Equipment Purchase Agreement and each Integrated Digital Enhanced Network Installation and Optimization Agreement listed on Schedule 1.1(a) hereto, together with any amendments thereto or any other similar agreements entered into from time to time between the Company, a Borrowing Affiliate, Nextel Brazil or Nextel Argentina and the Vendor for the purchases of IDEN Equipment and Services for use in a Relevant Country.

         "IDEN Equipment and Services" means IDEN infrastructure equipment and related services supplied by the Motorola Entities (including ancillary products and services such as switches which have been ordered from and provided by the Motorola Entities but excluding subscriber equipment and accessories) and related transportation and shipping costs, but excluding import taxes, duties and other like costs.

         "IDEN System" means, with respect to each System, the wireless communications system using IDEN technology which is being operated in connection with such System.

         "Indebtedness" means, with respect to any Person, without duplication and on a consolidated basis (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities), (b) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (excluding current trade payables incurred in the ordinary course of business of such Person which are due no later than 90 days after the date of invoice), (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (d) the obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the types referred to in clauses (a) and (c) above, (e) all obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, (including, without limitation, reimbursement obligations with respect thereto but excluding (i) letters of credit (including trade letters of credit) securing obligations (other than obligations described in (a), (b), (c) and (d) above and (f) and

(g) below), entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement and (ii) letters of credit secured by cash in a manner not in breach of this Agreement which is deposited in a segregated account held by a non-affiliate of such Person), (f) all indebtedness of others secured by a Lien on any asset of such Person whether or not such indebtedness is assumed by such Person, provided, that, in the case where such Person has no obligation with respect to the Indebtedness of such other Person other than such Lien, the amount of Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness, (g) all Capital Lease Obligations, and (h) to the extent not otherwise included in this definition, the net payment obligations in respect of Hedge Agreements (including, without limitation, Hedge Termination Values to the extent consisting of liabilities of such Person).

         "Indemnitees" has the meaning ascribed to such term in subsection 4.2(a) hereof.

         "Infocom" means Infocom Communications Network, Inc., a company incorporated in the Philippines.

         "Infocom Bridge Facility" means that certain Financing Agreement dated August 27, 1998 by and between the Company and Motorola.

         "Infocom Intercompany Loan Agreement" means that certain Credit Agreement dated as of February 2, 1998 between the Company and Infocom and the promissory notes executed in connection therewith evidencing the shareholder loans advanced to Infocom by the Company thereunder.

         "Intercompany Loan Agreements" means the loan agreements listed on
Schedule 1.1(g), which agreements have been executed on or prior to the Closing Date in connection with the Existing Intercompany Loans, and the promissory notes executed in connection therewith, each as amended, modified or otherwise supplemented from time to time in accordance with the terms hereof.

         "Information" has the meaning ascribed to such term in Section 13.10 hereof.

         "Initial Funding Date" means the date upon which each of the conditions precedent set forth in Section 10.1 and 10.2 have been satisfied (as required thereunder) and the initial Advance is made.

         "Initial Lender" means Motorola Credit Corporation, in its capacity as initial lender hereunder.

         "Initial Plans" has the meaning ascribed to such term in the definition of "Approved Business Plan".

         "Intellectual Property" has the meaning ascribed to such term in
Section 7.9 hereof.

         "Interest Payment Date" means, with respect to any Advance, the last day of the Interest Period applicable to the Advance, and, in addition, the date of any prepayment of such Advance or conversion of such Advance to an Advance of a different Type.

         "Interest Period" means (a) as to any LIBOR Advance, the period commencing on the date of such Advance and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect, and (b) as to any Prime Advance, the period commencing on the date of such Advance and ending on the earliest of (i) the next succeeding June 30 or December 31, (ii) the Maturity Date, and (iii) the date such Advance is converted to an Advance of a different Type in accordance with Section 2.8 or repaid or prepaid in accordance with Section 2.5; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Investment" means, with respect to any Person, any loan or advance to such Person, any purchase or other acquisition of any capital stock, obligations or other securities of such Person, any capital contribution to such Person or any other investment in or acquisition of any interest in such Person.

         "Invoice" has the meaning ascribed to such term in subsection 2.2(a) hereof.

         "Invoice Advance" means an Advance (or portion thereof) made to, or on behalf of, the Company and certified by the Company in the related Request for Financing for use to finance the purchase price of IDEN Equipment and Services purchased by or for the direct benefit of a Borrowing Affiliate or a Subsidiary of a Borrowing Affiliate pursuant to invoices which are issued during the Availability Period, which are payable, and which have not previously been submitted for an Advance or for financing under any financing arrangement with a Motorola Entity.

         "IRS" means the Internal Revenue Service.

         "J-Com" means J-Com Co., Ltd., a corporation organized under the laws of Japan.

         "knowledge" means as it applies to the Company, an Affiliated Parent Guarantor or a Borrowing Affiliate, the actual knowledge of a Vice President (or equivalent officer, as applicable) or more senior officer of the Company, such Affiliated Parent Guarantor or such Borrowing Affiliate or any other officer of the Company, such Affiliated Parent Guarantor or such Borrowing Affiliate having responsibility for the transactions contemplated by the Operative Documents.

         "Leases" mean the various lease agreements executed by the Company or any of the other Affiliated Credit Parties as lessee in connection with the lease of such interests of real and personal property as shall be necessary to install, operate and maintain a System or a Telecommunications Business.

         "Lending Office" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the administrative information sheets provided to the Administrative Agent by such Lender in connection herewith or otherwise selected by such Lender or the Administrative Agent pursuant to subsection 3.1(f).

         "Lender Party" means, as the context may require, the Administrative Agent, the Collateral Agent, any Lender and each of their respective successors, transferees and assigns.

         "Lenders" means (a) the financial institutions listed on Schedule 2.1(a) (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

         "LIBOR Advance" means each Advance the interest on which is determined on the basis of rates referred to in the definition of LIBOR Base Rate.

         "LIBOR Base Rate" means, during an Interest Period for LIBOR Advances, the rate per annum equal to the rate determined by reference to the LIBOR Page on the Reuter Monitor Money Rates Services, or any successor thereto as of 11:00 a.m., London, England time two Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Advances to be made by the Lenders for such Interest Period. If quotes for the foregoing rates are not available on the Reuter Monitor Money Rates Services or any successor thereto, the "LIBOR Base Rate" shall mean, during an Interest Period for LIBOR Advances, the rate of interest per annum determined by the Administrative Agent to be the weighted average (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1% per annum, if such weighted average is not such a multiple) of the rates per annum at which deposits in Dollars are offered to major money center banks in the London interbank market at 11:00 a.m. London time two Business Days prior to the first day of such Interest Period, in the approximate amount equal to the principal amount of the LIBOR Advances to be made by the Lenders for such Interest Period and for a period equal to such Interest Period.

         "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Advances.

         "LIBOR Rate" means, with respect to a LIBOR Advance, for any Interest Period therefor, the LIBOR Base Rate for such Advance for such Interest Period divided by the difference of 1 minus the Reserve Requirement for such Advance for such Interest Period.

         "Licenses" means collectively all those licenses and concessions that both (i) permit the Company, the Borrowing Affiliates, Nextel Argentina and Nextel Brazil to conduct a wide range of mobile radio services, including but not limited to, radio dispatch service, paging, telephone interconnect services, and other mobile communication, and personal communication services; and (ii) are materially necessary for the ownership, operation or maintenance of the Systems in the Major Market Areas as is contemplated by the Approved Business Plans and the Telecommunications Businesses currently engaged in (including for this purpose the telecommunications businesses and business plans for Nextel Argentina and Nextel Brazil, respectively), together with any amendments or changes to each such license or concession.

         "Lien" means, with respect to any Person, any security interest, lien, pledge, mortgage, deed, charge or encumbrance (including, without limitation, any agreement to give any of the foregoing), conditional sale agreement, title retention agreement, finance lease or trust receipt or a consignment or bailment for security purposes, or other security arrangement or any other arrangement on or with respect to any asset or revenue of such Person.

         "Major Market Area" means, with respect to the System and Telecommunications Business in each of the Relevant Countries, the following cities: (i) in Japan: Kanto, Kansai and Tokai, (ii) in Mexico: Mexico City, Monterrey, Guadalajara, and Tijuana, (iii) in Peru: greater Lima area, (iv) in the Philippines: greater Manila area and (v) with respect to any other Relevant Country, such cities or regions as specified, at the time such country becomes a Relevant Country, in writing by the Required Lenders.

         "Majority-Owned Foreign Affiliate" means each and any Affiliate, organized under the laws of a jurisdiction other the United States of America (including the states, territories and instrumentalities thereof), in which the Company directly or indirectly through one or more intermediaries beneficially owns more than 50.0% of the voting stock or equity interest, as the case may be.

         "Management Agreements" means collectively the Management Agreements referred to on Schedule 7.10 hereto.

         "Material Adverse Effect" means, generally with respect to any Person, event or occurrence, a material adverse effect on (i) such Person's business, financial condition, assets, properties or operations (including, without limitation, the construction, completion and operation of the relevant System or the ability to achieve its Approved Business Plan with respect to any Major Market Area in the case of the Company and the Borrowing Affiliates), (ii) such Person's ability to perform its obligations under the Operative Documents to which such Person is a party, (iii) the security interests granted by such Person under the Security Documents or the value of the Collateral thereunder,
(iv) any System or Telecommunications Business or (v) such Person's Licenses or Governmental Approvals.

         (a) With respect to any of the Company and any of the Borrowing Affiliates, or the Borrowing Affiliates taken as a whole, Material Adverse Effect means a material adverse effect set forth in clauses (i) through (v) above (in the latter case, with the Borrowing Affiliates as a whole treated as a Person).

         (b) With respect to any Parent Guarantor or Supplemental Credit Party, Material Adverse Effect means a material adverse effect set forth in clauses (i), (ii) and (iii) above, unless, in the case of a Parent Guarantor, with respect to clause (ii) above in respect of a failure to perform under its Parent Guaranty (the "Relevant Guarantor"), (x) within thirty (30) days after notice of such Material Adverse Effect, an Acceptable Guarantor (which may be another Parent Guarantor if so determined by the Lenders) shall have assumed the liability of such Relevant Guarantor under its Parent Guaranty, and (y) there shall be no adverse effect on the stock or quotas or intercompany Indebtedness pledged by such Relevant Guarantor.

         "Materials of Environmental Concern" means chemicals, pollutants, polychlorinated biphenyls, contaminants, wastes, toxic or hazardous substances, asbestos, petroleum and petroleum products.

         "Maturity Date" means December 31, 2004, provided, if such date is not a Business Day, then the Maturity Date shall be the immediately preceding Business Day.

         "Maximum Commitment" has the meaning ascribed to such term in the first recital hereof.

         "McCaw" means McCaw International (Brazil), Ltd., a company organized under the laws of the Commonwealth of Virginia.

         "Motorola Entity" means Motorola, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware, United States of America, and each of its Affiliates (other than Nextel and its Subsidiaries) and Subsidiaries and their successors and assigns.

         "Nextel" means Nextel Communications, Inc., a Delaware corporation.

         "Nextel Argentina" means Nextel Argentina S.R.L., an Argentine sociedad de responsibilidad limitatda.

         "Nextel Argentina Parent" means Nextel International (Argentina) Ltd., a Cayman Islands company.

         "Nextel Argentina Facility" means that certain Credit Agreement, dated as of February 27, 1998, as amended, modified or supplemented, among Nextel Argentina, The Chase Manhattan Bank, as administrative agent, and the lenders party thereto.

         "Nextel Brazil" means Nextel S.A., a Brazilian sociedad anonima.

         "Nextel Brazil Facility" means that certain Equipment Financing Credit Agreement dated as of October 31, 1997, as amended, by and between McCaw International (Brazil), Ltd. and Motorola Credit Corporation.

         "Nextel Mexico" means Communicaciones Nextel de Mexico S.A. de C.V., a corporation organized under the laws of Mexico.

         "Nextel Peru" means Communicaciones Nextel del Peru, S.A., a corporation organized under the laws of Peru.

         "Non-U.S. Lender" shall have the meaning ascribed to such term in subsection 3.1(e).

         "Obligations" means collectively, all of the Indebtedness, liabilities and obligations of the Company to the Lender Parties under the Credit Documents, whether now existing or hereafter arising, whether or not currently contemplated.

         "Operative Documents" means, collectively, the Credit Documents and the System Documents.

         "Other Taxes" shall have the meaning ascribed to such term in subsection 3.1(b).

         "Ownership Percentage" means, with respect to a particular Person (e.g., the Company or a Third Party Guarantor) and a particular Borrowing Affiliate, such Person's direct and indirect equity ownership, on a fully diluted basis, of such Borrowing Affiliate.

         "Parent Guaranties" collectively refers to the Third Party Guaranties and the Affiliated Parent Guaranties and individually refers to each Affiliated Parent Guaranty and each Third Party Guaranty.

         "Parent Guarantor Pledge Agreements" collectively refers to the Affiliated Parent Pledge Agreements and the Third Party Pledge Agreements and individually refers to each Affiliated Parent Pledge Agreement and each Third Party Pledge Agreement.

         "Parent Guarantors" collectively refers to the Affiliated Parent Guarantors and the Third Party Guarantors and individually refers to each Affiliated Parent Guarantor and each Third Party Guarantor.

         "Payment Date" means each Semi Annual Date in each year commencing with the June 30, 2001 Semi Annual Date and the last day of any Interest Period for interest due on a LIBOR Advance.

         "Payment Location" means an office, branch or other place of business of the Company.

         "PBGC" means the Pension Benefit Guaranty Corporation or its successor.

         "Permitted Indebtedness" means, collectively, (a) the Obligations, (b) trade accounts payable which are due no later than 120 days after invoice (or, in the case of trade accounts payable owed to a Motorola Entity, on payment and other terms as agreed to from time to time between the relevant obligor(s) and the Motorola Entity) and other similar Indebtedness of the Company, the Borrowing Affiliates and their Subsidiaries incurred in the ordinary course of business (including, without limitation, subscriber equipment and accessories purchased in the ordinary course of business) and as permitted in this Agreement, (c) obligations under long-term real property leases of the Company, the Borrowing Affiliates and their Subsidiaries in respect of the cell sites, switch sites, retail space and office space incurred in the ordinary course of business, (d) short-term lease obligations of the Company, the Borrowing Affiliates and their Subsidiaries in an amount per annum not exceeding $5,000,000 in the aggregate,
(e) Indebtedness of the Company and its Subsidiaries, the Borrowing Affiliates and their Subsidiaries to be used for working capital purposes and not exceeding $100,000,000 in the aggregate, having a weighted average life to maturity longer than the Obligations for Advances of the Company under this Agreement and which may be secured by the Collateral on a pari passu basis on terms and conditions reasonably satisfactory to the Required Lenders, (f) Indebtedness of the Company and its Subsidiaries, the Borrowing Affiliates and their Subsidiaries not exceeding $100,000,000 in the aggregate, having a weighted average life to maturity longer than the Obligations for Advances of the Company under this Agreement and which shall be unsecured and otherwise be on terms and conditions reasonably satisfactory to the Required Lenders, (g) Indebtedness of the Company and its Subsidiaries, and the Borrowing Affiliates and their Subsidiaries existing on the Closing Date as identified on Schedule 1.1(b) ("Existing Indebtedness"), (h) unsecured subordinated indebtedness of the Company and its Subsidiaries, having no principal payments, cash interest payments or fee payments permitted or scheduled prior to the repayment in full of the Obligations and in amounts and on other terms (including, without limitation, payment and remedies subordination terms) as described on Schedule 1.1(d), (i) swingline loans of the Company not exceeding $500,000 which shall be pari passu with the Obligations and secured by the Collateral hereunder, (j) any refinancing, extension, renewal or refunding of any Existing Indebtedness (or other "Permitted Indebtedness" hereunder, which, when refinanced, extended, renewed or refunded, is incurred pursuant to and in accordance with one or more of the clauses of this definition) not involving an increase in the principal amount thereof or a reduction in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice), (k) Indebtedness of the Company and its Subsidiaries, the Borrowing Affiliates and their Subsidiaries owing to Motorola Credit Corporation; provided that, before and after giving effect to such Indebtedness, the Company and its Restricted Subsidiaries shall be in compliance with each of the financial covenants set forth in Section 8.15, (l) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Hedge Agreements; provided that such Hedge Agreements (I) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (m) guaranties of Indebtedness of the Company by any Restricted Subsidiary, so long as any such guaranty is subordinated to the prior indefeasible payment in full in cash of the Obligations; (n) Indebtedness, incurred in an aggregate amount not to exceed the lesser of $200,000,000 and the Adjusted Shareholders' Equity, having a weighted average life to maturity longer than the Obligations for Advances of the Company under this Agreement and which shall be unsecured and otherwise be on terms and conditions reasonably satisfactory to the Required Lenders; and (o) guaranties of any of the foregoing.

         "Permitted Investments" means:

         (a) debt obligations maturing within twelve months of the time of acquisition thereof which from time to time are accorded a rating of AA- or better by S&P (or an equivalent rating by another recognized credit rating agency of similar standing if such division is not then in the business of rating long term debt obligations);

         (b) commercial paper with a maturity of 270 days or less which from time to time is accorded a rating of A4 or better by S&P (or an equivalent rating by another recognized credit rating agency of similar standing if such division is not then in the business of rating commercial paper);

         (c) certificates of deposit maturing within twelve months of the time of acquisition thereof issued by commercial banks that are accorded a rating by an internationally recognized rating service then in the business of rating commercial banks which is in the first quartile of the rating categories used by such service;

         (d) obligations maturing within twelve months of the time of acquisition thereof of any Governmental Authority which obligations from time to time are accorded a rating of BBB or better by S&P (or an equivalent rating by another recognized credit rating agency of similar standing if such division is not then in the business of rating governmental obligations); and

         (e) demand deposits, certificates of deposit, bankers acceptance and time deposits (having a term of less than one year) of United States having total assets in excess of $1,000,000,000.

         "Permitted Liens" means, as of any particular time, (a) with respect to Collateral located in the United States, Liens for taxes, assessments or governmental charges not then delinquent or which the Company may, pursuant to the provisions of Section 8.1 hereof, permit to remain unpaid, (b) Liens created pursuant to the Security Documents, (c) with respect to Collateral located in the United States, any mechanic's, worker's, repairer's, materialmen's, supplier's, vendor's or like Liens securing obligations arising in the ordinary course of business that (x) are not mature and not overdue, or
(y) are being contested in good faith and (1) as to which adequate reserves have been established on the books of the Company in accordance with GAAP or
(2) that do not materially impair the value or marketability of the security granted to the Collateral Agent, for the benefit of the Lender Parties, pursuant to the Security Documents and could not result in an aggregate liability in excess of $1,000,000, (d) with respect to Collateral located in the United States, all utility, access and other similar easements, rights-of-way and restrictions granted in the ordinary course of business, (e) with respect to Collateral located in the United

States, pledges or deposits by the Company under workers' compensation laws, unemployment insurance laws, social security or pension obligations or similar legislation, in respect of which adequate reserves shall have been established, or good faith deposits not to exceed $1,000,000 in the aggregate in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Company) or leases to which the Company is permitted hereunder to be a party, or deposits to secure public or statutory obligations of the Company, or deposits of cash or bonds to secure surety or appeal bonds which the Company is obligated to provide in accordance with activities permitted of it hereunder, or deposits as security for contested taxes or import duties or for the payment of rent, (f) Liens upon tangible personal property (which was acquired after the date hereof, and the cost of which, individually or in the aggregate, does not exceed $100,000) granted by the Company or any Borrowing Affiliate, each of which Liens was created solely to secure Indebtedness representing, or incurred to finance, refinance or refund, the cost of such property (provided that no such Lien shall extend to cover any property of the Company other than the property so acquired), (g) with respect to Collateral located in the United States, inchoate rights reserved to or vested in any Governmental Authority as of the date hereof to condemn, appropriate, control or regulate the System or any portion thereof, (h) Liens securing Permitted Indebtedness of the types described in clauses (e), (g) (to the extent of the collateral therefor as of the Closing Date), (i), (j) (to the extent of the collateral securing the Indebtedness being refinanced) and (k) of the definition thereof so long as the subject Indebtedness is pari passu with, and not senior to, the Obligations,
(i) Liens in foreign jurisdictions comparable to the Liens permitted by clauses
(a), (c), (d), (e) and (g) of this definition, (j) Liens securing the Infocom Bridge Facility, (k) leases or subleases of property of the Company and the Restricted Subsidiaries granted to others in the ordinary course of business that could not reasonably be expected to have a Material Adverse Effect, (l) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any Restricted Subsidiary relating to such property subject to any Capitalized Lease permitted hereunder or operating lease, (m) Liens arising from filing Uniform Commercial Code financing statements (or substantially equivalent filings outside the United States) regarding operating leases, (n) Liens on property of, or on shares of capital stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired and were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary, (o) Liens in favor of the Company or any Restricted Subsidiary subordinated to the Liens securing the Obligations and to the prior payment of the Obligations, (p) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default and which attach to assets which, in the aggregate, have a fair market value of less than $5,000,000; (q) Liens securing reimbursement obligations with respect to performance letters of credit that encumber documents and the property which is the subject of such performance letters of credit and the products and proceeds thereof; (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (s) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedge Agreements; (t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the Closing Date, provided, that the obligations secured by the liens described in the foregoing clauses (l), (q), (r), (s) and (t) shall not at any time exceed $5,000,000 in the aggregate, and (u) Liens on the capital stock of Subsidiaries of the Company which are not Restricted Subsidiaries. A contest referred to in this definition shall be permitted only if the execution or enforcement of the Lien being contested shall have been stayed or is stayed as a result thereof and such contest could not reasonably be expected to (i) have a Material Adverse Effect, or (ii) create or materially increase the risk of imposition of any material penalties or liabilities, whether civil or criminal, upon any Lender Party.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, unincorporated association, trust or other juridical entity, or any Governmental Authority.

         "Plan" means at any time an employee pension benefit plan as defined in Section 3(2) of ERISA that is covered by Title IV of ERISA or that is subject to the minimum funding standards under Section 412 of the Code and is either: (a) maintained by the Company or any member of the Controlled Group for employees of the Company, or by the Company or any other member of the Controlled Group for employees of any member of the Controlled Group, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made or been obligated to make contributions.

         "Pledge Agreements" collectively refers to the Company Pledge Agreement, the Borrowing Affiliate Pledge Agreements, the Affiliated Parent Pledge Agreements and the Third Party Pledge Agreements and individually refers to the Company Pledge Agreement, each Borrowing Affiliate Pledge Agreement, each Affiliated Parent Pledge Agreement and each Third Party Pledge Agreement.

         "Political Risk Insurance" means insurance insuring against the non-payment of the Obligations and arising out of the events or circumstances set forth on Schedule 1.1(c).

         "Political Risk Insurer" means each responsible insurance carrier reasonably acceptable to the Required Lenders which provides Political Risk Insurance.

         "Post-Default Rate" means (a) in respect of any Advances not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such Advances are paid in full equal to: (i) if such Advances are Prime Advances, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Advances (but in no event less than the interest rate in effect on the due date), or (ii) if such Advances are LIBOR Advances, 2% above the rate of interest in effect thereon at the time of such default until the end of the then current Interest Period therefor and, thereafter, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Advances (but in no event less than the interest rate in effect on the due date); and
(b) in respect of other
amounts payable by the Company hereunder (other than interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Advances (but in no event less than the interest rate in effect on the due date). In each case, the Post-Default Rate shall not exceed the maximum post-default interest rate permitted by applicable law.

         "Prepayment Account" shall have the meaning ascribed to such term in subsection 2.5(a)(iv).

         "Prepayment Escrow Deposit Account" means the U.S. Receipt Account (as defined in the Company Security Deposit Agreement) established pursuant to the Company Security Deposit Agreement.

         "Prime Advances" means Advances which bear interest at a rate based upon the Prime Rate.

         "Prime Rate" means the prime commercial lending rate from time to time as published in The Wall Street Journal (United States edition). Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect on the beginning of the day of such change in the Prime Rate.

         "Prime Rate Borrowing" shall mean a Borrowing comprised of Prime Advances.

         "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act or any combination thereof.

         "Rate" has the meaning ascribed to such term in the definition of "Type".

         "Recurring Revenues" means total gross revenues earned by the Borrowing Affiliates and their Subsidiaries from recurring revenue sources (including, without limitation, interconnect fees, monthly fees, usage fees, roaming fees, air time charges, value-added services, each adjusted for inflation in accordance with GAAP, and additional service charges, less the bad debt expense for that period indicated on the income statement of the Borrowing Affiliates). Recurring Revenues shall not include equipment sales or leases of IDEN or other Subscriber units.

         "Redeemable Stock" means any class or series of capital stock of a Person that by its terms or otherwise is (i) required to be redeemed prior to the Maturity Date, (ii) redeemable at the option of the holder thereof at any time prior to the Maturity Date, (iii) convertible into or exchangeable for capital stock referred to in (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Maturity Date; provided that any capital stock that would not constitute "Redeemable Stock" but for the provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such capital stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Maturity Date shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such stock specifically provide that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's indefeasible repayment in full in cash of the Obligations.

         "Refinancing Advance" means an Advance (or portion thereof) requested by the Company in a Request for Financing and specified therein as intended to be used by the Company and Infocom to refinance the loans under the 1997 Infocom Facility and the Infocom Bridge Facility.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "Regulatory Change" means any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including, without limitation, Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reimbursable Payments" means the aggregate of payments made by the Company, a Borrowing Affiliate or Nextel Argentina during the Reimbursement Period to Motorola, Inc. (other than payments made to Motorola, Inc. using funds obtained (a) under the 1997 Infocom Facility, (b) under the Infocom Bridge Facility, (c) with the proceeds of Attributable Borrowings, (d) with the proceeds of Reimbursement Advances or (e) with the proceeds of loans, if any, by the Motorola Entities under the Nextel Argentina Facility) related to the purchase of IDEN Equipment and Services by or for the direct benefit of a Borrowing Affiliate or Nextel Argentina.

         "Reimbursement Advance" means an Advance (or portion thereof) requested by the Company in a Request for Financing and specified therein as intended to be used to reimburse the Company for Reimbursable Payments.

         "Reimbursement Period" means the period from and including January 1, 1997 through and including the Commitment Termination Date.

         "Related Borrowing Affiliate" means (a) with respect to the System to be built and operated, and the Telecommunications Business to be conducted, in Japan, J-Com, (b) with respect to the System to be built and operated, and the Telecommunications Business to be conducted, in Mexico, Nextel Mexico, (c) with respect to the System to be built and operated, and the Telecommunications Business to be conducted, in Peru, Nextel Peru, (d) with respect to the System to be built and operated, and the Telecommunications Business to be conducted, in the Philippines, Infocom.

         "Relevant Country" means each of Japan, Mexico, Peru, the Philippines and each other country approved in writing by the Required Lenders in which the Company and/or a Borrowing Affiliate is establishing or operating a System and related Telecommunications Business.

         "Relevant Guarantor" has the meaning ascribed to such term in the definition of "Material Adverse Effect".

         "Request for Financing" means a request described in subsection 2.2(a) hereof substantially in the form of Exhibit B hereto, duly completed and executed by the Company.

         "Required Lenders" shall mean, prior to an assignment by the Initial Lender pursuant to Section 13.5, the Initial Lender, and thereafter, those lenders hereunder having proportionate exposure with respect to remaining Commitments, if any, and unpaid Advances, in excess of 50% of the total remaining Commitments, if any, and unpaid Advances of all Lenders.

         "Reserve Requirement" means, with respect to any Lender, for any LIBOR Advances made or maintained by such Lender for any Interest Period as to which interest is payable hereunder, the average rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period by such Lender against "Eurocurrency liabilities" (as such term in used in Regulation D).

          "Restricted Subsidiary" means any Subsidiary (for this purpose, including each Borrowing Affiliate and its Subsidiaries, whether or not a Subsidiary of the Company) other than an Unrestricted Subsidiary.

         "SEC Reports" means the annual, quarterly or current reports and proxy statements filed from time to time by the Company pursuant to the Securities and Exchange Act of 1934, as amended.

         "S&P" means Standard & Poor's Rating Services Group, a division of The McGraw Hill Companies, Inc.

         "Securities Act" means the Securities Act of 1933, as amended, of the United States of America.

         "Security Documents" means individually and collectively the Company Deposit Security Agreement and the Pledge Agreements, and any financing statements, registrations or similar documents filed or recorded in connection with, or in addition to, the foregoing.

         "Semi Annual Dates" means June 30 and December 31.

         "Subscriber Units" means with respect to any System, as at any date, the aggregate number of units employing digital technology, subscribing to, and paying for, communications services provided by the Related Borrowing Affiliate in connection with such System, excluding any such unit to the extent that accounts receivable generated by operation of such unit are more than ninety (90) days past due as of such date.

         "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (b) that is, at the time any determination is made, otherwise Controlled by, the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

         "Supplemental Credit Parties" means McCaw, Nextel Brazil, the Subsidiaries of Nextel Brazil, the Nextel Argentina Parent and Nextel Argentina.

         "System" means each wireless communications system to be constructed and operated in a Relevant Country by the Company and the Related Borrowing Affiliate utilizing an IDEN System.

         "System Documents" means, for each System, to the extent constituting agreements or documents material to the System (i) the IDEN Equipment and Services Agreements, (ii) the Management Agreements, (iii) the Leases, and (iv) any Additional System Document, and for all the Systems, all such agreements.

         "Taxes" means, with respect to the Administrative Agent, the Collateral Agent and any Lender, any present or future taxes, levies, imposts, stamp duties, fees, charges, deductions, withholding, restrictions or conditions of any nature whatsoever imposed, levied, collected, assessed or withheld by or within any Relevant Country or any political subdivisions or taxing authority thereof or therein or by or within any jurisdiction from which payment is made on account of the transactions contemplated by the Credit Documents or by or imposed on the Administrative Agent, the Collateral Agent or any Lender (a) by the jurisdiction under the laws of which the Administrative Agent (in the case of payments to the Administrative Agent), the Collateral Agent (in the case of payments to the Collateral Agent) or such Lender is organized or any Governmental Authority or taxing authority thereof or therein, or (b) by any jurisdiction in which the Administrative Agent's (in the case of payments to the Administrative Agent), the Collateral Agent's (in the case of payments to the Collateral Agent) or such Lender's applicable Lending Offices are located or any Governmental Authority or taxing authority thereof or therein; excluding (i) taxes imposed on the net income, gross revenues or net worth of the Administrative Agent, the Collateral Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, the Collateral Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, the Collateral Agent or such Lender (or Transferee) is organized or any political subdivision thereof.

         "Telecommunications Business" means, with respect to each System, the radio paging, mobile communications, personal communications services and related wireless services in the Relevant Country in which the Company and the Related Borrowing Affiliate are engaged.

         "Third Party Guarantors" means each Person executing and delivering a Third Party Guaranty as listed on Schedule 5.1(a) hereto and each other Acceptable Guarantor executing and delivering a Third Party Guaranty.

         "Third Party Guaranty" has the meaning set forth in subsection 5.1(a).

         "Third Party Pledge Agreement" has the meaning ascribed to such term in subsection 6.1(b)(i) hereof.

         "Transferee" has the meaning ascribed to such term in the definition of "Taxes".

         "Type", when used in respect of any Advance, shall refer to the Rate by reference to which interest on such Advance is determined. For purposes hereof, the term "Rate" shall include the LIBOR Rate and the Prime Rate.

         "Utilized EBITDA Adjustment" has the meaning set forth in Section 8.15(i).

         "Unrestricted Subsidiary" means a Subsidiary of the Company designated as an "Unrestricted Subsidiary" pursuant to and in accordance with the terms of
Section 9.18.

         "Vendor" shall mean Motorola, Inc., a Delaware corporation.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly-Owned Subsidiary" of any Person shall mean a Subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person. Without regard to the foregoing, "Wholly-Owned Subsidiary" shall include each of the entities set forth on Schedule 1.1(e).

SECTION 1.2      INTERPRETATION.

         In this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form, references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all schedules and exhibits to such agreement and all subsequent amendments and other modifications to such agreements and contractual instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, unless otherwise indicated; and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

SECTION 1.3      ACCOUNTING PRINCIPLES AND TERMS.

         Except as otherwise provided in this Agreement: (a) all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement, shall be made or prepared in accordance with GAAP (including, without limitation, principles of consolidation where appropriate) applied on a consistent basis; and (b) all accounting terms used in this Agreement shall have the meanings respectively ascribed to such terms by such principles; provided, however, that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Sections 2.5, 8.15 or any related definition as a result of a change in GAAP or its application to an Affiliated Credit Party after the date of this Agreement to eliminate the effect of such change on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 2.5 or Section 8.15 or any related definition for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP and its application in effect immediately before the relevant change in generally accepted accounting principles or their application became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                              SECTION 2  ADVANCES


SECTION 2.1      COMMITMENT.

         (a) Upon the terms and subject to the conditions hereinafter set forth, each Lender agrees, severally but not jointly, to make credit available in Dollars to the Company during the period from the Closing Date through and including the Commitment Termination Date in an aggregate principal amount up to but not exceeding the Available Commitment (each such advance being referred to as an "Advance"; and collectively as the "Advances"). All Advances shall be Invoice Advances, Reimbursement Advances or Refinancing Advances. All Invoice Advances and Refinancing Advances shall be Attributable Borrowings of the type specified in the Request for Financing delivered by the Company in respect thereof pursuant to Section 2.2. Notwithstanding anything to the contrary contained in this Agreement: (i) no Lender shall be under any obligation to make any Advance hereunder if, on the date proposed for such Advance and after giving effect thereto, the aggregate Attributable Borrowings of the type specified for such Advance (including, without limitation, the then requested Advance and all previously made Attributable Borrowings, whether or not paid or prepaid) would exceed the Attributable Borrowing Sublimit (it being understood for purposes of this clause (a)(i) that the outstanding principal amount and accrued and unpaid interest thereon under the 1997 Infocom Facility and the Infocom Bridge Facility shall, to the extent such Attributable Borrowing is not a Refinancing Advance, be considered to be Attributable Borrowings of Infocom),
(ii) no Lender shall have any obligation to make any requested Reimbursement Advance if, after giving effect thereto, the aggregate of all Reimbursement Advances made hereunder (including, without limitation, the then requested Advance and all previously made Reimbursement Advances, whether or not paid or prepaid) would exceed the lesser of $100,000,000 and the aggregate amount of Reimbursable Payments, (iii) no Lender shall be under any obligation to make any Invoice Advance or Reimbursement Advance hereunder if the amount of the requested Advance exceeds the amount due and payable (excluding import taxes and/or duties) set forth in the applicable Invoice, (iv) no Lender shall be under any obligation to make any Refinancing Advance hereunder if the amount of the requested Advance exceeds the principal amount outstanding and accrued and unpaid interest thereon under the Infocom Bridge Facility and the 1997 Infocom Facility and (v) no Lender shall have any obligation to make any requested Advance if, after giving effect thereto, the aggregate amount of all Advances made by the Lender would exceed its Commitment. Each Lender represents, warrants and covenants that no part of the funds to be used by it to make or hold any Advance constitutes, directly and indirectly, the assets of an "employee benefit plan", within the meaning of Section 3(3) of ERISA, or a "plan", within the meaning of Section 4975(e)(1) of the Code.

         (b) Subject to and upon the terms and conditions of this Agreement, the Company may, at its option, avail itself of the Available Commitment in one or more drawdowns in the amount of the relevant Invoice (in the case of Invoice Advances and Reimbursement Advances) or the relevant Refinancing Advance, but in any event not in excess of the remaining aggregate amount of the Available Commitment and in all cases subject to the limitations in subsections 2.1(a) and 2.2(a).

SECTION 2.2      PROCEDURE FOR BORROWING; ADVANCES.

         (a) In order to request a Borrowing, the Company shall hand deliver or telecopy to the Administrative Agent a duly completed Request for Financing (or telephone the Administrative Agent, promptly confirmed with a written and duly completed Request for Financing) (i) in the case of a LIBOR Borrowing not later than 1:00 p.m., Chicago time, three Business Days before a proposed Borrowing, and (ii) in the case of a Prime Rate Borrowing, not later than 2:00 p.m., Chicago time, one Business Day before a proposed Borrowing. Each Request for Financing (including a telephonic Request for Financing) shall be irrevocable, shall be signed by or on behalf of the Company and shall specify the following information: (i) whether such Borrowing is to be a LIBOR Borrowing or a Prime Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day and is defined herein as the "Drawdown Date"); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of subsection 2.2(d)) and the identity of the recipient thereof (who shall correspond to the provisions in subsection 2.2(g)); (iv) the amount of such Borrowing; (v) if such Borrowing is to be a LIBOR Borrowing, the initial Interest Period with respect thereto; (vi) if such Advance is an Attributable Borrowing, the identity of the related Borrowing Affiliate, and (vii) whether such Advance is an Invoice Advance, a Reimbursement Advance or a Refinancing Advance. If the requested Advance is an Invoice Advance or a Reimbursement Advance, the Request for Financing shall be accompanied by proper invoices for IDEN Equipment and Services (which state the amount due and payable or, in the case of Reimbursement Advances, reasonably satisfactory evidence that any down payment, milestone payment or other payment was paid during the

Reimbursement Period, under the IDEN Equipment and Service Agreement(s) which is to be paid or reimbursed with the Advance requested in such Request for Financing) purchased by the Company, the Borrowing Affiliates, Nextel Argentina or Nextel Brazil under the IDEN Equipment and Service Agreements (such documents being collectively referred to as an "Invoice") or such other documentation as is reasonably acceptable to the Administrative Agent; provided, however, that, notwithstanding any contrary specification in any Request for Financing, each requested Borrowing shall comply with the requirements set forth in this Section 2.2. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Prime Rate Borrowing. If no Interest Period with respect to any LIBOR Borrowing is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.2 (and the contents thereof), of each Lender's portion of the requested Borrowing and the account to which Advances made in connection with the requested Borrowing are to be wired. The aggregate amount to be advanced by the Lenders pursuant to a Request for Financing satisfying the foregoing shall be limited to a principal amount which shall equal the least of (w) the amount requested as an Advance pursuant to such Request for Financing, (x) in the case of Reimbursement Advances and Invoice Advances, the amount paid or due and payable as reflected in the Invoice submitted in connection with such Request for Financing (exclusive of import taxes and/or other duties), (y) in the case of Refinancing Advances, the outstanding principal balance under and interest on the 1997 Infocom Facility and the Infocom Bridge Facility, or (z) subject to Section 2.1 hereof, the Available Commitment.

         (b) Each Advance shall be made as part of a Borrowing consisting of Advances made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Advance shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Advance required to be made by such other Lender). The Advances comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000, (ii) equal to the remaining Available Commitment or
(iii) equal to the amount stated on the relevant Invoice (in the case of Invoice Advances and Reimbursement Advances) or the principal amount outstanding and accrued and unpaid interest thereon under the Infocom Bridge Facility and the 1997 Infocom Facility (in the case of Refinancing Advances).

         (c) Subject to Section 2.11, each Borrowing shall be comprised entirely of Prime Advances or LIBOR Advances as Company may request pursuant to subsection 2.1(a). Each Lender may at its option make any LIBOR Advance by causing any domestic or foreign branch of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that Company shall not be entitled to request any Borrowing that, if made, would result in more than ten (10) LIBOR Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (d) Each Lender shall make each Advance to be made by it hereunder on the Drawdown Date thereof by wire transfer of immediately available funds to such account in Chicago as the Administrative Agent may designate not later than 12:00 p.m. (noon), Chicago time, and the Administrative Agent shall, promptly upon receipt thereof, credit the amounts so received to an account as designated by the Company in accordance with subsection 2.2(g), in the applicable Request for Financing, or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection 2.2(d) above and the Administrative Agent may, in reliance upon such assumption make available to the Company on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent at (i) in the case of the Company, the interest rate(s) applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

         (f) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request any Interest Period with respect to any LIBOR Borrowing that would end after the Maturity Date.

         (g) The Company authorizes and directs the Administrative Agent and the Lenders to, without any further action or instruction (other than as set forth in the Request for Financing), disburse the proceeds of such Advance directly to the Vendor (in the case of Invoice Advances), the Company (in the case of Reimbursement Advances) or Motorola Credit Corporation (or its assigns) (in the case of Refinancing Advances), as specified in the Request for Financing. The Company acknowledges that disbursement of funds to a Person other than the Company in accordance with the Request for Financing pursuant to the immediately preceding sentence shall be deemed receipt by the Company of the proceeds of the Advances made hereunder. The Company further acknowledges that the proceeds of each Advance consisting of an Invoice Advance or a Refinancing Advance are being borrowed for the benefit of the Borrowing Affiliate specified by indication of the type of Attributable Borrowing in the related Request for Financing and hereby acknowledges that such proceeds are and will be lent by the Company to such Borrowing Affiliate and such loan shall be reflected (and the Administrative Agent is hereby instructed to reflect each such loan) on the appropriate Borrowing Affiliate Note (irrespective of whether the funds are disbursed directly to the Vendor, Motorola Credit Corporation, the Company or such Borrowing Affiliate).

SECTION 2.3      EVIDENCE OF DEBT.

         (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (b) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Company or any Guarantor and each Lender's share thereof.

         (c) The entries made in the accounts maintained pursuant to subsections 2.3(a) and 2.3(b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay the Advances in accordance with their terms.

         (d) Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C hereto (each a "Financing Note").

SECTION 2.4      REPAYMENT OF PRINCIPAL OF ADVANCES.

         (a) The Company shall pay to the Administrative Agent the principal of the Advances made by the Lenders outstanding at the close of business on the Commitment Termination Date in eight (8) consecutive semi-annual installments on the Payment Dates (provided that the last such payment shall be in an amount sufficient to repay in full the principal amount of such Advances), with the amount of the installment paid on each Payment Date to be equal to the respective percentages of the principal of such Advances outstanding at the close of business on the Commitment Termination Date as set forth below:

                                    Percentage of Commitment Termination
                                        Date outstanding Principal
            Payment Date               Payable on such Payment Date
            ------------               ----------------------------

                 June 30, 2001                    12.5%
                 December 31, 2001                12.5%
                 June 30, 2002                    12.5%
                 December 31, 2002                12.5%
                 June 30, 2003                    12.5%
                 December 31, 2003                12.5%
                 June 30, 2004                    12.5%
                 December 31, 2004                12.5%

         (b) The Advances shall be repaid (i) as and when necessary to cause (1) the aggregate principal amount of the Advances outstanding not to exceed the Available Commitment and to cause (2) the Attributable Borrowings of a Borrowing Affiliate not to exceed its Attributable Borrowing Sublimit and
(ii) as required by subsection 2.5(a) hereof.

SECTION 2.5      PREPAYMENTS.

         (a)     Mandatory Prepayments.

                 (i) Not later than the date 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ending on December 31, 2000), the Company shall prepay Advances in an aggregate amount equal to 50% of the Company's Excess Cash Flow for such fiscal year (determined without regard to the Excess Cash Flows of the Borrowing Affiliates), if positive.

                 (ii) Without limiting the Company's obligations under subsection 2.1(a)(i), promptly upon receipt by the Company or any Affiliated Parent Guarantor of any optional or mandatory prepayment or scheduled interest or principal payment in respect of a Borrowing Affiliate Note or any Existing Intercompany Loan, the Company shall prepay Advances in an amount equal to 100% of such payment or prepayment; provided, that a prepayment required under this clause
         (ii) resulting from an optional prepayment in respect of a Borrowing Affiliate Note or from a payment in respect of an Existing Intercompany Loan may be deposited into the Prepayment Escrow Deposit Account and, if requested in writing by the Company, so long as no Default or Event of Default has occurred and is continuing, released therefrom to the Company for lending to a Borrowing Affiliate as an Attributable Borrowing hereunder (a "Rollover Loan"). Each Rollover Loan shall (i) be evidenced by and subject to repayment under a Borrowing Affiliate Note, (ii) be subject to all conditions to lending otherwise applicable to a Borrowing Affiliate Note, (iii) reduce the Attributable Borrowing Sublimit for the relevant Borrowing Affiliate, and (iv) otherwise be treated as an Attributable Borrowing; provided, that the Company shall not be required to deliver an Invoice in connection with any Rollover Loan.

                 (iii) The Company shall deliver to the Administrative Agent at the time of each prepayment required under this subsection 2.5(a),
         (i) a certificate signed by the chief financial officer of the Company setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days' prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of the Advances (or portion thereof) to be prepaid. All prepayments of Borrowings under this subsection 2.5(a) shall be subject to subsection 2.5(c), but shall otherwise be without premium or penalty.

                 (iv) To the extent possible, amounts to be applied pursuant to this subsection 2.5(a) to the prepayment of Advances shall be applied, as applicable, first to prepay outstanding Prime Advances. Any amounts remaining after each such application shall, at the option of the Company be applied to prepay LIBOR Advances immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account to prepay LIBOR Advances, in each case on the last day of their respective Interest Periods (or, at the direction of the Company, on any earlier date) until all outstanding LIBOR Advances have been prepaid or until the allocable cash on deposit with respect to such Advances has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Company with the Administrative Agent (or if requested by the Administrative Agent, with a bank designated by the Administrative Agent) and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this subsection 2.5(a). The Administrative Agent will, at the request of the Company, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the LIBOR Borrowings to be prepaid; provided, however, that (i) the Administrative Agent shall not be required to make any investment that in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing.
         The Company shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay LIBOR Borrowings on the last day of the applicable Interest Period is not less than the amount originally deposited in the Prepayment Account (which original deposit shall be in an amount sufficient to pay the relevant LIBOR Advance and interest through the applicable Interest Period). Other than any interest earned on such investments (which shall be for the account of the Company, to the extent not necessary for the prepayment of LIBOR Advances in accordance with this subsection 2.5(a)), the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Advances have been accelerated pursuant to Section 11, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Company hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest in its Prepayment Account to secure the Obligations.

         (b)     Optional Prepayment; Voluntary Reduction of Commitment.

                 (i) The Company may prepay Advances, in whole or in part, in integral multiples of $500,000 upon not less than three Business Days prior written notice to the Administrative Agent of the principal amount to be prepaid and the date of such prepayment. On the date specified for prepayment, the Company shall pay such principal amount plus accrued interest on such principal amount prepaid to the date of such prepayment. Notwithstanding the foregoing, unless the conditions set forth in subsection 2.5(c) hereof shall be simultaneously satisfied, LIBOR Advances may be only repaid on the last day of the Interest Period for such LIBOR Advance.

                 (ii) The Company shall have the right, at any time and from time to time, without premium or penalty, to permanently reduce the Maximum Commitment hereunder; provided, that any such reduction in the Maximum Commitment shall reduce the respective Commitment of each Lender pro rata; and, provided further, that no such reduction shall reduce the Maximum Commitment to an amount less than the sum of the then outstanding Advances. The right of the Company to voluntarily reduce the Maximum Commitment shall be exercisable by delivery of written notice (including by facsimile) or telephonic notice (thereafter promptly confirmed in writing) to the Administrative Agent prior to 12:00 noon, Chicago time, at least three Business Days prior to the proposed permanent reduction in the Maximum Commitment, which notice shall specify the amount by which the Company proposes to permanently reduce the Maximum Commitment and the proposed date of such reduction.

         (c)     Broken Funding Indemnification.

                 The Company shall pay to the Agents and each Lender, such amount or amounts as shall compensate the Agents and each Lender for any loss, cost or expense incurred by an Agent or a Lender (as reasonably determined and documented by affected Agent or Lender) as a result of:

                 (i) prepayment or repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such LIBOR Advance; or

                 (ii) any failure by the Company to borrow a LIBOR Advance on the Drawdown Date specified in the relevant Request for Financing under Section 2.2 hereof, such compensation to include, without limitation, an amount equal to: (x) any actual loss or expense suffered by either Agent or any Lender during the period from such failure to borrow to the last day of such Interest Period if the rate of interest obtainable by such Lender or Agent upon the redeployment of an amount of funds equal to the amount not borrowed is less than the rate of interest applicable to such LIBOR Advance for such Interest Period (excluding any margin) or (y) any loss or expense suffered by the any Agent or any Lender in liquidating deposits in respect of LIBOR Advances prior to maturity.

                 The Company shall pay any amount due hereunder no later than seven (7) days after receipt of an invoice therefor from the affected Agent or Lender.

         (d)     Effect of Prepayment.

                 All Advances prepaid (other than pursuant to Section 2.2(e)), whether by mandatory or optional prepayment, may not be reborrowed other than pursuant to a Rollover Loan made in accordance with Section 2.5(a)(ii). All prepayments shall be applied ratably to the remaining principal installments due under Section 2.4; provided, if the Commitment Termination Date has not occurred prepayments shall be applied to the principal balance of then outstanding Advances.

         (e)     Certain Reimbursements In Respect of Prepayments.

                 Without affecting the obligations of the Company set forth above in subsections 2.5(a) and 2.5(c), each Agent and each Lender acknowledges that the primary source of funds for the prepayments described above will be revenue generated in the Relevant Countries by the operations of the Borrowing Affiliates. In the event that the Company is prohibited by applicable law from obtaining the funds from a Borrowing Affiliate necessary to make the prepayment or requires the approval of a Governmental Authority in order to do so (which has not theretofore been obtained) and therefore is unable to make the prepayment within the period specified above (notwithstanding the reasonable efforts of the Company), the Company shall cause the affected Borrowing Affiliate to establish a restricted escrow account, for the benefit of the Collateral Agent (on behalf of the Lender Parties), into which such funds shall be deposited and the period for making such prepayment shall be extended by up to 270 days (i.e., a total of 360 days from the end of the relevant fiscal year) with such funds released to the Collateral Agent from escrow (unless the Company has separately made the required payment to the Collateral Agent) on the earlier of the end of such extended prepayment period and the date the necessary consents and/or waivers are obtained. At the sole discretion of the Required Lenders and in lieu of the escrow account referred to in the preceding sentence, the Collateral Agent may require (at the direction of the Required Lenders), if the Company is unable to make the prepayment required above due to the circumstances described in the immediately preceding sentence, the Company to cause the affected Borrowing Affiliate to make, on behalf of the Company, the affected portion of such prepayment to the Administrative Agent in the local currency of the Relevant Country in an amount equal, at the then prevailing spot rates (as determined at such time by the Administrative Agent) for conversion of such currency into Dollars, to the required prepayment amount in Dollars.

SECTION 2.6      INTEREST; FEES.

         (a) The Company shall pay to the Administrative Agent for the ratable benefit of the Lenders interest on the outstanding principal amount of each Advance made by the Lenders, for the period commencing on the date of such Advance until such Advance is paid in full, at the following rate per annum:

                 (i) if such Advance is a Prime Advance, a rate per annum equal to the Prime Rate (as in effect from time to time) plus the Applicable Margin; and

                 (ii) if such Advance is a LIBOR Advance, for each Interest Period relating thereto, the LIBOR Rate for such Advance plus the Applicable Margin.

                 Accrued interest on each Advance shall be paid in arrears on the Interest Payment Dates. Notwithstanding the foregoing, interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent or the Required Lenders.

         (b) Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Advance for any Interest Period therefor, any Lender reasonably determines (which determination shall be conclusive absent manifest error):

                 (i) by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such LIBOR Advances under this Agreement; or

                 (ii) the rates of interest referred to in the definition of "LIBOR Base Rate" in Section 1.1 hereof upon the basis of which the rate of interest on any LIBOR Advance for such period is determined, do not accurately reflect the cost to such Lender of making or maintaining such LIBOR Advance for such period, then, in addition to the Lender's rights under Sections 2.11 and 3.2, such Lender shall give the Company and the Administrative prompt notice thereof (and shall thereafter give the Company prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, such Lender shall be under no obligation to make LIBOR Advances or to convert Prime Advances into LIBOR Advances pursuant to subsection 2.2(a) or Section 2.8 hereof and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Advances either prepay such LIBOR Advances in accordance with subsection 2.5(b) hereof or convert such LIBOR Advances into Prime Advances.

         (c) Without prejudice to the provisions of Section 11.2 hereof, in the event of default by the Company in payment of any principal amount of the Advances or interest thereon when due (whether at the stated maturity, by acceleration or otherwise), the Company shall pay to the Lenders interest on such past due and unpaid principal amount and (to the extent permitted by applicable law) on such defaulted interest from the due date until the date of payment in full (both before as well as after judgment), at the Post-Default Rate. Each determination of any loss or expense by a Lender or an Agent under this subsection 2.6(c) shall be conclusive in the absence of manifest error.

         (d) Interest on all Prime Advances shall be computed on the basis of a year of 365/366 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable and interest on all LIBOR Advances shall be computed on the basis of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

         (e) The Company agrees to pay in arrears to the Administrative Agent on behalf of the Lenders on each Semi Annual Date commencing with June 30, 2000 through and including December 31, 2000, and, if earlier, on the date the Obligations are paid in full, a commitment fee equal to 0.50% per annum of the average daily unused amount of the Commitments (excluding the Commitments, if any, in respect of the incremental Indebtedness described in clause (e) of the definition of "Permitted Indebtedness", if incurred under this Agreement) in excess of $100,000,000 during the preceding semi annual period. The commitment fees required hereunder shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Additionally, the Company agrees to pay on the Closing Date to the Administrative Agent such other fees as described in the Fee Letter.

SECTION 2.7      PAYMENTS.

         (a) Except as otherwise provided herein, all payments whatsoever by the Company to the Administrative hereunder or in respect of any Financing Note shall be made in Dollars in same-day funds to the order of the Motorola Credit Corporation at Harris Trust and Savings Bank, Chicago, Illinois, USA, ABA# 071-000-288, for the account of the Administrative Agent, Account # 3509551 (or such other place as the Administrative Agent shall have designated in writing to the Company at least five Business Days prior to the scheduled payment date), not later than 2:00 p.m. Chicago time, on the day on which such payment shall become due. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.

         (b) If any payment hereunder or in respect of any Financing Note would otherwise be due on a day that is not a Business Day, such payment shall be made on the next succeeding day that is a Business Day and including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

SECTION 2.8 CONVERSION AND CONTINUATION. The Company shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 p.m., Chicago time, one Business Day prior to conversion, to convert any LIBOR Advance into a Prime Advance, (b) not later than 11:00 a.m., Chicago time, three Business Days prior to conversion or continuation, to convert any Prime Advance into a LIBOR Advance or to continue any LIBOR Advance as a LIBOR Advance for an additional Interest Period, and (c) not later than 11:00 a.m., Chicago time, three Business Days prior to conversion, to convert the Interest Period with respect to any LIBOR Advance to another permissible Interest Period, subject in each case to the following:

                 (i) each conversion shall be effected by each of the Lenders by recording for the account of such Lender the continued Advance of such Lender resulting from such conversion and reducing the Advance being converted by an equivalent principal amount; accrued interest on any Advance (or portion thereof) being converted shall be paid by the Company at the time of conversion;

                 (ii) if any LIBOR Advance is converted at a time other than the end of the Interest Period applicable thereto, the Company shall pay, upon demand, any amounts due to the Lenders pursuant to subsection 2.5(c);

                 (iii) any portion of an Advance maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Advance with an Interest Period ending after the date such repayment is required;

                 (iv) any portion of a LIBOR Advance that cannot be converted into or continued as a LIBOR Advance by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Advance into a Prime Advance;

                 (v) no Interest Period may be selected for any LIBOR Advance that would end later than the Maturity Date; and

                 (vi) upon notice to the Company from the Administrative Agent, after the occurrence and during the continuance of a Default or Event of Default, (A) no outstanding Advance may be converted into, or continued as, a LIBOR Advance, and (B) unless repaid, each LIBOR Advance shall be converted to a Prime Advance at the end of the Interest Period applicable thereto.

         Each notice pursuant to this Section 2.8 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Advance that the Company requests be converted or continued, (ii) whether such Advance is to be converted to or continued as a LIBOR Advance or a Prime Advance, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Advance is to be converted to or continued as a LIBOR Advance, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a LIBOR Advance, the Company shall be deemed to have selected an Interest Period of one month's duration. If the Company shall not have given notice in accordance with this Section 2.8 to continue any Advance into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.8 to convert such Advance), such Advance shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Prime Advance.

SECTION 2.9      USE OF PROCEEDS.

         The Company agrees that the proceeds of the Attributable Borrowings will be used by the Company solely (i) to make loans to the Borrowing Affiliates, evidenced by the Borrowing

Affiliate Notes, to finance the purchase of equipment and services acquired pursuant to the IDEN Equipment and Service Agreements (including, without limitation, down payments, milestone payments and other payments due under the IDEN Equipment and Service Agreements) to be used in connection with the Systems and related transportation and shipping costs but excluding import taxes and/or duties related thereto or (ii) if a Refinancing Advance, to repay (whether or not then due), the outstanding principal amount owing under the Infocom Bridge Facility and the 1997 Infocom Facility. The Company further agrees to use the proceeds of the Reimbursement Advances for capital expenditures or for general corporate or working capital purposes.

SECTION 2.10     CHANGE IN LAW

         If any change in any applicable Governmental Rule has made (or has made it apparent that it is) unlawful for any Credit Party to perform any of its obligations under any of the Credit Documents and such change could reasonably be expected to have a Material Adverse Effect then (i) the Lenders shall be discharged from all obligations to make, renew or maintain the Advances, and (ii) the Company shall on demand pay to the Administrative Agent for the benefit of the Lenders, without premium or penalty except as provided in subsection 2.5(c), the outstanding principal amount of the Advances (as to itself and each affected Borrowing Affiliate, as applicable) together with accrued interest thereon and all other moneys due to the Lenders hereunder; provided, that for so long as the Company is diligently pursuing the contest of the same by appropriate proceedings and such contest could not reasonably be expected to have a Material Adverse Effect and adequate reserves have been established in accordance with GAAP, then the Lenders shall not be so discharged and the Company shall not be required to so pay upon demand; provided, further, that if the resultant or potential Material Adverse Effect does not relate to the Company as a whole or to Nextel Mexico and only relates to one or more (but not all) Parent Guarantors (other than the Parent Guarantors with respect to Nextel Mexico) or one or more (but not all) Borrowing Affiliates (other than Nextel Mexico), then the Lenders' Commitments will remain in effect, subject to the limitations in Sections 2.1 and 10, with respect to the Borrowing Affiliates which are unaffected thereby. A Borrowing Affiliate shall be deemed to be "affected" by a resultant or potential Material Adverse Effect with respect to itself or to one or more of its Parent Guarantors (as identified in Schedule 5.1 hereto.)

SECTION 2.11     ILLEGALITY.

         (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any Governmental Rule shall make it unlawful for any Lender to make or maintain any LIBOR Advance or to give effect to its obligations as contemplated hereby with respect to any LIBOR Advance, then, by written notice to the Company and to the Administrative Agent:

                 (i) such Lender may declare that LIBOR Advances will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and Prime Advances will not thereafter (for such duration) be converted into LIBOR Advances), whereupon any request for a LIBOR Borrowing (or to convert a Prime Rate Borrowing to a LIBOR Borrowing or to continue a LIBOR Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Prime Advance (or a request to continue a Prime Advance as such for an additional Interest Period or to convert a LIBOR Advance into a Prime Advance), unless such declaration shall be subsequently withdrawn; and

                 (ii) such Lender may require that all outstanding LIBOR Advances made by it be converted to Prime Advances in which event all such LIBOR Advances shall be automatically converted to Prime Advances as of the effective date of such notice as provided in subsection 2.11(b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Advances that would have been made by such Lender or the converted LIBOR Advances of such Lender shall instead be applied to repay the Prime Advances made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Advances.

         (b) For purposes of this Section 2.11, a notice to the Company by any Lender shall be effective as to each LIBOR Advance made by such Lender, if lawful, on the last day of the Interest Period(s) currently applicable to LIBOR Advances of such Lender; in all other cases such notice shall be effective on the date of receipt by the Company.

SECTION 2.12 PRO RATA TREATMENT. Except as required under Sections 2.7 and 2.11, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Advances, each payment of the fees required under the Fee Letter or under Section 2.6, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Advances). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar amount.

SECTION 2.13 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Company or any other Credit Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Advance or Advances as a result of which the unpaid principal portion of its Advances shall be proportionately less than the unpaid principal portion of the Advances of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Advances of such other Lender, so that the aggregate unpaid principal amount of the Advances and participation in Advances held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Advances then outstanding as the principal amount of its Advances prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Advances outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Advance deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Company to such Lender by reason thereof as fully as if such Lender had made an Advance directly to the Company in the amount of such participation.

                    SECTION 3  FUNDING AND YIELD PROTECTION

SECTION 3.1      TAXES, DUTIES, FEES AND CHARGES.

         (a) Any and all payments by or on behalf of the Company or any Credit Party hereunder and under any other Credit Document shall be made, in accordance with Section 2.7, free and clear of and without deduction for any and all current or future Taxes. If the Company or any Credit Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Document to any Agent or any Lender (or any Transferee),
(i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) such Agent or such Lender (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or such Credit Party shall make such deductions and (iii) the Company or such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Company agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Credit Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Credit Document imposed by any Governmental Authority in the United States, the Relevant Countries or the jurisdiction of any Payment Location ("Other Taxes").

         (c) The Company will indemnify each of the Agents and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by such Agent or such Lender (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the

Administrative Agent, the Collateral Agent or a Lender (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, the Collateral Agent or any Lender (or Transferee), as the case may be, makes written demand therefor.

         (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Company or any other Credit Party to the relevant Governmental Authority, the Company or such other Credit Party will deliver to the Administrative Agent, at its address referred to in Section 13.7, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") that is entitled to an exemption from or reduction of, withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments by the Company under this Agreement and the other Credit Documents shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate. In addition, each Non-U.S. Lender shall deliver such documentation promptly upon the obsolescence or invalidity of any documentation previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this subsection 3.1(e), a Non-U.S. Lender shall not be required to deliver any documentation pursuant to this subsection 3.1(e) that such Non-U.S. Lender is not legally able to deliver.

         (f) The Company shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to subsection 3.1(a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed and would apply to payments made to such Non-U.S. Lender on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a new Lending Office, the date such Non-U.S. Lender designated such new Lending Office with respect to an Advance; provided, however, that this subsection 3.1(f) shall not apply (x) to any Transferee or new Lending Office that becomes a Transferee or new Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Company and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a new Lending Office, would be entitled to receive (without regard to this subsection 3.1(f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such new Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of subsection 3.1(e) above.

         (g) Nothing contained in this Section 3.1 shall require any Lender (or any Transferee) or the Administrative Agent or the Collateral Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

SECTION 3.2      CHANGE IN CIRCUMSTANCES.

         (a) In the event that there shall hereafter occur any change in any Governmental Rule which increases or will increase (i) the cost to any Agent or any Lender of maintaining any reserves or special deposits against the LIBOR Advances or (ii) any other cost of any Agent or any Lender of complying with any law, regulation or condition with respect to the LIBOR Advances, and the result of any of the foregoing is or will be to increase the cost to any Agent or any Lender (each such affected party being referred to as an "Affected Party") of making or maintaining such Affected Party's LIBOR Advances or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Affected Party hereunder, then upon receipt of a request from the Affected Party, the Company shall pay or reimburse to the Affected Party, such amount as will compensate the Affected Party for such additional cost or reduction of payment; provided that the Company shall only be liable for such costs applicable to LIBOR Advances then outstanding. Amounts payable hereunder shall be due three (3) days after invoice therefor.

         (b) The protection of subsection 3.2(a) hereof shall apply to voluntary compliance by the Agents and the Lenders with restraints, guidelines or policies not having the force of law and shall apply if any Agent or any Lender shall comply with any law, regulation or condition irrespective of any possible contention of invalidity or non-applicability thereof.

         (c) The Affected Party will promptly (but in no event later than forty-five (45) days after actual knowledge of the occurrence of the event described in subsection 3.2(a) hereof) inform the Company and the Administrative Agent by facsimile of its intention to claim indemnification under this Section 3.2. The facsimile statement of the Affected Party as to the amount sufficient to indemnify the Affected Party against any increased cost, reduction or payment incurred, suffered or made by the Affected Party supported by the computations made by the Affected Party in arriving at such figure, shall, in the absence of manifest error, be conclusive as to the amount thereof and binding on Company.

         A claim made under this Section 3.2 may be made before or after the end of the Interest Period to which such claim relates and before or after any repayment of all or part of the Advance to which such Interest Period relates. An increased cost shall be an increased cost for the purpose of subsection 3.2(a) hereof even if the payment or quantification of such increased cost is not or cannot be made until after the expiry of any Interest Period to which it relates.

         (d) In the event of any such change or request as is contemplated by subsection 3.2(a) hereof, the Affected Party will use reasonable efforts to mitigate the effect or likely effect of such change or request by transferring its LIBOR Advances to another jurisdiction or otherwise; provided, however, that the Affected Party shall be under no obligation to transfer the LIBOR Advances to another jurisdiction or to take any other action to mitigate the effect or likely effect of such change or request if, in the reasonable opinion of the Affected Party, such transfer or other action could reasonably be expected to have an adverse effect upon the Affected Party, whether as a result of taxes, credit policies, political considerations or otherwise; provided, further, that the Company shall reimburse the Affected Party on demand for all expenses (including, without limitation, attorney's fees) incurred by the Affected Party in effecting such transfer and the Affected Party shall have no obligation to effect any such transfer unless the Affected Party is satisfied that it will not suffer any adverse consequences as a result of such transfer for which it has not been indemnified by the Company. If any Affected Party is entitled to reimbursement under this subsection 3.2(d) for any cost, the Affected Party shall deliver to the Company a statement of the nature and amount of such cost which statement shall constitute prima facie evidence as to the amount due to the Affected Party under this subsection 3.2(d).

         (e) If the Company elects (which election shall be irrevocable) by giving at least two (2) Business Days prior written notice to the Affected Party, the Company may, without penalty or premium, prepay to any Affected Party any of such Affected Party's Advances outstanding Advances on any Interest Payment Date applicable to such Advances with respect to which the Company has received a claim under this Section 3.2 together with accrued interest thereon and all other sums due to the Affected Party (including, without limitation, amounts accrued or due under this Section 3.2).

         (f) If any Lender requests compensation under this section 3.2, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 3.2, or if any Lender defaults in its obligation to fund Advances hereunder, then the Company may, at its sole expense and effort, upon Notice to such Lender and the Agents, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.5), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Company shall have received the prior written consent of the Administrative Agent if such assignee is not a Lender at the time of assignment, which consent shall not be unreasonably withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under this Section 3.2 or payments required to be made under
Section 3.1, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment or delegation cease to apply.

                   SECTION 4  EXPENSES; INDEMNIFICATION; FEES

SECTION 4.1      EXPENSES.

    The Company agrees to pay, whether or not any Advance is made hereunder, on demand: (a) all reasonable out-of-pocket costs and expenses of the Agents incurred in connection with the negotiation, preparation, execution and delivery of the Credit Documents (including, without limitation, all costs and expenses of registering, recording and perfecting the security interests contemplated by the Security Documents) and the review prior to the Initial Funding Date of the System Documents, Licenses and Governmental Approvals, if requested, and any of the other documents, agreements and instruments referred to in this Agreement or relating to the transactions contemplated hereby; (b) the reasonable fees and expenses of the Agents' expert consultants; (c) the reasonable fees and disbursements of McDermott, Will & Emery, counsel to the Agents, and of local counsel to the Agents in each of the Relevant Countries, incurred in connection with such negotiation, preparation, execution and delivery of the Credit Documents and the review prior to the Initial Funding Date of the System Documents, Licenses and Governmental Approvals, if requested, and any of the other documents, agreements and instruments referred to in this Agreement or relating to the transactions contemplated hereby; (d) all reasonable out-of-pocket costs and expenses of the Lenders and the Agents (including, without limitation, the reasonable fees and disbursements of counsel) incurred in connection with the negotiation, preparation, execution and delivery of any amendment or waiver of, or supplement or modification to, the Credit Documents and not solely requested by the Lenders; (e) all costs and expenses (including, without limitation, legal fees and disbursements of counsel) incident to the enforcement, protection or preservation of any right or claim of the Lenders or the Agents under any of the Credit Documents; and
(f) all transfer, stamp, documentary or other similar taxes, assessments or charges, if any, upon any of the Credit Documents; provided the Company's aggregate obligations with respect to clauses (a), (b) and (c) above (and to the extent incurred prior to the Initial Funding Date, clause (f) above) shall not exceed $325,000. Fees shall be deemed reasonable to the extent they are reviewed and approved by the Administrative Agent.

SECTION 4.2      INDEMNIFICATION

     (a) Without in any way limiting the applicability of subsection 4.2(b) hereof, and without regard to whether the Company or any other Person has disclosed any fact to the Agents or the Lenders, the Company hereby indemnifies and holds harmless the Agents, the Lenders and each of their respective officers, directors, employees, consultants, advisors and agents (collectively, the "Indemnitees") from and against any and all actions, suits, claims, damages, demands, judgments, losses, liabilities, costs or expenses whatsoever, including, without limitation, reasonable attorneys' fees, which any Indemnitee may sustain or incur (or which may be claimed against the Indemnitee by any Person or entity whatsoever) to the extent arising by reason of or in connection with the construction, ownership or operation of the Systems or the Telecommunications Businesses or the execution and delivery of, or payment or failure to pay the Obligations, or the occurrence of an Event of Default or the pursuit by the Agents, the Lenders or any one of them, of any legal remedy in connection with an Event of Default or arising out of or in connection with the Agents' or the Lenders' entering into this Agreement or the Security

Documents, or enforcing their remedies hereunder or thereunder; provided that, the Company shall not be required to indemnify an Indemnitee for any actions, suits, claims, damages, demands, judgments, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the Indemnitee's willful misconduct or gross negligence. Fees shall be deemed reasonable to the extent they are reviewed and approved by the Administrative Agent.

      (b) Notwithstanding anything in subsection 4.2(a) hereof to the contrary, and without regard to whether the Company or any other Person has disclosed any fact to an Indemnitee, the Company agrees to indemnify, defend and hold the Indemnitees free and harmless from and against any and all actions, suits, claims, demands, judgments, liabilities, losses, costs, damages and expenses (including, without limitation, reasonable attorneys' fees and expenses and other expenses incurred in connection with environmental compliance and clean-up obligations imposed under any Environmental Laws) any such Indemnitee may sustain by reason of the assertion against it by any party of any claim (including, without limitation, claims for indemnification or contribution and claims by third parties for death, personal injury, illness or loss of or damage to property or economic loss) in connection with any Materials of Environmental Concern used, generated, treated, stored, recycled, disposed of, handled, discharged or otherwise located or released in, on, under or from the Systems, the Telecommunications Businesses, the Collateral or related property, except to the extent resulting from such Indemnitee's grossly negligent act or willful misconduct with respect to such Materials of Environmental Concern.

     (c) Nothing contained in this Section 4.2 shall in any way diminish any of the Company's rights or the Vendor's rights and obligations under the iDEN Equipment and Service Agreements or Infocom's or Motorola Credit Corporation's rights and obligations under the 1997 Infocom Facility or under the Infocom Bridge Facility.

                              SECTION 5 GUARANTIES

SECTION 5.1      PARENT GUARANTIES.

     (a) The due payment and performance of the Obligations shall be guaranteed to the Lender Parties by the Third Party Guarantors, in proportion to their Ownership Percentages of the Borrowing Affiliates and with respect to the Attributable Borrowings thereof, as reflected on Schedule 5.1 hereto, by the execution and delivery to the Collateral Agent by the Third Party Guarantors of guaranties in the form of Exhibit D-1 hereto (together with all other guaranties heretofore or hereafter executed by a Third Party Guarantor in favor of the Collateral Agent, hereinafter referred to individually as a "Third Party Guaranty"; and collectively, the "Third Party Guaranties"). To the extent additional Third Party Guaranties are executed as a result of the issuance of options, securities, shares or other equity interests pursuant to
Section 9.7, the proportionate guaranty obligations of the Third Party Guarantors with respect to the relevant Borrowing Affiliate immediately prior to such issuance shall be reduced on percentage and absolute amount bases so that after giving effect thereto, each such Third Party Guarantor's (including the new Third Party Guarantor) maximum guaranty liability shall equal the Attributable Borrowing Sublimit (or, if less, the Attributable Borrowings of such Borrowing Affiliate outstanding from time to time) times its Ownership Percentage of such Borrowing Affiliate relative to the other Third Party Guarantors for such Borrowing Affiliate. For example, assuming arguendo that Nextel Peru initially had four related Third Party Guarantors each of which owned 25 shares of the equity of Nextel Peru (out of a total of 100 shares issued and outstanding) and there was a subsequent issuance to a new, fifth Third Party Guarantee of 50 new shares of Nextel Peru equity, each of the original Third Party Guarantors' guaranty exposure would reduce to 25/150ths (from 25/100ths) of Nextel Peru's Attributable Borrowing Sublimit and the new, fifth Third Party Guarantor's guaranty exposure would equal 50/150ths of Nextel Peru's Attributable Borrowing Sublimit.

     (b) The due payment and performance of the Obligations shall be guaranteed to the Lender Parties by the Affiliated Parent Guarantors, by the execution and delivery to the Collateral Agent, simultaneously with the execution and delivery of this Agreement, by the Affiliated Parent Guarantors of guaranties in the form of Exhibit D-2 hereto (together with all other guaranties heretofore or hereafter executed by an Affiliated Parent Guarantor in favor of the Collateral Agent, hereinafter referred to individually as a "Affiliated Parent Guaranty"; and collectively, the "Affiliated Parent Guaranties").

SECTION 5.2      BORROWING AFFILIATE GUARANTIES.

     The due payment and performance of the Obligations shall be guaranteed to the Lender Parties by each Borrowing Affiliate, by the execution and delivery to the Collateral Agent, simultaneously with the execution and delivery of this Agreement, by each Borrowing Affiliate of a guaranty in the form of Exhibit E hereto (as hereinafter referred to individually as the "Borrowing Affiliate Guaranty"; and collectively the "Borrowing Affiliate Guaranties"); provided that in all cases except for Nextel Mexico, the maximum amount of obligations guaranteed by the Borrowing Affiliate Guaranties at any time shall be limited with respect to each Borrowing Affiliate to such Borrowing Affiliate's unpaid obligations in respect of its related Attributable Borrowings at such time (or if a continuing Event of Default exists, at the most recent time during which no Default or Event of Default existed). Nextel Mexico's obligations in respect of its Borrowing Affiliate Guaranty shall include the due payment and performance of all Obligations.


                               SECTION 6 SECURITY

SECTION 6.1      SECURITY.

     (a) In order to secure the due payment and performance by the Company of the Obligations, simultaneously with the execution and delivery of this Agreement:

                 (i)      The Company shall:

                          (A) Grant to the Collateral Agent (for the benefit of the Lender Parties) a Lien on and pledge with the Collateral Agent, all of the issued and outstanding quotas, shares or other forms or evidences of ownership owned by it (whether now owned or hereafter acquired), as the case may be, of each Parent Guarantor, each Borrowing

         Affiliate and McCaw, and all Indebtedness owing by any Borrowing Affiliate, any Subsidiary of a Borrowing Affiliate or any Borrowing Affiliate Owner (as defined in the Company Pledge Agreement) to the Company however evidenced together with all related rights, agreements, documents and notes (including, without limitation, the Borrowing Affiliate Notes and in all cases whether then owned or thereafter acquired) by the execution and delivery to the Collateral Agent of a Pledge Agreement in the form of Exhibit F hereto (the "Company Pledge Agreement") and grant a Lien on and pledge certain cash deposit accounts by executing and delivering to the Collateral Agent a Security Deposit Agreement in the form of Exhibit M hereto (the "Company Security Deposit Agreement") and execution and delivery of all related documents necessary to give effect thereto; and

                          (B) Execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Collateral Agent may reasonably require in order to effect the purposes of the Company Pledge Agreement, the Company Security Deposit Agreement, this subsection 6.1(a) and this Agreement.

         (b) In order to secure the due payment and performance by each Parent Guarantor of all of the Indebtedness, liabilities and obligations of such Parent Guarantor and, in the case of Affiliated Parent Guarantors, the Company, to the Lender Parties, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under its Parent Guaranty and, in the case of the Affiliated Parent Guarantors, this Master Equipment Financing Agreement, simultaneously with the execution and delivery of this Agreement, as a condition precedent to the initial Advance (subject to the proviso at the end of this subsection 6.1(b)), each Parent Guarantor shall have:

                  (i) In the case of each of the Third Party Guarantors, granted to the Collateral Agent (for the benefit of the Lender Parties) a Lien on and pledge with the Collateral Agent, all of the issued and outstanding quotas, shares or other forms or evidences of direct or indirect ownership owned by it (whether now owned or hereafter acquire), as the case may be, of the Borrowing Affiliates, and all Indebtedness owing by the Borrowing Affiliates to such Third Party Guarantor however evidenced together with all related rights, agreements, documents and notes (in all cases whether then owned or thereafter acquired), by the execution and delivery to the Collateral Agent of a Pledge Agreement in the form of Exhibit G hereto and the execution and delivery of all related documents necessary to give effect thereto (each a "Third Party Pledge Agreement");

                  (ii) In the case of each of the Affiliated Parent Guarantors, granted to the Collateral Agent (for the benefit of the Lender Parties) a Lien on and pledge with the Collateral Agent, all of the issued and outstanding quotas, shares or other forms or evidences of direct or indirect ownership owned by it (whether now owned or hereafter acquired), as the case may be, of the Parent Guarantors and the Borrowing Affiliates, and all Indebtedness owing by the Parent Guarantors and the Borrowing Affiliates to such Affiliated Parent Guarantor however evidenced together with all related rights, agreements, documents and notes (in all cases whether then owned or thereafter acquired), by the execution and delivery to the Collateral Agent of a Pledge Agreement in the form of Exhibit H hereto and the execution and delivery of all related documents necessary to give effect thereto (each an "Affiliated Parent Pledge Agreement"); and

                          (iii) Executed and delivered, or cause to be executed and delivered, such other agreements, instruments and documents as the Collateral Agent may reasonably require in order to effect the purposes of the Parent Guaranties, the Pledge Agreements, this subsection 6.1(b) and this Agreement;

provided, the execution of a Third Party Pledge Agreement shall only be a condition precedent for Advances which consist of Attributable Borrowings with respect to the Borrowing Affiliate in which the relevant Third Party Guarantor owns a direct or indirect equity interest.

         (c) In order to secure the due payment and performance by each Borrowing Affiliate of all of the Indebtedness, liabilities and obligations of such Borrowing Affiliate and, in the case of Nextel Mexico, of the Company, to the Lender Parties, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under its Borrowing Affiliate Guaranty and, in the case of Nextel Mexico, those arising under this Master Equipment Financing Agreement, simultaneously with the execution and delivery of this Agreement, as a condition precedent to the initial Advance (subject to the proviso at the end of this subsection 6.1(c)), each Borrowing Affiliate shall have:

                          (i) Granted to the Collateral Agent (for the benefit of the Lender Parties) a Lien on and pledge with the Collateral Agent, all of the issued and outstanding quotas, shares or other forms or evidences of direct or indirect ownership owned by it (whether now owned or hereafter acquired), as the case may be, of each Person in which such Borrowing Affiliate owns a direct or indirect equity interest, and all Indebtedness owing by the Company, any Parent Guarantor, any other Borrowing Affiliates or any such Person in which it owns a direct or indirect equity interest to such Borrowing Affiliate however evidenced together with all related rights, agreements, documents and notes (in all cases whether then owned or thereafter acquired), by the execution and delivery to the Collateral Agent of a Pledge Agreement in the form of Exhibit I hereto and the execution and delivery of all related documents necessary to give effect thereto (each a "Borrowing Affiliate Pledge Agreement"); and

                          (ii) Executed and delivered, or cause to be executed and delivered, such other agreements, instruments and documents as the Collateral Agent may reasonably require in order to effect the purposes ofthe Parent Guaranties, the Pledge Agreements, this subsection 6.1(c) and this Agreement;

provided, the execution of a Borrowing Affiliate Pledge by any Borrowing Affiliate other than Nextel Mexico shall only be a condition precedent for Advances which consist of Attributable Borrowings with respect to such Borrowing Affiliate.

    (d) In order to secure the due payment and performance by the Company and Infocom in respect of Attributable Borrowings for Infocom, on or prior to the first Advance of such Attributable Borrowings, the Company and Infocom shall have executed and delivered, or cause to be executed and delivered, such other agreements, instruments and documents (including, without limitation, opinions of local and foreign counsel) as the Collateral Agent may reasonably require in order to effect the purposes of this subsection 6.1(d) and this Agreement.

             SECTION 7 REPRESENTATIONS AND WARRANTIES

    The Company makes the representations and warranties attributed to it, as an Affiliated Credit Party or Credit Party, as the case may be, in this
Section 7 and the Company makes, on behalf of the Affiliated Credit Parties, the representations and warranties attributable to such Affiliated Credit Party, as an Affiliated Credit Party, or Credit Party, as the case may be, in this Section 7 and the Company makes, on behalf of the Third Party Guarantors, the representations and warranties attributable to such Third Party Guarantors, as Credit Parties, in this Section 7. Where a representation and warranty is not attributed to any particular Affiliated Credit Party or Credit Party; it shall be deemed made by and on behalf of the Company, each Affiliated Parent Guarantor, each Borrowing Affiliate and each Third Party Guarantor each as to themselves, it being understood that the Company shall, subject to the limitations on remedies set forth in Section 11.2(l), be deemed to be making such representations and warranties on behalf of all such Persons.

             SECTION 7.1 ORGANIZATION.

    (a) Each Affiliated Credit Party that is not a natural Person is duly organized and validly existing under the laws of its state or jurisdiction of organization. Schedule 7.1(a) hereto accurately and completely lists, as to such Affiliated Credit Party: (i) the jurisdiction of incorporation or organization of each such entity, and the type of legal entity that each of them is, (ii) as to each Affiliated Credit Party that is a corporation, the classes and number of authorized and outstanding shares of capital stock of each such corporation, and the owners of such outstanding shares of capital stock, and (iii) as to each Affiliated Credit Party that is a legal entity other than a corporation (but not a natural Person), the type and amount of equity interests authorized and outstanding of each such entity, and the owners of such equity interests. All of the shares, quota shares or other equity interests of the Affiliated Credit Parties that are issued and outstanding have been duly and validly issued and are fully paid and non-assessable, and are owned by the Persons referred to on Schedule 7.1(a) hereto, free and clear of any Lien except for Permitted Liens. Except as set forth on Schedule 7.1(a) hereto, there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock or other equity interests of any Affiliated Credit Party nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other equity interests of such Affiliated Credit Party. Except as set forth on Schedule 7.1(a) hereto, no Affiliated Credit Party (other than the Company) has any Subsidiaries. The Company has no Subsidiaries other than those listed on Schedule 7.1(a) hereof and after the Closing Date any additional Subsidiaries to the extent permitted hereunder.

    (b) Each Affiliated Credit Party is in good standing (to the extent that such jurisdiction recognizes the legal concept of good standing) in its state or jurisdiction of organization and in each state or jurisdiction in which it is qualified to do business. There are no jurisdictions other than as set forth on Schedule 7.1(b) hereto in which the character of the properties owned or proposed to be owned by any Affiliated Credit Party or in which the transaction of the business of any Affiliated Credit Party as now conducted or as proposed to be conducted requires or will require such Affiliated Credit Party to qualify to do business and as to which failure so to qualify could reasonably be expected to have a Material Adverse Effect.

             SECTION 7.2 POWER; AUTHORITY.

    (a) Each Credit Party has full legal right, power and authority to carry on its respective present business, to own its respective properties and assets, to incur the obligations thereunder, to execute and deliver each Operative Document to which it is a party, and, to the extent it is a party thereto, to perform and observe the terms and conditions thereof except, solely with respect to the Operative Documents which are not Credit Documents, to the extent the failure to have such right, power or authority could not reasonably be expected to have a Material Adverse Effect.

    (b) All appropriate and necessary corporate, partnership and legal actions have been taken by each Credit Party to authorize the execution, delivery and performance of each Operative Document to which it is a party, and each Credit Party is duly authorized to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party except, solely with respect to the Operative Documents which are not Credit Documents, to the extent the failure to take such action or to have such due authorization could not reasonably be expected to have a Material Adverse Effect.

             SECTION 7.3 GOVERNMENTAL APPROVALS; LICENSES.

    (a) All Governmental Approvals under all applicable Governmental Rules in connection with (i) the due execution, delivery and performance by each Credit Party of its obligations, and the exercise of its rights, under the Operative Documents, (ii) the construction, completion, ownership, operation and maintenance of the Systems in the Major Market Areas (except such Governmental Approvals which are ministerial in nature or which the failure to obtain such could not reasonably be expected to have a Material Adverse Effect), (iii) the Telecommunications Businesses currently engaged in, and (iv) the grant by the Credit Parties of the assignments and security interests granted by the Security Documents and the validity and enforceability thereof and for the perfection of and the exercise by the Lender Parties of their respective rights and remedies thereunder, are, in all cases, identified on
Schedule 7.3(a) hereto (which Schedule shall (A) be true, correct and complete as of the date of this Agreement and as of the date(s) that annual financial statements are delivered pursuant to Section 8.2, and (B) set forth: the applicant; the issuing governmental agency (or agencies); the date of application (or, if not yet applied for, when it will be necessary to obtain such Governmental Approval to achieve the Approved Business Plans and the date the application is expected to be submitted); the term of the expected (or granted) approval, and if not yet granted, when approval is necessary to achieve the Approved Business Plans and when approval is expected; any appeal periods which are pending; and a brief description of the matters governed by such approval); provided, Schedule 7.3(a) shall not list any Governmental Approval with respect to clauses (ii) and (iii) above to the extent the failure to obtain such Governmental Approval could not reasonably be expected to have a Material Adverse Effect. All Governmental Approvals identified on Part I of each of Sections A and B of Schedule 7.3(a) hereto have been duly obtained on or before the Closing Date and are final, in full force and effect and all administrative appeal periods with respect thereto have terminated and are all that are necessary to conduct the business as presently being conducted. Those Governmental Approvals set forth on Part II of each of Sections A and B of Schedule 7.3(a) are expected to be obtained in due course. Except to the extent set forth on Schedule 7.3(a), there is no proceeding pending or (to the Affiliated Credit Parties' knowledge after due inquiry) threatened, that could reasonably be expected to rescind, terminate, modify or suspend any Governmental Approval listed in Part II of Sections A and B of
Schedule 7.3(a) hereto, and no such disclosed matter could reasonably be expected to have a Material Adverse Effect. None of the Affiliated Credit Parties, respectively, have any knowledge that the information set forth in each application submitted by the relevant Credit Party in connection with each such Governmental Approval is inaccurate or incomplete in all respects as of the date submitted and as of the Closing Date and true and complete copies of such Governmental Approvals have been (to the extent requested by the Administrative Agent) delivered to the Administrative Agent. Except for those Governmental Approvals set forth on Schedule 7.3(a) hereto and the Licenses set forth on Schedule 7.3(b) hereto, no other consent, approval or authorization of, or declaration or filing with, any other Person is required in connection with (i) the construction, ownership, operation or maintenance by the Company or the Borrowing Affiliates of the Systems in the Major Market Areas (except such Governmental Approvals which are ministerial in nature or which the failure to obtain such Governmental Approvals or Licenses could not reasonably be expected to have a Material Adverse Effect), (ii) the Telecommunications Businesses currently engaged in, or (iii) as to such Affiliated Credit Party and, to the Affiliated Credit Parties' knowledge after due inquiry, as to Persons affiliated with any Credit Party, the execution, delivery, performance, validity or enforceability of this Agreement or any other Operative Document.
Part II of Schedule 7.3(a) hereto sets forth the Governmental Approvals necessary for the grant by the Credit Parties of the assignments and security interests granted by the Security Documents and the validity and enforceability thereof and for the perfection of and the exercise by the Lender Parties of their respective rights and remedies all of which will be obtained by the registration or filing of the Security Documents in the locations indicated on
Schedule 7.3 hereto.

    (b) Schedule 7.3(b) sets forth all Licenses. Except to the extent expressly set forth in Schedule 7.3(b) hereof, each such License is in full force and effect. Those Licenses set forth in Part II of Schedule 7.3(b) hereof are expected to be obtained in due course, except to the extent set forth therein. No default has occurred which is continuing under or in respect of any of the provisions of any License except for defaults resulting from the failure to meet certain milestones set forth in such Licenses which failure could not reasonably be expected to have a Material Adverse Effect. No authorization, approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the Company or any Borrowing

Affiliate to operate under its respective License (except such Licenses which are ministerial in nature or which the failure to obtain such License could not reasonably be expected to have a Material Adverse Effect with respect to the Company or the Borrowing Affiliates taken as a whole to achieve the Approved Business Plans in the Major Market Areas) other than those filings made and referred to on Schedule 7.3(b) hereto. Except to the extent set forth on
Schedule 7.3(b), there is no proceeding pending, or to the knowledge of the Affiliated Credit Parties after due inquiry, threatened, which could rescind, terminate, modify or suspend any such approval, filing, registration or consent, and no such disclosed proceeding could reasonably be expected to have a Material Adverse Effect. None of the Affiliated Credit Parties have any knowledge that the information set forth in each application submitted by any Credit Party in connection with each such approval, filing, registration or consent is inaccurate or incomplete in any material respect.

SECTION 7.4      EXECUTION, ENFORCEABILITY, VIOLATION OF LAW AND AGREEMENTS.

     Each of the Operative Documents to which a Credit Party is a party has been duly executed and delivered by such Credit Party and constitutes, the legal, valid and binding contract, agreement and obligation of such Credit Party enforceable in accordance with its terms, except, solely with respect to the Operative Documents which are not Credit Documents, to the extent the failure to have such due execution and delivery or such legality, validity and binding nature could not reasonably be expected to have a Material Adverse Effect and except as (x) the enforceability of the Operative Documents may be limited by bankruptcy, insolvency or similar laws relating or affecting creditors' rights generally, (y) the availability of equitable remedies, and
(z) rights to indemnification and contribution as they may be limited by public policy; provided, however, that such exceptions shall not materially interfere with the practical realization of the benefits of the Security Documents or the Liens created thereby, except for: (i) possible delay, (ii) situations that may arise under Chapter 11 of the Bankruptcy Code and comparable statutes of the Relevant Countries, and (iii) equitable orders of the Bankruptcy Court and comparable courts in the Relevant Countries. The execution, delivery and performance of the terms of each of the Operative Documents by each Credit Party and the payment by such Credit Party of all amounts due on the dates and in the currency provided for therein (i) will not, except as is set forth on
Schedule 7.4 hereto, violate or contravene any Governmental Rule or other provision of law or other governmental directive, whether or not having the force of law, which is applicable to such Credit Party, which violation or contravention thereof individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (ii) will not, except as is set forth on Schedule 7.4 hereto, contravene any governmental guideline or policy statement applicable to such Credit Party but not having the force of law, which contravention thereof individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (iii) will not conflict with, violate or breach the Articles of Incorporation or By-laws (or any other organizational documents), as the case may be, of such Credit Party, except, solely with respect to the Operative Documents which are not Credit Documents, to the extent such conflict, violation or breach could not reasonably be expected to have a Material Adverse Effect; (iv) will not conflict with or result in the breach of any provision of, or result in the creation or imposition of any Lien or other preferential arrangement under, any other indenture, agreement, mortgage, contract or other undertaking, or instrument to which such Credit Party is a party or by which it or any of its properties or assets is bound other than the Credit Documents, except, solely with respect to the Operative Documents which are not Credit Documents, to the extent such conflict or breach or creation or imposition could not reasonably be expected to have a Material Adverse Effect; (v) will not constitute a default or an event that, with the giving of notice or the passing of time, or both, would constitute a default under any such agreement or instrument, except, solely with respect to the Operative Documents which are not Credit Documents, to the extent such default could not reasonably be expected to have a Material Adverse Effect; and (vi) except for the approvals, consents and registrations described in subsection 10.1(e) hereof (all those described in clause (iv) thereof have been obtained on or prior to the Initial Funding Date or prior to the date an Attributable Borrowing is made with respect to the Relevant Borrowing Affiliate (if other than Nextel Mexico), as applicable, and are and will remain in full force and effect and no further action will be needed with respect thereto) do not require any governmental consent, registration or approval, except, solely with respect to the Operative Documents which are not Credit Documents, to the extent such requirement and the failure to adhere thereto could not reasonably be expected to have a Material Adverse Effect. To the extent the representations and warranties contained in this Section 7.4 relate to any law, Governmental Rule, governmental directive or other matter related to an "employee benefit plan", within the meaning of Section 3(3) of ERISA, or a "plan", within the meaning of
Section 4975(e)(1) of the Code, such representations and warranties are made assuming the truth of the representation, warranty and covenant contained in the last sentence of subsection 2.1(a).


SECTION 7.5     FINANCIAL STATEMENTS; BUSINESS PLAN.

    (a) The consolidated audited balance sheets of the Company and its Subsidiaries and consolidated statements of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries each as of December 31, 1997, and all other information and data heretofore furnished by the Company, or any agent of the Company on behalf of the Company to the Administrative Agent, including, the quarterly (each as at March 31, 1998, June 30, 1998 and September 30, 1998) consolidated balance sheets and consolidated statements of operations, changes in stockholders' equity and cash flows, have been prepared in accordance with GAAP and fairly present the condition and results of operations of the Company and its Subsidiaries as of such dates or for such periods. Except for those matters (i) set forth in the Company's SEC Reports filed on or prior to the Closing Date or (ii) as set forth on Schedule 7.5, since December 31, 1997, no event that could reasonably be expected to have a Material Adverse Effect with respect to any Credit Party has occurred. None of the Company or any of its Subsidiaries has contingent obligations, liabilities for taxes or other outstanding financial obligations which are material either individually or in the aggregates.

    (b) The consolidated audited balance sheets of each of the Borrowing Affiliates and their respective Subsidiaries and consolidated statements of operations, stockholders' equity and cash flows of each of the Borrowing Affiliates and their respective Subsidiaries, each as at December 31, 1997, have been prepared in accordance with GAAP (other than with respect to J-Com) and fairly represent in all material respects the condition and results of operations of such Borrowing Affiliate and its Subsidiaries as of such dates or for such periods. All information and data heretofore furnished by each Borrowing Affiliate, or any agent of such Borrowing Affiliate on behalf of such Borrowing Affiliate, to the Administrative Agent are complete and correct in all material respects. None of the Borrowing Affiliates or any of their respective Subsidiaries have contingent obligations, liabilities for taxes or other outstanding financial obligations which are material either individually or in the aggregate, except as disclosed in the above-referenced financials or on
Schedule 7.5 hereto.

    (c) The financial and business projections for each of the Systems contained in the Approved Business Plans submitted to the Administrative Agent were prepared in good faith and based upon assumptions believed to be reasonable by the Company and the Related Borrowing Affiliate (as of the dates of such Approved Business Plans). The Approved Business Plans have been accompanied by a summary of the key assumptions utilized in preparing the Approved Business Plans.

SECTION 7.6     TAXES.

     Each Affiliated Credit Party has timely paid all required taxes, duties, fees and assessments of any kind with respect to, or in connection with, its respective income, business, properties and certificates of stock and each is current with all the tax returns required to be filed by it except such taxes, if any, as are being contested in good faith and by proper proceedings and as to which either (x) adequate reserves have been established in accordance with GAAP on the books of such Affiliated Credit Party or (y) the aggregate amount of such taxes, duties, fees and assessments is less than $5,000,000 and the non-payment of which would not reasonably be expected to have a Material Adverse Effect under such circumstances. There are no tax liens against any of the Affiliated Credit Parties or any of their respective properties. No Affiliated Credit Party is party to any action or proceeding by any Governmental Authority for the assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against any of the Affiliated Credit Parties or any of their respective properties.

SECTION 7.7     PROPERTIES.

     All property and assets owned by each Affiliated Credit Party, including, without limitation, contracts, Governmental Approvals currently held by such Affiliated Credit Party, entitlements and other rights, titles or interest of such Affiliated Credit Party relating or incidental to the Systems or the Telecommunications Businesses are owned by it free and clear of all Liens other than Permitted Liens. Each Affiliated Credit Party has good title in and to all of the property now owned by it, and with respect to leased property a valid and subsisting leasehold estate in and to such property, in each case free and clear of all Liens other than Permitted Liens. No mortgage or financing statement or other instrument or recordation or registration covering all or any part of (i) the assets or property of any Affiliated Credit Party (including, without limitation, the Collateral) or (ii) to the knowledge of the Company after reasonable inquiry, the Collateral pledged by the Third Party Guarantors, is on file in any recording office other than in connection with the Liens granted under the Security Documents or in connection with Permitted Liens or as in existence on the date hereof and disclosed on Schedule 7.7. Each Affiliated Credit Party has been granted (or reasonably expects to be granted) and has good leasehold right or title reasonably expects to have a good leasehold right or title) to all material easements, rights-of-way, licenses and other real property rights reasonably required for access to, and construction or operation of, the related System and the related Telecommunications Business, free and clear of any Lien other than Permitted Liens.

SECTION 7.8    COMPLIANCE WITH LAWS.

    (a) Each Affiliated Credit Party complies and has complied in all material respects with all applicable Governmental Rules, except to the extent such non-compliance cannot, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. To the extent the representations and warranties contained in the preceding sentence relate to any Governmental Rule related to an "employee benefit plan", within the meaning, of Section 3(3) of ERISA, or a "plan", within the meaning of Section 4975(e)(1) of the Code, such representations and warranties are made assuming the truth of the representation, warranty and covenant contained in the last sentence of subsection 2.1(a). Except as previously disclosed to the Administrative Agent and the Lenders in writing or disclosed in the Company's SEC Reports, no Affiliated Credit Party has received any communication of which the Company has not made the Administrative Agent and the Lenders aware in writing promptly after the Company becoming aware thereof, from a Governmental Authority that alleges that such Affiliated Credit Party is not in full compliance in all material respects with all applicable Governmental Rules, and to the Affiliated Credit Parties' knowledge, after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in all material respects in the future.

    (b) Each Affiliated Credit Party is in compliance in all material respects with all applicable laws relating, to the employment of labor, wages, hours and conditions of work, collective bargaining, withholding tax and the payment of social security contributions and other labor-related taxes, except to the extent any non-compliances cannot, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. No Affiliated Credit Party is liable for any arrears in wages, compensation, benefits, premiums, taxes or penalties for failure to comply with any of the foregoing laws except to the extent that the same are being contested in good faith and by proper proceedings and as to which either (x) adequate reserves have been established in accordance with GAAP on the books of such Affiliated Credit Party or (y) nonpayment of which could not have a Material Adverse Effect under such circumstances and could not result in an aggregate liability in excess of $5,000,000. To the extent the representations and warranties contained in this
Section 7.8(b) relate to any law related to an "employee benefit plan", within the meaning of Section 3(3) of ERISA, or a "plan", within the meaning of
Section 4975(e)(1) of the Code, such representations and warranties are made assuring the truth of the representation, warranty and covenant contained in the last sentence of subsection 2.1(a).

    (c) The operations of each Affiliated Credit Party complies in all material aspects with all applicable Environmental Laws.

    (d) There are no claims, investigations, litigation, administrative proceedings, whether pending or, to the knowledge of the Company, threatened, or judgments or orders, relating to any Materials of Environmental Concern or alleging, the violation of any Environmental Laws

(collectively "Environmental Matters") relating in any way to any property or to the operations of such Affiliated Credit Party.

    (e) No Materials of Environmental Concern are presently stored or otherwise located on, in or under real estate owned or leased by any Affiliated Credit Party except in compliance in all material respects with all Environmental Laws, and, no part of such real estate or adjacent parcels of real estate, including, without limitation, the groundwater located thereon, is to the knowledge of the Affiliated Credit Parties after due inquiry, presently contaminated by any Materials of Environmental Concern in any material respect.

    (f) No Affiliated Credit Party has any material contingent liability in connection with any release of any Materials of Environmental Concern into the environment.

SECTION 7.9    INTELLECTUAL PROPERTY.

         Each of the Affiliated Credit Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business (the "Intellectual Property"), and the use thereof by the Affiliated Credit Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All material fees which are due in respect of the Intellectual Property have been paid. All Intellectual Property owned by each Affiliated Credit Party, together with any pending applications therefor is listed on Schedule 7.9 hereto.

SECTION 7.10   BURDENSOME DOCUMENTS; AGREEMENTS WITH AFFILIATES; OTHER
AGREEMENTS.

    (a)        Except as set forth on Schedule 7.10, no Affiliated Credit
Party is a party to or bound by, nor are any of the properties or assets owned by any Affiliated Credit Party used in the conduct of its businesses affected by, any agreement, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Matter, that a violation thereof could reasonably be expected to have a Material Adverse Effect.

    (b) No Affiliated Credit Party is a party to any agreement with any Arm's-Length Affiliate or any of the officers, directors or stockholders of such Arm's-Length Affiliate except as set forth on Schedule 7.10 (including, without limitation, the management agreements listed thereon) and except for agreements (i) with any Restricted Subsidiary of the Company, or (ii) made on commercially reasonable or more advantageous terms to such Affiliated Credit Party.

    (c) No Affiliated Credit Party is a party to nor is any of its respective property subject to or bound by any lease, forward purchase contract or futures contract, covenant not to compete, or other agreement which restricts such Affiliated Credit Party's ability to conduct its respective business as presently conducted in such a way as could reasonably be expected to have a Material Adverse Effect or otherwise could reasonably be expected to have a Material Adverse Effect.

        (d) No material purchase or other commitment of any Affiliated Credit Party is in excess of the normal ordinary and usual requirements of its respective business, or was made at any price in excess of the then current market price, or contains terms and conditions more onerous than those usual and customary in the applicable industry.

SECTION 7.11      SECURITY DOCUMENTS.

     The Security Documents create in favor of the Collateral Agent (for the benefit of the Lender Parties) legal, valid and, upon proper recording, registration or filing for those documents or instruments that require such filing registration or recording, and possession for those security interests perfected by possession, perfected security interests in the Collateral. All filings, recordations, registrations and other actions necessary to perfect and protect such security interests have been duly effected or taken, and a perfected Lien on the Collateral, prior and superior to all other Liens (except for Permitted Liens) has been created in favor of the Collateral Agent.

SECTION 7.12    JUDGMENTS, ACTIONS, PROCEEDINGS.

     Except as set forth on Schedule 7.12 hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties after due inquiry, threatened against or affecting any of the Credit Parties (i) as to which an adverse determination could reasonably be expected and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that involve any of the Credit Documents or Licenses or the transactions contemplated thereby nor is there any reasonable basis for the institution of any such action or proceeding.

SECTION 7.13    NO DEFAULTS.

     No Default or Event of Default has occurred and is continuing. No Credit Party is in default under or with respect to any agreement, lease or instrument (including, without limitation, the System Documents) to which any Credit Party is a party or by which it or its properties or assets may be bound which could reasonably be expected to have a Material Adverse Effect.

SECTION 7.14    STRIKES.

     There are no strikes, work stoppages or controversies pending or threatened between any Affiliated Credit Party and its employees, other than employee grievances arising in the ordinary course of business which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.15    [RESERVED].

SECTION 7.16    [RESERVED] .

SECTION 7.17    ACCURACY OF INFORMATION.

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

     Each of the foregoing representations and warranties attributed to the Credit Parties (or any group or one of them) and all information heretofore furnished by the Credit Parties (or any group or one of them) to the Lender Parties (or any group or one of them) for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Credit Parties (or any group or one of them) to the Lender Parties (or any group or one of them) will be, true and accurate in all material respects on the date of this Agreement and as of the date on which such information is stated or certified; provided that, with respect to projected financial information the Affiliated Credit Parties represent only that such information was prepared in good faith and based upon assumptions believed to be reasonable by such Affiliated Credit Party of performance for the forecast periods. Each of the Credit Parties has disclosed to the Administrative Agent in writing or in the Company's SEC Reports any and all facts which have or could reasonably be expected to have a Material Adverse Effect.

     No representation or warranty of Credit Parties (or any group or one of them) herein, and no certification, document or statement furnished or to be furnished to Lender Parties (or any group or one of them) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements of fact contained herein not misleading.

SECTION 7.18        SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     Each of the representations and warranties set forth in Section 7 hereof shall be deemed repeated on the date of each Advance and on the first day of each Interest Period as fully as if made on each such date with respect to the circumstances of the relevant Credit Party existing at such time, except that the representations and warranties set forth in subsections 7.5(a), (b) and (c) hereof as to the financial statements of the Company and the Borrowing Affiliates (other than the representation that no Material Adverse Effect has occurred since December 31, 1997) shall be deemed a reference to the audited and unaudited financial statements of the Company and the Borrowing Affiliates most recently delivered to the Administrative Agent pursuant to Sections 8.2 and 8.3 hereof.

SECTION 7.19        ERISA.

        (a) Each Plan is operated and administered in all material respects in accordance with applicable laws including, but not limited to, all material applicable provisions of ERISA and the Code, and each Affiliated Credit Party has timely made all requisite premium payments to the PBGC.

        (b) No "Reportable Event", as defined in Section 4043, that is subject to a 30-day notice requirement under Section 4043 of ERISA (e.g., for which such 30-day notice requirement has not been waived by statute, regulation or otherwise) in respect of any Plan has occurred, except for any such Reportable Event as could not reasonably be expected to have a Material Adverse Effect. No Affiliated Credit Party has received any notice from the PBGC that any Plan is being involuntarily terminated or from the Secretary of the Treasury that any partial or full termination of any Plan has occurred and to the knowledge of the Affiliated Credit Parties, respectively, after due inquiry, no event shall have occurred, and to the knowledge of the

Affiliated Credit Parties, respectively, after due inquiry, there shall exist as of the date hereof no condition or set of circumstances that present a material risk of the involuntary termination of any Plan where such termination could reasonably be expected to have a Material Adverse Effect.

    (c) No material unpaid or contingent liability to the PBGC has been or is expected to be incurred by any Affiliated Credit Party (other than for payment of PBGC premiums in the ordinary course) with respect to any Plan. To the knowledge of the Affiliated Credit Parties, respectively, after due inquiry, no event has occurred and to the knowledge of the Affiliated Credit Parties, respectively, after due inquiry, there exists no condition or set of circumstances, that presents a material risk of the termination or partial termination of any Plan that could reasonably be expected to result in a material liability on the part of any Affiliated Credit Party to the PBGC with respect to any Plan.

    (d) No non-exempt "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code that could reasonably be expected to have a Material Adverse Effect has occurred with respect to any Plan.

    (e) Each Affiliated Credit Party has made all material required contributions under the Plans for all periods through and including September 30, 1998, or adequate accruals therefor have been provided for in the financial statements referred to in subsection 7.5(a) and (b). No material "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA whether or not waived, has occurred with respect to any Plan.

    (f) The actuarial value of vested benefits required to be funded by each Affiliated Credit Party, or with respect to which such Affiliated Credit Party is liable, under the Plans, determined using the actuarial methods and assumptions used by the relevant Plan's actuary as of the last valuation date for which an actuarial valuation was completed to determine such Plan's funded status, did not as of the last valuation date as of which an actuarial valuation has been completed, which in the case of any individual Plan was not earlier than January 1, 1998, exceed the actuarial value of the assets of the Plans allocable to such vested and non-vested benefits by a material amount.

    (g) No Affiliated Credit Party is a participating employer in: (i) any Plan under which more than one unrelated employer makes contributions as described in Section 4063 and 4064 of ERISA, or (ii) a multiemployer plan as defined in Section 4001 (a)(3) of ERISA.

    (h) Subject to the first paragraph of Section 7, all references to an Affiliated Credit Party in this Section 7.20 or in any other Section of this Agreement relating to ERISA (other than references relating to the knowledge or awareness of the Company) shall be deemed to refer to such Affiliated Credit Party and all other entities that are part of a Controlled Group as of the relevant date.

SECTION 7.20 USE OF PROCEEDS.


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
     No part of the proceeds received by any Credit Party from the Advances will be used directly or indirectly for: (a) any purpose other than as is set forth in Section 2.9 hereof, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System).

SECTION 7.21     INVESTMENT COMPANY.

     Neither the Company nor any of the Borrowing Affiliates or their respective Subsidiaries is an "Investment Company" within the meaning of the Investment Company Act of 1935.

                         SECTION 8 AFFIRMATIVE COVENANTS

     Until termination of the Commitments and payment in full of the Advances, any interest due thereon and all other amounts due hereunder, and so long as this Agreement remains in effect, each Credit Party covenants and agrees that, unless the Required Lenders shall otherwise consent in writing, it shall comply in all respects with each of the following covenants and agreements attributed to it.

     In addition, the Company agrees to cause each Borrowing Affiliate and Affiliated Parent Guarantor to comply in all respects with each covenant and agreement set forth below and attributed to such Affiliated Credit Party. All references to the Company, the Borrowing Affiliates or the Affiliated Credit Parties shall, unless expressly stated otherwise, be deemed to include such Person's Restricted Subsidiaries.

SECTION 8.1      PERFORMANCE OF OBLIGATIONS.


        (a) Each of the Credit Parties shall punctually pay all amounts due by it under each of the Credit Documents at the times, on the dates and in the places specified therein, and shall timely perform all of its other obligations, undertakings and covenants under each of the Credit Documents.

        (b) Each of the Affiliated Credit Parties shall punctually pay all its respective Indebtedness and shall perform promptly all its respective contractual obligations (except those being diligently contested in good faith by appropriate proceedings) pursuant to agreements to which it is a party or by which it is bound at all times during the term of this Agreement.

        (c) Each of the Credit Parties shall pay and discharge all taxes, assessments and governmental charges levied upon it or against any of its respective properties or assets prior to the date after which penalties attach for failure to pay, except for such taxes, assessments and governmental charges that are being contested in good faith and so long as such Credit Party has established adequate reserves therefor on the books of such Credit Party in accordance with GAAP or as to which the aggregate amount of such taxes, assessments and governmental charges is less than (i) in the case of any Credit Party, $5,000,000, and (ii) in the case of the Credit Parties in the aggregate, $5,000,000, and the nonpayment of which would not reasonably be expected to have a Material Adverse Effect under the circumstances. Each of the Affiliated Credit Parties shall make timely filings of all tax returns and material governmental reports required to be filed or submitted by any of them under any applicable laws or regulations. If any such Person pays any tax or charge as provided herein or makes any deductions or withholding from amounts paid hereunder, the Company shall promptly forward to the Administrative Agent official receipts or other evidence acceptable to the Administrative Agent establishing payment of such amounts.

SECTION 8.2      ANNUAL FINANCIAL STATEMENTS.

     As soon as available, but not later than 120 days after the end of its fiscal year (i) the Company shall deliver to the Administrative Agent (A) and if requested, a sufficient number of additional copies for each Lender and the Administrative Agent of the consolidated annual financial statements of the Company and the Subsidiaries (including, without limitation, its balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flows and related earnings for such fiscal year, each with related notes specifying significant accounting practices and their impact on such financial statements and with related schedules) as at and for the fiscal year then ended, (B) copies of the Governmental Approvals and Licenses as described in Section 8.6, and (C) an update of the Security Documents as described in
Section 8.17 and (ii) each Borrowing Affiliate shall deliver to the Administrative Agent, and if requested, a sufficient number of additional copies for each Lender and the Administrative Agent of the consolidated annual financial statements of such Borrowing Affiliate and its subsidiaries (including, without limitation, its balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flows and related earnings for such fiscal year with related notes specifying significant accounting practices and their impact on such financial statements and with related schedules) as at and for the fiscal year then ended, in each case audited and reported on by Deloitte & Touche LLP or other internationally recognized independent certified public accountants of recognized standing selected by the Company or such Borrowing Affiliate, without going concern or like exception or qualification and without qualification as to scope of such audit and prepared in accordance with GAAP. In addition, the chief financial officer of the Company shall deliver a certificate stating that at the date of such certificate (i) in respect of the Affiliated Credit Parties, no Default or Event of Default has occurred and is continuing, or if such Default or an Event of Default has occurred and is continuing, with a reasonably detailed description thereof and the actions the Company is taking with respect thereto, and (ii) there is no material litigation, initiated or filed by or against the Company or the other Affiliated Credit Parties and, except for Permitted Liens, no Lien against any of the Collateral has been created, voluntarily or by operation of law, or if there is any such material litigation or Lien, a description thereof and the actions the Company or any such other Affiliated Credit Party, as the case may be, is taking with respect thereto. In addition, the foregoing certificate shall set forth in reasonable detail the calculations required to establish compliance with the financial covenants set forth in
Section 8.15 hereof.

SECTION 8.3      QUARTERLY FINANCIAL STATEMENTS.

     As soon as available but not later than 60 days after the end of each fiscal quarter occurring within its fiscal year (other than the fourth fiscal quarter, which will be deemed delivered with the financial statements required under Section 8.2), (i) the Company shall deliver to the Administrative Agent, and if requested, a sufficient number of additional copies for each Lender and the Administrative Agent of the consolidated unaudited financial statements of the Company and its Subsidiaries for such quarterly period (including, without limitation, its balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flows and related earnings, for such quarter) which shall be certified by the chief financial officer of the Company as having been prepared in accordance with GAAP, and (ii) each Borrowing Affiliate shall deliver to the Administrative Agent, and if requested, a sufficient number of additional copies for each Lender and the Administrative Agent of the consolidated unaudited financial statements of such Borrowing Affiliate and its Subsidiaries for such quarterly period (including, without limitation, its balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flows and related earnings, for such quarter) which shall be certified by the chief financial officer of such Borrowing Affiliate as having been prepared in accordance with GAAP. In addition, the chief financial officer of the Company shall deliver a certificate stating that at the date of such certificate (i) in respect of the Affiliated Credit Parties, no Default or Event of Default has occurred and is continuing, or if such Default or an Event of Default has occurred and is continuing, with a reasonably detailed description thereof and the actions being undertaken by the Company with respect thereto, and (ii) there is no material litigation, initiated or filed by or against the Affiliated Credit Parties, and except for Permitted Liens, no Lien against any of the Collateral has been created, voluntarily or by operation of law, or if there is any such material litigation or Lien, a description thereof and the actions the Company or any other such Affiliated Credit Party as the case may be, is taking with respect thereto. In addition, the foregoing certificate shall set forth in reasonable detail the calculations required to establish compliance with the financial covenants set forth in Section 8.15 hereof.

SECTION 8.4         OTHER INFORMATION.

        (a) Promptly upon their becoming available, the Affiliated Credit Parties shall deliver to the Administrative Agent, copies of all material notices or material documents (the effect, substance, absence or breach of which could reasonably be expected to have a Material Adverse Effect) given or received by any Affiliated Credit Party pursuant to any of the System Documents.

        (b) From time to time, the Credit Parties shall deliver to the each Lender, such other information regarding the business of the Company, the Borrowing Affiliates, any System or any Telecommunications Business as such Lender may reasonably request.

        (c) From time to time, the Company and each of Nextel Peru and Infocom shall deliver to each Political Risk Insurer, such information regarding the business of the Company, the Borrowing Affiliates, the Systems or the Telecommunications Businesses as any Political Risk Insurer may reasonably request.

        (d) The Company shall provide, or shall cause to be provided to, the Administrative Agent a monthly report summarizing the balance in the deposit account which is subject to the

Company Security Deposit Agreement, including a description of all deposits and disbursements therefrom.

    (e) The officers of the Affiliated Credit Parties (including, without limitation, the chief financial officers thereof) shall, at the reasonable request of the Administrative Agent, make themselves reasonably available following the Administrative Agent's receipt of the financial information required to be delivered by the Company pursuant to Sections 8.2 or
8.3 hereof (commencing with the information delivered for the period ending March 31, 1999), in order to discuss and review the Affiliated Credit Parties' respective results shown on such financial statements with representatives of the Administrative Agent.

SECTION 8.5     ACCESS TO BOOKS; INSPECTIONS.

    (a) Each of the Affiliated Credit Parties shall permit the Lender Parties and each Political Risk Insurer, if any, and their respective representatives, at all reasonable times, but prior to an Event of Default at the Lender Parties' or any Political Risk Insurer's (as appropriate) own expense and with prior written notice to the Company and the relevant other Affiliated Credit Parties, and after an Event of Default at the expense of the Company and each Borrowing Affiliate, to inspect the facilities, activities, books of account and records of the Company and the other Affiliated Credit Parties and make copies thereof, and shall cause its representatives, employees and accountants to give their full cooperation and assistance in connection with any such visits of inspection or any financial conferences called by a Lender or a Political Risk Insurer. The Company shall promptly supply to the Lender Parties or the Political Risk Insurer(s) (as appropriate) copies of any reports on its or any Affiliated Credit Party's business and activities which are publicly distributed, and will give notice of and make available to the Lender Parties or the Political Risk Insurer(s) (as appropriate) copies of any other reports on its or any Borrowing Affiliate's activities and reports made to the government, or any governmental agency or council as the Lender Parties or such Political Risk Insurer(s) may from time to time reasonably request. Each of the Company and the Borrowing Affiliates shall also make available such further information concerning its or any other Borrowing Affiliate's business and affairs in the Relevant Countries as any Lender Party or the Political Risk Insurer(s) may from time to time reasonably request.

    (b) Each Affiliated Credit Party shall maintain an adequate accounting system, including, without limitation, books, accounts and records, prepare all financial statements required hereunder in accordance with GAAP, consistently applied, and in compliance with the regulations of any Governmental regulatory body having jurisdiction thereof.

SECTION 8.6     GOVERNMENTAL APPROVALS; LICENSES.

     Each of the Affiliated Credit Parties (and in the case of clause (ii) all Credit Parties) shall promptly from time to time obtain or cause to be obtained all Governmental Approvals and Licenses as shall now or hereafter be necessary
(i) for the construction, ownership, completion, operation and maintenance of the relevant Systems and the related Telecommunications

Businesses and as contemplated by the System Documents (except where failure to obtain could not reasonably be expected to have a Material Adverse Effect), and
(ii) for the grant of the assignments and security interests granted by the Security Documents or the validity and enforceability thereof or for the perfection of or the exercise by the Collateral Agent of its rights and remedies thereunder. Such Person shall furnish to the Agents copies of all such Governmental Approvals and Licenses together with the financial statements delivered pursuant to Section 8.2.

SECTION 8.7      INSURANCE.


        (a)      Business Insurance.

                 Each of the Affiliated Credit Parties shall (i) maintain or cause to be maintained, to the extent available on commercially reasonable terms, in full force and effect at all times on and after the Closing Date and continuing until the Maturity Date, with responsible insurance companies having, a Best Insurance Reports rating of "A-" or better and a financial size category of "IX" or higher (and other companies and ratings services reasonably acceptable to the Required Lenders) such insurance on such of its properties, in such amounts and against such risks and with such deductibles as a Person conducting a similar business under similar conditions as the Affiliated Credit Parties would customarily maintain coverage, (ii) file with the Agents no more than 7 days after each policy anniversary, certificates of all insurance then in effect, stating the names of the insurance companies, the amounts of the insurance, the dates of the expiration thereof and the properties and risks covered thereby and specifically listing the special provisions enumerated for such insurance required by this Section 8.7, and (iii) obtain such additional insurance, to the extent available on commercially reasonable terms, as the Required Lenders may reasonably request to cover risks not foreseen prior to the Closing Date. The certificates of insurance referred to in clause (ii) hereof shall be executed by an authorized representative of each insurer. Upon request, the Company will promptly furnish the Agents with evidence of such insurance relating to each System and each Telecommunications Business.

        (b)      Political Risk Insurance.

                 If there are or, after giving effect to any proposed Advance, will be, outstanding any Attributable Borrowings with respect to Infocom, the Company shall maintain or cause to be maintained with one or more Political Risk Insurers, Political Risk Insurance for Infocom in the amount set forth on
Schedule 8.7(b) hereto, which amount shall at no time be less than the Attributable Borrowings of Infocom then outstanding. If there are or, after giving effect to any proposed Advance, will be, outstanding any Attributable Borrowings with respect to Nextel Peru, the Company shall maintain or cause to be maintained with one or more Political Risk Insurers, Political Risk Insurance for Nextel Peru in the amount set forth on Schedule 8.7(b) hereto, which amount shall at no time be less than the Attributable Borrowings of Nextel Peru then outstanding. The Company shall pay all costs and premiums in connection with such Political Risk Insurance.

SECTION 8.8      CONTINUANCE OF BUSINESS.

        Each of the Credit Parties shall maintain their respective corporate existence, rights, licenses and privileges in good standing under and in compliance with all applicable laws and regulations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and shall maintain, subject to the provisions of Section 9.5 hereof, the present character of its respective business.

SECTION 8.9          MAINTENANCE AND REPAIRS.

     Each of the Affiliated Credit Parties shall conduct its respective business in a manner consistent with prudent industry standards, keep all its respective material assets and properties in good working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereof so that the business carried on in connection therewith may be properly and prudently conducted at all times.

SECTION 8.10        COMPLIANCE WITH LAW.

        (a) Each of the Credit Parties shall comply with the requirements of all applicable Governmental Rules except those Governmental Rules that are being contested in good faith by appropriate proceedings and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In particular, and without application of any materiality standard, each such Person agrees that its activities in connection with the Systems and the Telecommunications Businesses shall be conducted in full compliance under the United States Foreign Corrupt Practices Act and any other applicable law dealing with improper or illegal payments, gifts or gratuities. Notwithstanding the foregoing, the covenants contained in this
Section 8.10 shall not be deemed to have been violated to the extent any failure to comply with any Governmental Rule or any other requirement of this Section
8.10 is attributable to a breach of the representation, warranty or covenant contained in the last sentence of subsection 2.1(a) hereto.

        (b) Notwithstanding anything in the foregoing subsection 8.10(a) or in this Agreement to the contrary, the Affiliated Credit Parties (including the Related Borrowing Affiliates) shall keep the relevant Systems and the assets of the related Telecommunications Businesses free of any Lien imposed pursuant to any Environmental Law; and will pay or cause to be paid when due any and all costs in connection with the foregoing (except where the same are being contested in good faith by proper procedures and as to which either (x) adequate reserves have been established in accordance with GAAP on the books of such Person or (y) non-payment of which would not reasonably be expected to have a Material Adverse Effect), including, without limitation, the cost of identifying the nature and extent of the presence of any Materials of Environmental Concern in, on or from such System and the assets of such Telecommunications Business or on any real property owned or leased by the Company or any Borrowing Affiliate, and the cost of delineation, removal, treatment and disposal of any such Materials of Environmental Concern. If an Affiliated Credit Party fails to do any of the foregoing, then after the occurrence of an Event of Default related thereto which is continuing under this Agreement, the Collateral Agent may cause such System, the assets of such Telecommunications Business or the Collateral to be freed (by removal or otherwise) from such Materials of Environmental Concern, and the cost of such action (including, without limitation, reasonable attorneys' consultants' and laboratories' fees and expenses) shall be added to the Obligations of the Company pursuant to this Agreement and secured by the Security Documents. The Affiliated

Credit Parties will give to the Collateral Agent and its agents and employees reasonable access to the Systems, the assets of the Telecommunications Businesses and the Collateral to effect the foregoing, including, without limitation, following such failure the periodic conduct of an environmental audit, the cost of such audit to be paid by the Company, to ensure compliance with this Section 8.10.

        (c) None of the Affiliated Credit Parties shall use any System, any Telecommunications Business or any of their real property to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Materials of Environmental Concern other than in compliance with Environmental Laws.

        (d) Each of the Affiliated Credit Parties will notify the Agents promptly upon its receipt of any notice or advice from any Governmental Authority or in writing from any other source with respect to Materials of Environmental Concern on, from or affecting the relevant System or the related Telecommunications Business. Each such Person will also make available for inspection by the Collateral Agent and its agents and employees, accurate and complete records of all investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by the Affiliated Credit Parties or, to the knowledge of and to the extent obtained by, an Affiliated Credit Party, any Governmental Authority or other Person in respect of Materials of Environmental Concern on or affecting the relevant System or the related Telecommunications Business.

SECTION 8.11        NOTICES.

        (a) The Affiliated Credit Parties (as applicable) shall promptly, but in no event later ten (10) Business Days (unless otherwise indicated below) after the occurrence of the following events, give notice to the Administrative Agent of the occurrence of any of the following:


                    (i)      a Default or an Event of Default;

                    (ii) a default by any Affiliated Credit Party under any material System Document which would reasonably be expected to have a Material Adverse Effect, together with a statement of action proposed to be taken by such Affiliated Credit Party to cure such default;

                    (iii) any (A) written claim, litigation, investigation or proceeding which arises at any time involving the Licenses in the Major Market Areas; (B) written claim, litigation, investigation or proceeding which arises at any time involving any Credit Party which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (C) the issuance by any court or Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of Advances hereunder, or invalidating, or having the effect of invalidating, any provision of this Agreement or any of the other Credit Documents, including but not limited to, provisions regarding the granting of security interests in the Collateral or the priority of such security interests, or the initiation of any litigation or similar proceeding seeking any-such injunction, order, decision or other restraint; or (D) any written challenge to the Licenses by any third party in the Major Market Areas;

                (iv) any development in the business or affairs of any Affiliated Credit Party which has resulted in or could reasonably be expected to result in a Material Adverse Effect or the occurrence of any other event, such as a Force Majeure, which, if adversely determined (if applicable) or otherwise, could reasonably be expected to have a Material Adverse Effect;

        (b) thirty (30) days prior written notice thereof, the movement of any Affiliated Credit Party's principal place of business to any location other than as set forth on Schedule 8.11 hereto;

        (c) thirty (30) days prior written notice thereof, any notice received by any Affiliated Credit Party from any other Governmental Authority regarding events which, if determined adversely, could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rejection, termination or revocation of any License or Governmental approval; and

        (d) promptly, upon their becoming available (and any Affiliated Credit Party becoming aware of their existence), copies of: (i) all correspondence with any representative of PBGC, the Secretary of Labor or the IRS with respect to any Plan, relating to an actual or threatened change or development that could reasonably be expected to have a Material Adverse Effect; and (ii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to the Company with respect to the intent of the PBGC to institute involuntary termination proceedings where such termination could reasonably be expected to have a Material Adverse Effect.

    Each notice shall be accompanied by a statement of the principal financial officer of the Company setting forth details of the occurrence referred to therein and stating, what action the Company proposes to take with respect thereto.

SECTION 8.12 SECURITY; FURTHER ASSURANCES.

        (a) Each of the Credit Parties shall register or record each of the Credit Documents to which it is a party (or a copy thereof) required to be registered or recorded and execute and file and cause to be filed in such offices as shall be required or appropriate under any applicable Uniform Commercial Code or mortgage recording or other statute in any state or jurisdiction (including, without limitation, all necessary or desirable registrations with any central banking, registrar of companies or other applicable Governmental Authority in the Relevant Countries), and, in each such case, in such manner and form as the Collateral Agent may reasonably require or as may be necessary under applicable governmental laws, any financing statement, registration, mortgage or other instrument that may be necessary, or that the Collateral Agent may reasonably request, in order to create, perfect, preserve, validate or satisfy the Liens granted to the Collateral Agent (for the benefit of the Lender Parties) pursuant to the Security Documents and shall pay (except to the extent resulting solely from an act or omission of the Collateral Agent) all costs, charges and expenses of and incidental to the registration and recordation of the Credit Documents and the filing or recording of such financing statements, mortgages or other instruments.

     (b) Each of the Credit Parties shall at all times and at such Person's cost, warrant and defend its title in and to the Collateral attributed to it.

     (c) From time to time and at all times hereafter upon the reasonable request of the Collateral Agent and (except to the extent are caused solely by a change in circumstance related to the Collateral Agent) at the cost of the Company, the Credit Parties shall execute and cause to be done and executed all such acts, deeds and assurances to perfect, reserve or protect the rights of the Collateral Agent with respect to the Collateral as the Collateral Agent may reasonably request.

     (d) If the Company or any of its Affiliates acquires any of the Capital Stock of McCaw in addition to the Capital Stock of McCaw owned by the Company as of the Closing Date, the Company or such Affiliate shall pledge such Capital Stock to the Collateral Agent pursuant to the Company Pledge Agreement or another pledge agreement substantially similar thereto.

SECTION 8.13 CONSTRUCTION OF THE SYSTEMS.

     The Company shall proceed, together with the Related Borrowing Affiliate, diligently to construct the Systems in the Major Market Areas as required and permitted (to the extent necessary to achieve the Approved Business Plans) pursuant to the Licenses.

SECTION 8.14 MAINTENANCE OF LICENSES.

Except to the extent loss of a License could not reasonably be expected to have a Material Adverse Effect, each of the Affiliated Credit Parties shall: (i) comply in all material respects with the terms and conditions of the Licenses, preserve and maintain each License in full force and effect and shall not permit or suffer to exist any default under the Licenses which could give rise to a revocation or termination thereof; (ii) enforce and maintain in all material respects its respective rights under such Licenses; and (iii) not permit or consent to the modification or waiver (adverse to the license holder or related Borrowing Affiliate) of any provision of the Licenses.

SECTION 8.15 FINANCIAL COVENANTS.

     The Company and its Restricted Subsidiaries shall have or maintain, on a consolidated basis, and at all times:

     (a) a Fixed Charge Coverage Ratio of not less than the ratios set forth below, measured at the end of each fiscal quarter of the Company commencing with the fiscal quarter ending June 30, 2000:

---------------------------------------------------------------
 Quarter end date                  Fixed Charge Coverage Ratio
---------------------------------------------------------------
 6/30/00                                    0.4 : 1

---------------------------------------------------------------
 9/30/00                                    0.4 : 1

---------------------------------------------------------------
 12/31/00                                   0.4 : 1

---------------------------------------------------------------
 3/31/01                                    0.4 : 1

---------------------------------------------------------------

---------------------------------------------------------------
Quarter end date                 Fixed Charge Coverage Ratio
---------------------------------------------------------------
 6/30/01                                    0.4 : 1

---------------------------------------------------------------
 9/30/01                                    1.1 : 1

---------------------------------------------------------------
 12/31/01                                   1.1 : 1

---------------------------------------------------------------
 3/31/02                                    1.1 : 1

---------------------------------------------------------------
 6/30/02                                    1.5 : 1

---------------------------------------------------------------
 9/30/02                                    1.5 : 1

---------------------------------------------------------------
 12/31/02                                   2.0 : 1

---------------------------------------------------------------
 3/31/03                                    1.0 : 1

---------------------------------------------------------------
 6/30/03                                    1.8 : 1

---------------------------------------------------------------
 9/30/03                                    2.0 : 1

---------------------------------------------------------------
 12/31/03                                   2.0 : 1

---------------------------------------------------------------
 3/31/04                                    2.0 : 1

---------------------------------------------------------------
 6/30/04                                    2.0 : 1

---------------------------------------------------------------
 9/30/04                                    2.0 : 1

---------------------------------------------------------------
 12/31/04                                   2.0 : 1

---------------------------------------------------------------


     (b) a ratio of Indebtedness to EBITDA of not greater than the ratios set forth below, measured at the end of each fiscal quarter of the Company commencing with the fiscal quarter ending June 30, 2000 and calculated in accordance with Section 8.15(c) (in the case of the EBITDA calculation):


-----------------------------------------------------------------
 Quarter end date                  Maximum Debt to EBITDA ratio
-----------------------------------------------------------------
 6/30/00                                       55 : 1

-----------------------------------------------------------------
 9/30/00                                       43 : 1

-----------------------------------------------------------------
 12/31/00                                      42 : 1

-----------------------------------------------------------------
 3/31/01                                       42 : 1

-----------------------------------------------------------------
 6/30/01                                       12 : 1

-----------------------------------------------------------------
 9/30/01                                        9 : 1

-----------------------------------------------------------------
 12/31/01                                       9 : 1

-----------------------------------------------------------------
 3/31/02                                        8 : 1

-----------------------------------------------------------------
 6/30/02                                        5 : 1

-----------------------------------------------------------------
 9/30/02                                        4 : 1

-----------------------------------------------------------------
 12/31/02                                       4 : 1

-----------------------------------------------------------------
 3/31/03                                        4 : 1

-----------------------------------------------------------------
 6/30/03                                        4 : 1

-----------------------------------------------------------------

-----------------------------------------------------------------
Quarter end date                   Maximum Debt to EBITDA ratio
-----------------------------------------------------------------
 9/30/03                                        4 : 1

-----------------------------------------------------------------
 12/31/03                                       4 : 1

-----------------------------------------------------------------
 3/31/04                                        4 : 1

-----------------------------------------------------------------
 6/30/04                                        4 : 1

-----------------------------------------------------------------
 9/30/04                                        4 : 1

-----------------------------------------------------------------
 12/31/04                                       4 : 1

-----------------------------------------------------------------

      (c) The product of (i) four times (ii) EBITDA, measured for the most recently ended fiscal quarter commencing with the fiscal quarter ending September 30, 1999, of not less than the amount on the quarter end dates set forth below:


---------------------------------------------------------
 Quarter end date                  Minimum EBITDA
---------------------------------------------------------
 9/30/99                           (126,000,000)

---------------------------------------------------------
 12/31/99                          (122,000,000)

---------------------------------------------------------
 3/31/00                           (95,000,000)

---------------------------------------------------------
 6/30/00                           35,000,000

---------------------------------------------------------
 9/30/00                           45,000,000

---------------------------------------------------------
 12/31/00                          45,000,000

---------------------------------------------------------
 3/31/01                           45,000,000

---------------------------------------------------------
 6/30/01                           170,000,000

---------------------------------------------------------
 9/30/01                           220,000,000

---------------------------------------------------------
 12/31/01                          230,000,000

---------------------------------------------------------
 3/31/02                           230,000,000

---------------------------------------------------------
 6/30/02                           370,000,000

---------------------------------------------------------
 9/30/02                           480,000,000

---------------------------------------------------------
 12/31/02                          500,000,000

---------------------------------------------------------
 3/31/03                           500,000,000

---------------------------------------------------------
 6/30/03                           530,000,000

---------------------------------------------------------
 9/30/03                           690,000,000

---------------------------------------------------------
 12/31/03                          700,000,000

---------------------------------------------------------
 3/31/04                           700,000,000

---------------------------------------------------------
 6/30/04                           630,000,000

---------------------------------------------------------
 9/30/04                           800,000,000

---------------------------------------------------------
 12/31/04                          850,000,000

---------------------------------------------------------

     (d) minimum Adjusted Recurring Revenues, measured at the end of each fiscal quarter commencing with the quarter ending September 30, 1999, of not less than the amounts set forth opposite the quarter end dates set forth below:

-------------------------------------------------------------------
 Quarter end date                  Minimum Adjusted Recurring
                                   Revenues
-------------------------------------------------------------------
 9/30/99                           11,000,000

-------------------------------------------------------------------
 12/31/99                          12,500,000

-------------------------------------------------------------------
 3/31/00                           12,500,000

-------------------------------------------------------------------
 6/30/00                           12,500,000

-------------------------------------------------------------------
 9/30/00                           33,000,000

-------------------------------------------------------------------
 12/31/00                          35,000,000

-------------------------------------------------------------------
 3/31/01                           35,000,000

-------------------------------------------------------------------
 6/30/01                           35,000,000

-------------------------------------------------------------------
 9/30/01                           65,000,000

-------------------------------------------------------------------
 12/31/01                          75,000,000

-------------------------------------------------------------------
 3/31/02                           80,000,000

-------------------------------------------------------------------
 6/30/02                           95,000,000

-------------------------------------------------------------------
 9/30/02                           110,000,000

-------------------------------------------------------------------
 12/31/02                          110,000,00

-------------------------------------------------------------------
 3/31/03                           110,000,000

-------------------------------------------------------------------
 6/30/03                           125,000,000

-------------------------------------------------------------------
 9/30/03                           140,000,000

-------------------------------------------------------------------
 12/31/03                          140,000,000


-------------------------------------------------------------------
 3/31/04                           140,000,000

-------------------------------------------------------------------
 6/30/04                           140,000,000

-------------------------------------------------------------------
 9/30/04                           140,000,000

-------------------------------------------------------------------
 12/31/04                          140,000,000

-------------------------------------------------------------------


     (e) a minimum number of Adjusted Subscribers, measured at the end of each fiscal quarter commencing with the quarter ending September 30, 1999, of not less than the number of Subscribers set forth opposite the quarter end dates set forth below:

-------------------------------------------------------------------
 Quarter end date                  Minimum Adjusted Subscribers
-------------------------------------------------------------------
 9/30/99                           60,000

-------------------------------------------------------------------
 12/31/99                          90,000

-------------------------------------------------------------------
 3/31/00                           120,000

-------------------------------------------------------------------
 6/30/00                           155,000

-------------------------------------------------------------------
 9/30/00                           195,000

-------------------------------------------------------------------
 12/31/00                          250,000

-------------------------------------------------------------------
 3/31/01                           300,000

-------------------------------------------------------------------
 6/30/01                           345,000

-------------------------------------------------------------------
 9/30/01                           390,000

-------------------------------------------------------------------
 12/31/01                          440,000

-------------------------------------------------------------------
 3/31/02                           500,000

-------------------------------------------------------------------
 6/30/02                           540,000

-------------------------------------------------------------------
 9/30/02                           585,000

-------------------------------------------------------------------
 12/31/02                          645,000

-------------------------------------------------------------------
 3/31/03                           700,000

-------------------------------------------------------------------
 6/30/03                           730,000

-------------------------------------------------------------------
 9/30/03                           770,000

-------------------------------------------------------------------
 12/31/03                          820,000

-------------------------------------------------------------------
 3/31/04                           850,000

-------------------------------------------------------------------
 6/30/04                           850,000

-------------------------------------------------------------------
 9/30/04                           900,000

-------------------------------------------------------------------
 12/31/04                          900,000

-------------------------------------------------------------------

      (f) Cash on deposit at all times in the deposit account (other than the Prepayment Escrow Deposit Account) subject to the Company Security Deposit Agreement in an amount equal to or in excess of the product of (i) the amount of the Obligations reasonably estimated to be due and payable hereunder on the next Semi Annual Date times (ii) a fraction the numerator of which is the number of complete calendar months since the last Semi Annual Date and the denominator of which is six (6).

      (g) a ratio of Adjusted Indebtedness to Adjusted EBITDA of not greater than the ratios set forth below, measured at the end of each fiscal quarter of the Company commencing with the fiscal quarter ending June 30, 2000 and calculated (in the case of the Adjusted EBITDA calculation) by multiplying
(i) four times (ii) Adjusted EBITDA, measured for the most recently ended fiscal quarter:

---------------------------------------------------------------------
 Quarter end date                  Maximum Adjusted Indebtedness to
                                   Adjusted EBITDA ratio
---------------------------------------------------------------------

----------------------------------------------------------------------------
Quarter end date                        Maximum Adjusted Indebtedness to
                                        Adjusted EBITDA ratio
----------------------------------------------------------------------------
 9/30/00                                             83 : 1

----------------------------------------------------------------------------
 12/31/00                                            83 : 1

----------------------------------------------------------------------------
 3/31/01                                             83 : 1

----------------------------------------------------------------------------
 6/30/01                                             22 : 1

----------------------------------------------------------------------------
 9/30/01                                             17 : 1

----------------------------------------------------------------------------
 12/31/01                                            16 : 1

----------------------------------------------------------------------------
 3/31/02                                             16 : 1

----------------------------------------------------------------------------
 6/30/02                                             13 : 1

----------------------------------------------------------------------------
 9/30/02                                             10 : 1

----------------------------------------------------------------------------
 12/31/02                                            10 : 1

----------------------------------------------------------------------------
 3/31/03                                              9 : 1

----------------------------------------------------------------------------
 6/30/03                                              9 : 1

----------------------------------------------------------------------------
 9/30/03                                              8 : 1

----------------------------------------------------------------------------
 12/31/03                                             8 : 1

----------------------------------------------------------------------------
 3/31/04                                              8 : 1

----------------------------------------------------------------------------
 6/30/04                                              8 : 1

----------------------------------------------------------------------------
 9/30/04                                              8 : 1

----------------------------------------------------------------------------
 12/31/04                                             8 : 1

----------------------------------------------------------------------------

     (h) a minimum amount of Adjusted Paid-in Capital at all times for the calendar quarters specified below of not less than the amounts during such quarters specified as of the relevant quarter end dates set forth below:

----------------------------------------------------------------------------
 Quarter end date                  Minimum Adjusted Paid-in Capital
----------------------------------------------------------------------------
 9/30/99                           $505,000,000

----------------------------------------------------------------------------
 12/31/99                          $520,000,000

----------------------------------------------------------------------------
 3/31/00                           $520,000,000

----------------------------------------------------------------------------
 6/30/00                           $640,000,000

----------------------------------------------------------------------------
 9/30/00                           $640,000,000

----------------------------------------------------------------------------
 12/31/00                          $760,000,000

----------------------------------------------------------------------------
 3/31/01                           $760,000,000

----------------------------------------------------------------------------
 6/30/01                           $835,000,000

----------------------------------------------------------------------------
 9/30/01                           $835,000,000

----------------------------------------------------------------------------
 12/31/01                          $910,000,000

----------------------------------------------------------------------------
 3/31/02                           $910,000,000

----------------------------------------------------------------------------
 6/30/02                           $985,000,000

----------------------------------------------------------------------------
 9/30/02                           $985,000,000

----------------------------------------------------------------------------
 12/31/02                          $1,060,000,000

----------------------------------------------------------------------------
 3/31/03                           $1,060,000,000

----------------------------------------------------------------------------
 6/30/03                           $1,060,000,000

----------------------------------------------------------------------------
 9/30/03                           $1,060,000,000

----------------------------------------------------------------------------
 12/31/03                          $1,060,000,000

----------------------------------------------------------------------------
 3/31/04                           $1,060,000,000

----------------------------------------------------------------------------
 6/30/04                           $1,060,000,000

----------------------------------------------------------------------------
 9/30/04                           $1,060,000,000

----------------------------------------------------------------------------
 12/31/04                          $1,060,000,000

----------------------------------------------------------------------------

         (i) In addition, in the event that any compliance certificate delivered pursuant to Section 8.2 or 8.3 reflects the failure of the Company to satisfy the EBITDA-related covenants under clauses (a), (b) and (c) above for the most recently ended quarterly period certified thereon, the calculation of EBITDA for such covenants for such period shall include as income, to the extent necessary for compliance with such covenants for such period, an amount equal to the positive difference, if any, of Adjusted Paid-in Capital as of the end of such quarterly period minus the minimum Adjusted Paid-in Capital required under clause (h) above as of the end of such quarterly period (the amount of such excess which is included as income for purposes of compliance with clauses (a), (b) and (c) above, together with all previous income adjustments under this clause (i), is referred to as the "Utilized EBITDA Adjustment"); provided that adjustments to income under this clause (i) for a quarterly period shall not be permitted if an adjustment under this clause (i) was made with respect to the immediately preceding quarterly period; provided, further, the Utilized EBITDA Adjustment shall not be treated as income for any other calculation of EBITDA under the Credit Documents including, without limitation, in connection with the ratio of Adjusted Indebtedness to Adjusted EBITDA.

SECTION 8.16     FAILURE TO PERFORM OF THIRD PARTY GUARANTOR.

         If any Third Party Guarantor shall fail to perform its obligations under its Third Party Guaranty or an Event of Default otherwise exists with respect to such Third Party Guarantor, the Company shall elect either (i) to have an Acceptable Guarantor assume the liability of such Third Party Guarantor under its Third Party Guaranty no later than thirty days after the Administrative Agent notifies the Company of such failure by, or Event of Default with respect to, the Third Party Guarantor or (ii) to reduce the Attributable Borrowing Sublimit of such Third Party Guarantor's related Borrowing Affiliate by an amount equal to such Third Party Guarantor's maximum guaranty liability (calculated as if the Attributable Borrowing Sublimit had been fully utilized) and require a prepayment of Advances in respect of such Borrowing Affiliate's Attributable Borrowings in an amount equal to the lesser of such Attributable Borrowings and such maximum guaranty liability; provided, that until the Company has made and completed the actions contemplated by its election, no Attributable Borrowings shall be made with respect to such Third Party Guarantor's related Borrowing Affiliate. To the extent the Company elects to proceed pursuant to clause (ii) of this Section 8.16, the proportionate guaranty obligations of the remaining Third Party Guarantors with respect to the relevant Borrowing Affiliate immediately prior to such issuance shall be increased on a percentage basis so that after giving effect thereto, each such Third Party Guarantor's maximum guaranty liability shall equal the Attributable Borrowing Sublimit (as reduced) times its proportionate Ownership Percentage of such Borrowing Affiliate relative to the other such remaining Third Party Guarantors. For example, assuming arguendo that (a) Nextel Peru initially had four related Third Party Guarantors each of which owned 25 shares of the equity of Nextel Peru (out of a total of 100 shares issued and outstanding), (b) the fourth Third Party Guarantor defaulted under its Third Party Guaranty and (c) no Acceptable Guarantor was willing to assume the defaulted Third Party Guarantor's Third Party Guaranty obligations, each of the remaining Third Party Guarantors' guaranty exposure on a percentage basis would increase to 25/75ths (from 25/100ths) of Nextel Peru's Attributable Borrowings (up to its Attributable Borrowing Sublimit, which would have been reduced by 25%).

SECTION 8.17     UPDATE OF SECURITY DOCUMENTS.

         Concurrently with the delivery of financial statements pursuant to Sections 8.2 and 8.3, an Authorized Officer of the Company shall provide a list of the shareholdings or quota holdings of record of the Company, the Parent Guarantors (to the extent of their ownership of Borrowing Affiliates and other Parent Guarantors) and the Borrowing Affiliates, or, if applicable, a certification that there have been no changes in the shareholdings or quota holdings since the last certification.





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                          SECTION 9 NEGATIVE COVENANTS

         Until the termination of the Commitments and payment in full of the Advances, any interest due thereon and all other amounts due hereunder, and so long as this Agreement remains in effect, each Credit Party covenants and agrees that, unless the Required Lenders shall otherwise consent in writing, it shall comply in all respects with each of the following covenants and agreements attributed to it. In addition, the Company agrees to cause each of its Restricted Subsidiaries (including, without limitation, each Borrowing Affiliate) to comply in all respects with each covenant and agreement set forth below and attributed to such Restricted Subsidiary.

SECTION 9.1      INDEBTEDNESS.

         None of the Affiliated Credit Parties shall, nor shall they permit any of their Restricted Subsidiaries to, at any time, incur, create, assume or suffer to exist any Indebtedness (howsoever incurred, created, assumed or existing, directly or indirectly) other than Permitted Indebtedness.

SECTION 9.2      GUARANTIES.

         None of the Affiliated Credit Parties shall, nor shall they permit any of their Restricted Subsidiaries to, assume, endorse, be or become liable for, or guarantee, the obligations of any Person (other than the Borrowing Affiliate Guaranties and Parent Guaranties), except (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and
(ii) in respect of the Permitted Indebtedness of the Company and the Borrowing Affiliates. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another Person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of any equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

SECTION 9.3      TRANSFER.

     (a) Except as otherwise permitted by Section 9.5, none of the Affiliated Credit Parties shall, nor shall they permit their Restricted Subsidiaries to, without the prior written consent of the Required Lenders, sell, lease, transfer, assign or otherwise dispose of (whether in one transaction or in a series of related transactions) all or any material part of its assets (except (x) in the ordinary course of business, and (y) if the value of the asset is less than 10% of the total assets of the Company on a consolidated basis (excluding Subsidiaries of the Company which are not Affiliated Credit Parties) as listed on the most recent balance sheet delivered in accordance with subsections 8.2(a) or 8.3(a) hereof, as the case may be, or the aggregate value of assets disposed of in any year does not exceed 10% of the total assets of the Company on a consolidated basis (excluding Subsidiaries of the Company which are not Affiliated Credit Parties) as listed on the most recent balance sheet delivered in accordance with subsections 8.2(a) and 8.3(a) hereof, as the case may be, or such disposition is for the replacement of obsolete, worn or defective





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equipment for which such Affiliated Credit Party shall have received adequate and fair consideration), whether now owned or hereafter acquired.

      (b) Notwithstanding the second parenthetical in each of subsection 9.3(a) and subsection 9.3(b) above, none of the Affiliated Credit Parties shall, nor shall they permit their Restricted Subsidiaries to, without the prior written consent of the Required Lenders, sell, lease, transfer, assign or otherwise dispose of, or transfer out of the Relevant Country to which it was originally shipped, any equipment acquired pursuant to the iDEN Equipment and Service Agreements or any ancillary switches or products to be used in connection with the Systems.

SECTION 9.4      LIENS.

         None of the Affiliated Credit Parties shall, nor shall they permit any of their Restricted Subsidiaries to, create or suffer to exist any Lien upon or with respect to any of such Affiliated Credit Party's assets, whether now owned or hereafter acquired, other than Permitted Liens and the Liens in existence on the Closing Date as set forth on Schedule 9.4.

SECTION 9.5      MERGERS; ACQUISITIONS.

         None of the Affiliated Credit Parties shall, nor shall they permit any of their Restricted Subsidiaries to, (a) merge or consolidate with any Person (except that a wholly-owned Restricted Subsidiary of the Company may merge into any other wholly-owned Restricted Subsidiary of the Company; provided, that, if any such merger involves a Borrowing Affiliate the surviving entity must be a Borrowing Affiliate), or (b) except as permitted by Section 9.9 or Section 9.12 hereof, acquire all or substantially all of the assets or any of the capital stock or the partnership interests of any Person.

SECTION 9.6      DISTRIBUTIONS; REDEMPTIONS.

     (a) None of the Affiliated Credit Parties shall, nor shall they permit any of their Restricted Subsidiaries to, declare or pay any dividends or make any distribution of any kind on such Affiliated Credit Party's outstanding stock, or set aside any sum for such purposes (all of the foregoing, "Distributions") except to the extent that 100% of such Distributions are immediately applied to prepay the Obligations.

     (b) None of the Affiliated Credit Parties shall, nor shall they permit any of their Restricted Subsidiaries to, purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payment with respect to, any shares of any class of stock of any Affiliated Credit Party now or hereafter outstanding or set apart any sum for any such purpose (each of the foregoing actions being referred to herein as a "Restricted Payment"), other than (i) redemptions or repurchases with respect to employee option shares, (ii) redemptions or repurchases with respect to stock held by those with minority positions, (iii) the repurchase, redemption or other acquisition of capital stock of the Company (or options, warrants or other rights to acquire such capital stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of capital stock of the Company; (iv) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement; (v) the repurchase, redemption or other acquisition for value of capital stock of the Company to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any of its Subsidiaries from any governmental agency; (vi) repurchases of Warrants issued pursuant to the Warrant Agreement dated as of March 6, 1997 between the Company and The Bank of New York as Warrant Agent;
(vii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; and (viii) redemptions pursuant to the exercise by the holders thereof of the "put" rights identified on Schedule
9.6 hereto; provided, that, the redemptions, repurchases and payments described in the foregoing clauses (i) - (vii) shall not exceed $5,000,000 in the aggregate; provided, further, that the payments in respect of clause (i) shall be excluded from the $5,000,000 limitation in the preceding proviso to the extent of the sum of (A) the net cash proceeds received by the Company in respect of the exercise of the options pursuant to which such shares were issued and (B) the net cash proceeds of Capital Stock (other than Redeemable Stock) issued by the Company and the net cash proceeds of any capital contributed to the Company which, in each case, are being or have been used to redeem or repurchase such shares.

SECTION 9.7      STOCK ISSUANCE.

         None of the Affiliated Credit Parties other than the Company shall, nor shall they permit any of their Subsidiaries to, issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of the capital stock or equity interests of such Person unless either (i) (a) such options and such shares or equity interests, upon issuance, become pledged to the Collateral Agent and subject to the other agreements referred to herein to which the existing shares or equity interests of such Person are subject prior to such issuance and (b) the acquiror of such options, security, shares or equity interests shall be deemed by the Required Lenders to be creditworthy and shall agree to be a Parent Guarantor hereunder on terms and conditions acceptable to the Required Lenders, and provided that, in any event, after (or as a result of) any such issuance there shall not have occurred any Event of Default of the type referred to in subsections 11.1 (w), (x) and (y) hereof or (ii) the Company applies the net proceeds from such issuance to the prepayment of the Obligations.

SECTION 9.8      AMENDMENT OF DOCUMENTS AND ORGANIZATION.

     (a) None of the Affiliated Credit Parties shall, nor shall they permit any of their Restricted Subsidiaries to, (i) amend, waive or modify, or agree to any amendment, waiver, supplement or modification of, or fail to perform its Obligations under any System Document to which it is a party or any other agreement, contract or instrument, the result of which could reasonably be expected to have a Material Adverse Effect, (ii) cancel or terminate, or agree to any cancellation, termination or assignment of, any material System Document the cancellation, termination or assignment of which could reasonably be expected to have a Material Adverse Effect, or grant consents with respect to any material obligation thereunder, (iii) exercise any options or remedies or make any elections under any such System Document which exercise or election could reasonably be expected to have a Material Adverse Effect, or (iv) fail to exercise promptly and diligently each and every material right which it may have under a System Document (other than any right of termination) the result of which could reasonably be expected to have a Material Adverse Effect.

     (b) None of the Affiliated Credit Parties shall, nor shall they permit their Restricted Subsidiaries to, amend, supplement, or otherwise modify or waive compliance with any of the provisions of their respective articles of incorporation or by-laws or shareholders agreement (or any other constitutive documents) except for amendments, supplements, modifications or waivers that could not reasonably be expected to have a Material Adverse Effect or could not otherwise materially and adversely affect the Company's or any such other Affiliated Credit Party's ability to perform its obligations under the Credit Documents.

         (c) If the Company amends, waives, modifies or supplements any Intercompany Loan Agreement in any manner adverse to the Lenders, such amendment, waiver, modification or supplement will not be effective as to this Agreement unless the Required Lenders consent to such amendment, waiver, modification or supplement.

SECTION 9.9      INVESTMENTS; LOANS; ADVANCES.

         None of the Affiliated Credit Parties shall, nor shall they permit any of their Restricted Subsidiaries to, make any Investment, loan or advance to any Person except as follows:

         (a) loans or advances to the extent permitted by Section 9.12 hereof;

         (b)     Permitted Investments;

         (c)     Investments permitted by Section 9.5;

         (d) loans or advances by the Company to the Borrowing Affiliates to the extent evidenced by the Borrowing Affiliate Notes or other debt instruments pledged under a Pledge Agreement

         (e) Investments in Hedge Agreements not entered for a speculative purpose;

         (f) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business;

         (g) receivables acquired and owing in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (h) Investments acquired by a Person (i) in exchange for any other Investment held by such Person in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or (ii) as a result of a foreclosure by such Person with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

         (i) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP, including loans and advances to employees for business related travel expenses, moving expenses, costs of replacement homes and other similar expenses, in each case incurred in the ordinary course of business;

         (j) additional Investments in the capital of any Restricted Subsidiary, so long as all of the Capital Stock of the Restricted Subsidiary owned by the Company or a Restricted Subsidiary has been pledged to the Collateral Agent pursuant to the Company Pledge Agreement or another pledge agreement substantially similar thereto and is not subject to any other Lien, except for Permitted Liens;

         (k) to the extent not permitted by the foregoing clauses, equity investments existing on the Closing Date in any Subsidiaries (and any increases thereof attributable to increases in retained earnings);

         (l) loans and advances by the Company to any Borrowing Affiliate evidenced by a note made payable to the Company and concurrently pledged by the Company as Collateral to secure the Obligations;

         (m) Investments by the Company or a Restricted Subsidiary of the Company in a Person which will, upon the making of such Investment, become a Restricted Subsidiary of the Company or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary of the Company; provided that (i) such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment and (ii) all of the Capital Stock of such Person owned by the Company or a Restricted Subsidiary shall (A) be pledged to the Collateral Agent pursuant to the Company Pledge Agreement or another pledge agreement substantially similar thereto and (B) not be subject to any other Lien, except for Permitted Liens;


         (n) Investments acquired as a capital contribution to the Company or in exchange for capital stock (other than Redeemable Stock) of the Company;

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         (o)  Investments in a Person which has ceased to be a Restricted
         Subsidiary or ceases to observe any of the provisions of the covenants applicable to it as a result of an event similar to those described in
         Section 11.1(l), (m) or (n); provided (I) such Investment is made solely with the proceeds of a substantially concurrent capital contribution to, or sale of capital stock (other than Redeemable Stock) of, the Company and (II) after such Investment such event shall no longer continue and such Person shall be a Restricted Subsidiary; and

         (p) additional Investments, loans and advances not to exceed $10,000,000 in the aggregate.

Notwithstanding anything contained in this Section 9.9 to the contrary, the Company may make, with the consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed, equity Investments in Persons engaged in businesses in which the Company is permitted to engage under Section 9.12; provided that (A) all such Persons shall be deemed to be "Restricted Subsidiaries" for all purposes of this Agreement and the other Credit Documents, (B) the Capital Stock of such Persons shall be subject to the Company Pledge Agreement or another pledge agreement substantially similar thereto and shall not be subject to any other Lien, except for Permitted Liens, and (C) the Company shall have and maintain while such Investment exists, directly or indirectly, the requisite and assignable (for the benefit of the Lenders) control over such Person to prevent it from incurring Indebtedness, or taking any other action at any time, which is in contravention of any of the provisions of this Agreement which are applicable to Restricted Subsidiaries.

SECTION 9.10     [RESERVED].

SECTION 9.11     TRANSACTIONS WITH AFFILIATES.

         None of the Affiliated Credit Parties shall, nor shall they permit their Restricted Subsidiaries to, except as expressly permitted by the Credit Documents, transfer, sell, assign or otherwise dispose of, directly or indirectly, any Collateral or other assets to any Affiliate other than an Affiliated Credit Party or any Restricted Subsidiary of an Affiliated Credit Party (any such Affiliate other than an Affiliated Credit Party or a Restricted Subsidiary of an Affiliated Credit Party, an "Arm's-Length Affiliate"), or enter into any transaction directly or indirectly with or for the benefit of any Arm's-Length Affiliate; provided, that the Affiliated Credit Parties may enter into transactions with an Arm's-Length Affiliate so long as the monetary or business consideration arising therefrom would be as advantageous to the Affiliated Credit Parties as the monetary or business consideration which the Affiliated Credit Parties would obtain in a comparable arm's length transaction with a Person not an Affiliate.

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SECTION 9.12     CHANGES IN BUSINESS.

     (a) None of the Affiliated Credit Parties shall, nor shall they permit their Restricted Subsidiaries to, enter into or engage in any business other than the ownership and operation of the Systems; provided that, such Persons may (x) continue to engage in a Telecommunications Business in which it is engaged on the Closing Date and (y) enter into or engage in a Telecommunications Business (including, without limitation, by way of purchase of assets or stock, by merger or consolidation) other than ownership and operation of the Systems if, with respect to a new Telecommunications Business, the entering into thereof could not reasonably be expected to have a Material Adverse Effect.

     (b) None of the Affiliated Credit Parties shall, nor shall they permit their Restricted Subsidiaries to, (i) make any material change in its business or the Systems in the Major Market Areas, or (ii) wind-up or liquidate or dissolve itself (or suffer any liquidation or dissolution) or discontinue its business.

SECTION 9.13     PREPAYMENTS.

         None of the Affiliated Credit Parties shall make any voluntary or optional prepayment of any Indebtedness for borrowed money incurred or permitted to exist under the terms of this Agreement, other than the Indebtedness under this Agreement, or prepayments of the 1997 Infocom Facility or the Infocom Bridge Facility and except for prepayments on the Borrowing Affiliate Notes which are applied as provided in Section 2.5.

SECTION 9.14     ERISA OBLIGATIONS.

         No Affiliated Credit Party shall do, agree to do, or permit to be done, any of the following with respect to any Plan:

     (a) be or become obligated to the PBGC in excess of $1,000,000 other than with respect to timely paid annual premium payments; and

     (b) be or become obligated to the IRS or the Secretary of Labor in excess of $1,000,000 with respect to excise taxes or other penalties provided for in Sections 4971 through 4980B of the Code or Section 502 of ERISA.

SECTION 9.15     SALE AND LEASEBACK TRANSACTIONS.

         None of the Affiliated Credit Parties shall, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly, enter into any sale and leaseback transaction or any other arrangement with any Person providing for any such Affiliated Credit Party to lease or rent property that any such Affiliated Credit Party has sold or will sell or otherwise transfer to such Person except as permitted to be incurred as Indebtedness under Section 9.l.





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SECTION 9.16     NEW SUBSIDIARIES.

         None of the Affiliated Credit Parties shall, nor shall they permit their Restricted Subsidiaries to, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those Subsidiaries in existence on the Closing Date and listed on Schedule 7.1(a) hereof and those Subsidiaries permitted by Section 9.9 and 9.12 hereof.

SECTION 9.17     [RESERVED].

SECTION 9.18     RESTRICTED SUBSIDIARIES.

         The Company shall not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and shall not itself, and shall not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction, unless such Subsidiary does not own any stock of, and does not own or hold any Lien on any property of, the Company or any Restricted Subsidiary; provided, that (a) any guarantee by the Company or any Restricted Subsidiary of the Company of any Indebtedness of the Subsidiary being designated as an Unrestricted Subsidiary shall be deemed an incurrence of such Indebtedness or an Investment by the Company or such Restricted Subsidiary (or both, if applicable); (b) either (i) the Subsidiary to be deemed an Unrestricted Subsidiary has total gross assets of $1,000 or less, or (ii) if the Subsidiary to be deemed an Unrestricted Subsidiary has total gross assets greater than $1,000, then such designation shall, for all purposes of Section
9.6 (including clause (b) thereof), be deemed to be a Restricted Payment of an amount equal to the fair market value of the Company's ownership interest in such Subsidiary (including, without duplication, such indirect ownership interest in all Subsidiaries of such Subsidiary), as determined by the Board (as defined below) in good faith; and (c) if applicable, the incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under Sections 9.1 and 9.6, respectively.

         The Company's Board of Directors (the "Board") may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of the Company as a Restricted Subsidiary if, after giving effect to such action (and, if such designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of the Company, after giving effect to all terms of such acquisition) (a) on a pro forma basis, on the date of such action, the Liens and Indebtedness, if any, of such Unrestricted Subsidiary or Person outstanding immediately prior to such designation would have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Agreement; and (b) no Default or Event of Default shall have occurred and be continuing.

         Notwithstanding the foregoing provisions of this Section 9.18, the Board may not designate any Affiliated Credit Party to be an Unrestricted Subsidiary.

         The Board, from time to time, may designate any Person that is about to become a Subsidiary of the Company as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time such Subsidiary is created it contains no

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assets (other than such de minimis amount of assets then required by law for the formation of corporations) and no Indebtedness.

         Subsidiaries of the Company that are not designated by the Board as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this Section 9.18, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries.

                        SECTION 10 CONDITIONS PRECEDENT

SECTION 10.1     CONDITIONS TO INITIAL ADVANCE.

         The obligations of the each Lender to make its initial Advance hereunder shall be subject to the fulfillment of the following conditions precedent to the satisfaction of the Administrative Agent and the Lenders on or prior to the date of the initial Advance:

         (a)     All representations and warranties of the Credit Parties in
Section 7 hereof shall be true and correct as of the date made and as of the date of the initial Advance (except to the extent they relate to an earlier date in which case such representations and warranties shall be true as of such date).

         (b)     Company Documents.

                 (i) The Company shall have executed and delivered to the Administrative Agent this Agreement and, to the extent requested by one or more of the Lenders, the Financing Note(s).

                 (ii) The Company shall have:

                      (A) delivered acknowledgment copies of UCC-1 Financing Statements necessary to perfect a first priority security interest and evidence thereof;

                      (B) delivered to the Agents: (1) copies of, or certificates of the issuing companies with respect to, policies of insurance owned by the Company complying with the provisions of
         Section 8.7 hereof, together with endorsements thereto naming the Collateral Agent (where applicable), in its capacity as such and including the Lender Parties, as additional insured as their interests may appear; (2) evidence of the Company's liability insurance policies, and (3) evidence that such insurance is in full force and effect; and

                 (iii) executed and delivered to the Collateral Agent the Company Pledge Agreement and the Company Security Deposit Agreement together with (1) the certificates evidencing the capital stock pledged by it accompanied by stock powers endorsed in blank and irrevocable proxies relating thereto and (2) the Borrowing Affiliate Notes and all other pledged instruments, duly executed and accompanied by note powers endorsed in blank and irrevocable proxies relating thereto, and shall have duly complied with all of the terms and conditions thereof;

                 (iv) made all registrations under the law of the United States, the Relevant Countries, the Cayman Islands and Hong Kong, including, without limitation, those necessary to perfect a first priority security interest in the Collateral and evidence thereof;


                 (v) paid documentary taxes and registration fees which may be payable on the Security Documents attributed to the Company; and

                 (vi) otherwise duly complied with all of the terms and conditions of the Security Documents to be executed by it.

         (c)     Parent Guarantor Documents.

                 Each Parent Guarantor shall have:

                       (i) executed and delivered to the Administrative Agent its respective Parent Guaranty;

                       (ii) executed and delivered to the Collateral Agent its Parent Guarantor Pledge Agreement together with (A) the certificates evidencing the capital stock pledged by it accompanied by stock powers endorsed in blank and irrevocable proxies relating thereto and (B) all other pledged instruments, duly executed and accompanied by note powers endorsed in blank and irrevocable proxies relating thereto, and shall have duly complied with all of the terms and conditions thereof;

                       (iii) made all registrations under the law of the United States, the Relevant Countries, the Cayman Islands and Hong Kong, including, without limitation, those necessary to perfect a first priority security interest in so much of the Collateral as is attributed to the Parent Guarantor and evidence thereof;

                       (iv) paid documentary taxes and registration fees which may be payable on the Security Documents attributed to the Parent Guarantor; and

                       (v) otherwise duly complied with all of the terms and conditions of the Security Documents to be executed by it.

         (d)     Borrowing Affiliate Documents.

         Each of the Borrowing Affiliates shall have:

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                 (i)   executed and delivered to the Administrative Agent its
         Borrowing Affiliate Guaranty;

                 (ii) executed and delivered to the Company, for pledge hereunder, its Borrowing Affiliate Notes;

                 (iii) made all registrations under the law of the Relevant Countries including, without limitation, those necessary to perfect a first priority security interest in so much of the Collateral as is attributed to or in respect of such Borrowing Affiliate and evidence thereof;

                 (iv) paid documentary taxes and registration fees which may be payable on the Security Documents attributed to such Borrowing Affiliates;

                 (v) executed and delivered to the Collateral Agent the Borrowing Affiliate Pledge Agreement together with (1) the certificates evidencing the capital stock pledged by it accompanied by stock powers endorsed in blank and irrevocable proxies relating thereto and (2) and all other pledged instruments, duly executed and accompanied by note powers endorsed in blank and irrevocable proxies relating thereto, and shall have duly complied with all of the terms and conditions thereof;

                 (vi) delivered to the Collateral Agent: (A) copies of, or certificates of the issuing companies with respect to, policies of insurance owned by such Borrowing Affiliate complying with the provisions of Section 8.7 hereof, together with endorsements thereto that naming the Collateral Agent (where applicable), in its capacity as such and including the Lender Parties, as additional insured as its interests may appear; and (B) evidence that such insurance is in full force and effect, and (C) certificates and summaries of such Borrowing Affiliate's liability insurance policies; and

                 (vii) otherwise duly complied with all of the terms and conditions of the Security Documents to be executed by it.

         (e) The Administrative Agent shall have received the following documents (or with respect to clauses (i) and (ii) shall have waived such deliveries):

                 (i) with respect to each Credit Party, copies, certified by an Authorized Officer of such Credit Party, of the Articles of Incorporation (including, without limitation, amendments thereto) and Bylaws of such Person (or other organizational documents), each as amended to date, along, with evidence with respect to such Person establishing the existence and good standing (where applicable) of such Person;

                 (ii) certificates of an Authorized Officer of each Credit Party certifying (i) the resolutions of the Board of Directors or other governing body of such Person or other action of such Person authorizing the execution, delivery and performance of the Credit Documents to which it is a party and, with respect to the Company, the iDEN Equipment and Service Agreements and the other System Documents, and (ii) the authority, name, title and specimen signature of each individual authorized to execute any of the Credit Documents to which it is a party and, with respect to the Company, the iDEN Equipment and Service Agreements, and any other documents in relation thereto on behalf of such Person and to bind such Person thereby;

                 (iii) a copy of the Company's and each Borrowing Affiliate's most recent audited and of the Company's most recent unaudited financial statements in conformity with Sections 8.2 and 8.3 hereof, and

                  (iv) the opinion of local counsel to each Credit Party and the opinion of special United States counsel to the Company and each other Credit Party, each dated the Initial Funding Date and addressed to the Agents and the Lenders (and to be relied upon by their respective assigns), in the form attached hereto as Exhibits K-1 and K-2, respectively.





         (f) The Administrative Agent shall have received the Approved Business Plans of the Company, each of the Borrowing Affiliates, Nextel Argentina and Nextel Brazil and for the Company and the Borrowing Affiliates, taken as a whole.

         (g) All fees payable in connection with the transactions contemplated by this Agreement shall have been paid.

         (h) Political Risk Insurance as provided in subsection 8.7(b) shall be in full force and effect and all premiums and other costs associated therewith shall have been paid.

         (i) The Administrative Agent shall have received a post closing agreement in form and substance satisfactory to the Lenders in their sole discretion.

         (j) The Credit Parties shall have otherwise complied with the collateral security requirements in Section 6 of this Agreement.

SECTION 10.2     CONDITIONS TO ALL ADVANCES.

         The obligation of the Lenders to make any Advance to the Company upon the occasion of each financing hereunder (including, without limitation, the initial Advance) is subject to the further conditions precedent that:

         (a) The Administrative Agent shall have received a Request for Financing, and, if applicable, an Invoice, pursuant to Section 2.2 hereof.

         (b) On and as of the date of such Advance, (i) no Default, Event of Default or default under any Credit Document or any System Document shall have occurred and be continuing, (ii) the representations and warranties made by the Company and each other Credit Party in the Credit Documents are true and correct in all material respects (other than those representations and warranties that are expressly made only as of an earlier date), and (iii) the Administrative Agent shall have received a certificate of a duly Authorized Officer of the Company certifying as to the foregoing matters.

      None of the following events shall have occurred: (i) any Relevant Country or any Governmental Authority in any Relevant Country shall have declared a moratorium on the payment of indebtedness by such Relevant Country or any Governmental Authority in such Relevant Country or corporations therein;
(ii) any Relevant Country shall have ceased to be a member in good standing of the International Monetary Fund or shall have ceased to be eligible to utilize the resources of the International Monetary Fund under the Articles of Agreement thereof, or (iii) the international monetary reserves of any Relevant Country shall have become subject to any lien.

      (c) Notwithstanding anything contained in Section 10.1 or in subsections 10.2(a) and 10.2(b) to the contrary, if the conditions precedent set forth herein have been satisfied with respect to the Company, Nextel Mexico, the Affiliated Parent Guarantors and some, but not all, of the Borrowing Affiliates (or their related Third Party Guarantors), the Company may make Attributable Borrowings with respect to those Borrowing Affiliates for which all conditions precedent have been satisfied (including, without limitation, satisfaction of the conditions in Section 10.1 relating to such Borrowing Affiliate's related Parent Guarantors) so long as the events giving rise to the failure of the other Borrowing Affiliates (or the other Borrowing Affiliates' Third Party Guarantors) to satisfy the conditions precedent do not, in the Required Lenders' reasonable judgment, constitute a Material Adverse Effect with respect to the Company or the Borrowing Affiliates taken as a whole; provided, further, the existence solely with respect to a Borrowing Affiliate (other than Nextel Mexico) or a related Third Party Guarantor of a Material Adverse Effect which does not constitute a Material Adverse Effect with respect to the Company or the Borrowing Affiliates taken as a whole shall not prevent Attributable Borrowings with respect to the unaffected Borrowing Affiliates.

                          SECTION 11 EVENTS OF DEFAULT

SECTION 11.1     EVENTS OF DEFAULT.

      Each of the following events shall constitute an Event of Default hereunder:

      (a) The Company shall have defaulted in the payment of principal of any Advance payable under any of Credit Documents when and as the same shall become due and payable.

      (b) The Company shall have defaulted in the payment of any interest on any Advance or any other amount (other than an amount referred to in clause (a) of this Section 11.1) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more days.

      (c) Any representation or warranty made by the Company or any other Credit Party herein or in any other Credit Document or otherwise in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect as of time it was made or deemed to have been made or any certificate furnished pursuant to any of the Credit Documents proves to have been false or misleading in any material respect as of its date.

      (d) The Company or any Borrowing Affiliate shall, without the prior written consent of the Required Lenders, have used the proceeds of any Advance for a purpose other than that specified in Section 2.9 hereof.

      (e) Any Credit Party shall fail to observe or perform any covenant, condition or agreement covered (whether directly or by cross-reference) in Sections 8.7(b), 8.11, 8.14 and 8.15 and Section 9 of this Agreement attributed to it.

      (f) The Company or any other Credit Party shall have failed to perform or comply with any other term, obligation or covenant contained in any of the Credit Documents to which it is a party or which is attributed to it (other than those specified above) and such failure shall have continued unremedied for thirty (30) days after written notice thereof has been given by the Administrative Agent.

      (g) Any Governmental Approval necessary to enable the Company or any other Credit Party to comply with its obligations under the Operative Documents shall have been revoked, suspended, withdrawn, withheld, terminated, modified or restricted and such revocation, termination, withdrawal, suspension, modification, withholding or cessation could reasonably be expected to have a Material Adverse Effect, or any proceeding which could reasonably be expected to have a Material Adverse Effect shall have been commenced by or before any Governmental Authority for the purpose of so revoking, terminating withdrawing, suspending, modifying or withholding any such Governmental Approval such proceeding shall not have been contested within ten (10) Business days by proper proceedings and dismissed or stayed within thirty (30) days, or notice shall have been given by such Governmental Authority for such purpose and shall have remained uncontested for ten (10) Business Days.

      (h) Any License granted in favor of an Affiliated Credit Party, or any license or concession part thereof which, in the reasonable opinion of the Required Lenders, shall have been terminated, revoked, suspended, withdrawn, withheld, or adversely modified or restricted which termination, revocation, suspension or such other action would reasonably be expected to have a Material Adverse Effect or a proceeding shall have been initiated by or before, or any action shall have been taken by a court of competent jurisdiction, or other Governmental Authority which in the reasonable opinion of the Required Lenders, is likely to result in the cancellation, non-renewal or adverse modification of any one or more Licenses, radio channels authorized under the Licenses or Governmental Approvals held by any Affiliated Credit Party which cancellation, non-renewal or adverse modification could reasonably be expected to have a Material Adverse Effect.

     (i) It shall have become unlawful for (i) the Company or any Borrowing Affiliate to perform any payment obligation under the Credit Documents or (ii) any Parent Guarantor to perform its obligations under its Parent Guaranty or its Pledge Agreement.

     (j) Any Credit Party shall have failed to pay money due under any other agreement or document evidencing, securing, guarantying or otherwise relating to Indebtedness of such Credit Party outstanding in the aggregate principal amount equal to or greater than $5,000,000, or there shall have occurred any other event of default or breach on the part of such Credit Party under any such agreement or document, the effect of which is to accelerate or to permit the acceleration of the maturity of such Indebtedness.

     (k) The issuance of any final arbitration award, judgment or decree which is not subject to appeal, or any award, judgment or decree shall not have been appealed within thirty (30) days from the date thereof, or a fine or penalty aggregating for all such cases in excess of (i) with respect to the Company, $5,000,000, or its equivalent in any currency, and (ii) with respect to the Affiliated Credit Parties other than the Company taken as a whole, $5,000,000, or its equivalent in any currency, shall have been entered against any Affiliated Credit Party and not paid and discharged, dismissed or stayed within 30 days.

     (l) Any Credit Party shall have made an assignment for the benefit of the creditors, filed a petition in bankruptcy, been adjudicated insolvent, petitioned or applied to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall have commenced any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or such Credit Party shall have taken any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of sixty (60) days or more; or any order for relief shall have been entered in any such proceeding or any such Credit Party, by any act or omission, shall have indicated its consent to, approval of or acquiescence in any such petition, application or proceeding; or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall have suffered any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more.

     (m) Any Credit Party shall become unable, admit in writing or fail generally to pay its debts as they become due.

     (n) Any Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint that is not vacated within sixty (60) days from the date thereof.

     (o) Any Governmental Authority shall have taken any action to condemn, seize, requisition, nationalize or otherwise appropriate any portion of the properties or assets of any Credit Party (without payment of adequate compensation), or shall have taken any action to dispute the management of such Credit Party or to curtail such Credit Party's authority to conduct its business, which prevents any Credit Party from fulfilling its obligations under any of the Credit Documents.

     (p) The Collateral Agent shall fail at any time to have a valid and perfected Lien on, subject to no prior or equal Liens other than Permitted Liens, any portion of the Collateral other than pursuant to a failure by the Collateral Agent.

     (q)         [Reserved].

     (r)         [Reserved].

     (s) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, that, in either case, could reasonably be expected to result in a liability on the part of the Company or any Borrowing Affiliate to the PBGC in excess of $5,000,000.

     (t) The occurrence of any event or condition that results or could reasonably be expected to result in a material "accumulated funding deficiency" under Section 412 of the Code with respect to any Plan.

     (u) The failure by any Affiliated Credit Party to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans maintained or hereafter established or assumed by it where such failure could reasonably be expected to have a Material Adverse Effect.

     (v) There shall have occurred an Event of Abandonment or any similar event shall have occurred with respect to the Nextel Argentina system or the Nextel Brazil system.

     (w) The Company shall have ceased to own, free of any liens (other than Liens arising under the Credit Documents), and maintain, directly or indirectly, the percentages of the outstanding capital stock of the Borrowing Affiliates specified in Schedule 11.1(w) hereto.

     (x) The Company shall have ceased to have and to exercise actual control of the day to day operations of any of Nextel Mexico, Nextel Peru, Nextel Argentina or Nextel Brazil.

     (y) This Master Equipment Financing Agreement, the Financing Note, any Parent Guaranty, any Borrowing Affiliate Guaranty, the Security Documents, or any other Credit Document shall, at any time after their respective execution and delivery, and for any reason, shall be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by any Credit Party or any Credit Party shall deny that it has any or further liability thereunder or hereunder as the case may be.

     (z) Any event constituting a default or event of default which would permit acceleration under the Nextel Argentina Facility or the Nextel Brazil Facility as each of the same is in effect on the date hereof or as amended with the consent of the Required Lenders.

     (aa)        The occurrence of any Change of Control.

SECTION 11.2     REMEDIES.

     (a) Except as described in the immediately succeeding sentence and in Section 11.2(l), if an Event of Default described in subsections 11.1(1),
(n), (o) and (p) hereof with respect to the Company or any other Credit Party shall have occurred, then (i) the Commitments shall automatically be terminated and the obligation of the Lenders shall forthwith terminate, and (ii) the entire unpaid principal amount of the Advances hereunder shall automatically and immediately become due and payable together with all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable without presentment, demand, test or further notice of any kind, all of which are hereby expressly waived by the Company. Subject to Section 11.2(l), if any other Event of Default shall have occurred, then at any time thereafter, if any such event shall then be continuing, the Required Lenders or the Administrative Agent may, by written notice to the Company, (i) declare the Commitments to be terminated whereupon the obligation of the Lenders to make or maintain the Advances hereunder shall forthwith terminate, and (ii) declare the entire unpaid principal amount of the Advances, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of any Event of Default, the Lender Parties shall have, in addition to any other rights and remedies contained in this Agreement and the other Credit Documents, all of the rights and remedies of a secured party under the laws of the United States and the laws of the Relevant Countries or other applicable laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

     (b) In addition to such remedies as are provided for in this Agreement and the other Credit Documents, the Lender Parties' remedies upon the occurrence and during the continuance of an Event of Default shall, if the Company fails to repay Advances pursuant to paragraph (l) below, include (i) a right to apply or require the Company to apply for any necessary orders or licenses in connection with the operation or abandonment of any relevant System, the related Telecommunications Business or any part thereof; and (ii) to the extent permitted by law, a right to have a receiver appointed by a court of competent jurisdiction in order to manage, protect and preserve any relevant System, the related Telecommunications Business and all other equipment, property and other collateral and to continue the operation of the business of the Company, and to collect the revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership until the sale or other final disposition of the Collateral, including, without limitation, the Systems, the Telecommunications Businesses and such equipment, property and assets.

     (c) The Company agrees, in case an Event of Default shall be existing and upon the Lender Party's request, to pay all of such Lender Party's costs of collection of all amounts due, and enforcement of all rights hereunder, including, without limitation, reasonable attorney's fees and legal expenses.

     (d) The Collateral Agent may, upon the occurrence and during, the continuance of an Event of Default, without demand and without advertisement or notice, all of which the Credit Parties waive at any time or times, sell and deliver, any or all Collateral (given by a Credit Party with respect to the relevant Borrowing Affiliate) held by or for it at public or private sale, for cash, upon credit, or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion and/or collect or enforce the collection of, the Collateral; provided, however that method, manner, time, place and terms of any sale must be commercially reasonable and the Collateral Agent shall make a reasonable attempt to receive fair market value for any Collateral subject to such sale. In addition to all other sums due to the Collateral Agent, the Company shall pay the Collateral Agent all reasonable costs and expenses incurred by the Collateral Agent including, without limitation, attorney's fees and court costs, to obtain, liquidate and/or enforce payment of Collateral obligations or in the prosecution or defense of any action or proceeding against the Collateral Agent in connection with any matter arising out of or connected with the Credit Documents or the Collateral.

     (e) In connection with the enforcement by the Lender Parties of any remedies available to them as a result of any Event of Default, the Credit Parties shall join and cooperate fully with the Collateral Agent and with any receiver referred to above and with the successful bidder or bidders at any foreclosure sale when any of these entitles files an application (including, without limitation, the furnishing of any additional information that may be required in connection with such application), with any necessary Governmental Authorities, requesting their prior approval of (i) the operation or abandonment of all or any portion of the Systems (or any one of them) or the Telecommunications Businesses and (ii) the assignment or transfer to such entity of all licenses, authorizations and permits issued to the Company or any other Credit Party by such Governmental Authorities with respect to the Systems, the Telecommunications Businesses and the operation thereof.

     (f) In connection with the foregoing remedies, the Credit Parties shall take such further actions and execute all such instruments as the Collateral Agent or the Required Lenders deem necessary. The Company agrees, for itself and on behalf of the other Credit Parties, that the Collateral Agent or the Required Lenders may enforce any obligations of the Credit Parties as set forth in this Agreement and the other Credit Documents by an action for specific performance.

     (g) The Lender Parties may (but shall not be obligated to) make advances to preserve, protect or obtain any of the Collateral, and all such advances shall become part of the obligations owing to the Lender Parties hereunder and shall be repayable to the Lender Parties with interest thereon from the date of such advance until paid at the rate per annum of 2% above the average interest rate applicable (including the Applicable Margin thereon) to the Financing Note on the date of such advance.

     (h)         [Reserved].

     (i) All moneys received by the Collateral Agent pursuant to any right given or action taken under Section 11 of this Agreement shall be applied as follows:

                 FIRST - To the reimbursement to the Lender Parties of all reasonable expenses and costs of litigation and of any proceedings resulting in the collection of such moneys, including, without limitation, attorney's fees, receivership, collection, maintenance, improvements and other acts of administration and sale of properties;

                 SECOND - To the payment of the unpaid principal of and interest on any Advance which shall have become due and payable and other fees, costs and expenses which the Company is required to pay from time to time to the Lender Parties under or pursuant to this Agreement or any other Credit Document, as well as all other obligations, covenants, undertakings and liabilities of the Company to the Lender Parties arising out of or in connection with this Agreement or any other Credit Document, which shall have become due and payable in such order as the Lenders may decide; and

                 THIRD - The balance, if any, shall be delivered and paid to the Company.

     (j) In addition to their rights with respect to the Collateral hereunder, upon the occurrence of an Event of Default, the Lender Parties may seek payment of the outstanding obligations from the Parent Guarantors or the Borrowing Affiliates. The Lender Parties shall not, however, proceed to liquidate the Collateral hereunder and under the Parent Guaranties and the Borrowing Affiliate Guaranties in excess of the amount which the Required Lenders reasonably determines will be necessary to satisfy the outstanding obligations which have become due and payable, provided, that the Lender Parties may continue so to liquidate until all outstanding obligations which have become due and payable have been satisfied in full.

     (k) The Agents may exercise any and all of their remedies under the Security Documents, the Parent Guaranties and the Borrowing Affiliate Guaranties contemporaneously or separately from the exercise of any other remedies hereunder or with respect to any Collateral.

     (l) If an Event of Default occurs with respect to any Credit Party other than the Company, Nextel Mexico, the Affiliated Parent Guarantors and the Supplemental Credit Parties, then the Required Lenders and the Administrative Agent's exercise of the rights and remedies set forth above shall be limited to the affected Credit Party and related Borrowing Affiliate, and the

Required Lenders or the Administrative Agent may, by written notice to the Company, (i) reduce the Attributable Borrowing Sublimit of the relevant Borrowing Affiliate and (ii) declare the Advances to the extent they consist of Attributable Borrowings of the relevant Borrowing Affiliate (which shall be the defaulting Borrowing Affiliate or the Borrowing Affiliate whose Third Party Guarantor is in default), and the accrued and unpaid interest thereon, to be forthwith due and payable without presentment, demand, protest, or further notice of any kind; provided, that if such Event of Default relates to a Third Party Guarantor, the rights and remedies of the Lenders and the Administrative Agent with respect to acceleration of Indebtedness or termination of commitments are subject to the provisions of Section 8.16.

SECTION 11.3     CUMULATIVE RIGHTS.

         No failure or delay on the part of any Lender Party in exercising any right, power or remedy accruing to it upon any breach or default of the Company under any of the Credit Documents shall impair any such right, power or remedy nor shall it be construed as a waiver of any such breach or default thereafter occurring, nor shall a waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. To the fullest extent permitted by law, all remedies, either under the Credit Documents or by law otherwise afforded the Lender Parties shall be cumulative and not alternative.

SECTION 11.4     WAIVER OF DEMAND; SETOFF.

         DEMAND, PRESENTMENT, PROTEST AND NOTICE OF DEMAND, PRESENTMENT, PROTEST AND NONPAYMENT ARE HEREBY WAIVED TO THE EXTENT PERMITTED BY LAW BY THE CREDIT PARTIES. THE CREDIT PARTIES ALSO WAIVE THE BENEFIT OF ALL RIGHTS OF SETOFF AND ALL VALUATION, APPRAISAL AND EXEMPTION LAWS TO THE EXTENT PERMITTED BY LAW.

SECTION 11.5     WAIVER OF NOTICE.

         IN THE EVENT OF AN EVENT OF DEFAULT, THE CREDIT PARTIES HEREBY WAIVE TO THE EXTENT PERMITTED BY LAW ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE CREDITOR OF ITS RIGHTS TO REPOSSESS ANY COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON ANY COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. EACH OF THE CREDIT PARTIES ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

                                   SECTION 12

               THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

         In order to expedite the transactions contemplated by this Agreement, Motorola Credit Corporation is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders (for purposes of this Section 12, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payment of principal of and interest on the Advances and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Credit Party pursuant to this Agreement or the other Credit Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the parties secured thereby with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Company or any other Credit Party of any of the terms, conditions, covenants or agreements contained in any Credit Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Credit Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Company or any other Credit Party on account of the failure of or delay in performance or breach by any Lender or an Issuing Bank of any of its obligations hereunder or to any Lender or an Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or an Issuing Bank or the Company or any other Credit Party of any of their respective obligations hereunder or under any other Credit Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Advances made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its aggregate Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Company and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by it or any of them under this Agreement or any other Credit Document, to the extent the same shall not have been reimbursed by the Company or any other Credit Party; provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each Lender agrees to reimburse each of the Issuing Banks and their directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Credit Document, any related agreement or any document furnished hereunder or thereunder.

         The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Company requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Company, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

                            SECTION 13 MISCELLANEOUS

SECTION 13.1     WAIVER OF SOVEREIGN IMMUNITY.

         To the extent that the Credit Parties or any of their respective assets has or hereafter may acquire any right to immunity from suit, setoff, legal proceedings generally, attachment prior to judgment, attachment in aid of execution or other attachment or execution of judgment on the rounds of sovereignty or otherwise, each of the Credit Parties hereby irrevocably waives such rights to immunity for itself and its assets in respect of its obligations arising under or relating to any of the Credit Documents or any related documentation.

SECTION 13.2     VENUE FOR SUIT.

         The Credit Parties and the Lender Parties each irrevocably hereby expressly waives all right to object to jurisdiction or execution in any legal action or proceeding relating to this Agreement, the Financing Note or any other Credit Document which it may now or hereafter have by reason of its domicile or by reason of any subsequent or other domicile and hereby irrevocably consents that any legal action, suit or proceeding arising out of or relating to any of the Credit Documents and any other document or instrument required to be executed in relation thereto may be instituted in the federal courts of the United States District Court of the Southern District of New York and the courts of the State of New York, and by execution and delivery of this Agreement, each of the Credit Parties and the Lender Parties submits to and accepts and consents with regard to any such action or proceeding for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of any such court. Each of the Credit Parties hereby waives any objection it may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and further waives any claim that any such action, suit or proceeding brought in any of the aforesaid courts has been brought in any inconvenient forum.

         Each of the Credit Parties hereby irrevocably designates, appoints and empowers CT Corporation System with offices at 1633 Broadway, New York, New York, 10019, and successors as the designee, appointee and agent of such Credit Party to receive, accept and acknowledge, for and on behalf of such Credit Party and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to the Financing Note or this Agreement or any other Credit Document in the case of the courts of the United States District Court of the Southern District of New York or of the courts of the State of Illinois, which service may be made on any such designee, appointee and agent in accordance with legal prescribed for such courts. Each of the Credit Parties agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, the relevant Credit Party will forthwith irrevocably designate a new designee, appointee and agent with offices in New York, New York, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 13.2. Each of the Credit Parties further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to the Financing Note or this Agreement or any other Credit Document delivered to such Credit Party in accordance with this Section 13.2 or to its then designee, appointee or agent for service. If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to the relevant Credit Party by registered or certified mail, or overnight express air courier, provided that failure to provide such copy to the relevant Credit Party shall not impair or affect in any way the validity of such service or any judgement rendered in such action or proceedings. Each of the Credit Parties agrees that service upon such Credit Party or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon such Credit Party with respect to matters contemplated in this Section 13.2 and that the failure of any such designee, appointee and agent to give any notice of such service to such Credit Party shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall limit or be construed to limit the rights of the Lender Parties to commence proceedings against any Credit Party in any other venue where assets of such Credit Party may be found.

SECTION 13.3     GOVERNING LAW.

         THIS AGREEMENT AND THE FINANCING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ALL CHOICE-OF-LAW AND CONFLICTS-OF-LAWS RULES).

SECTION 13.4     SEVERABILITY OF PROVISIONS.

         If any one or more of the provisions contained in this Agreement or any documents executed in connections herewith shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

SECTION 13.5     BINDING EFFECT; ASSIGNMENT.

         (a) This Agreement shall be binding upon and shall inure to the benefit of the

Company, the Lender Parties and their respective successors and assigns, provided, that the Company shall not have the right to assign or transfer its rights or obligations hereunder except with the prior written consent of the Required Lenders and, absent a continuing Event of Default, the Lenders shall not have the right, following the Syndication, to assign their respective obligations hereunder without the prior written consent of the Company (not to be unreasonably withheld or delayed.)

     (b) The Initial Lender may assign its rights and obligations under this Agreement (including all or a portion of the Commitment and the Advances at the time owing to it) without the consent of the Company (the
"Syndication"). The Initial Lender may request the Company and the Borrowing Affiliates to assist in the Syndication as contemplated by this Section.

     (c) In addition to and without limiting the foregoing, each Lender may, without the consent of the Company, sell participations to one or more banks or other entities (a "Participant") in all or a portion of the Lender's rights and obligations under this Agreement (including all or a portion of the Commitment and the Advances owing to it); provided that, in the case of participations under this subsection 13.5(c), (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.

     (d) The Affiliated Credit Parties agree to cooperate with the Initial Lender in connection with any syndication. Such cooperation will include, if requested by the Initial Lender, (i) making senior officers of the Company available for a meeting with prospective assignees, the Initial Lender and its agents, and (ii) providing such other assistance as may be reasonably requested by the Initial Lender and such agents (including, without limitation, providing information to and responding to questions from prospective assignees with respect to the operations, business plans and other matters relating to the Company's and each other Affiliated Credit Party's business on a timely basis and in any manner reasonably requested by the Initial Lender).

SECTION 13.6     ENTIRE AGREEMENT; AMENDMENTS.

     (a) This Agreement, the documents referred to herein and those signed contemporaneously herewith constitute the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

     (b) No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by the Company or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph subsection 13.6(c) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances.

     (c) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Advance, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Advance, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitments or decrease or extend the date for payment of the fees of any Lender payable under Section 2.6 without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.12 or 13.5, the provisions of this Section, the definition of the term "Required Lenders", increase the total Commitments or release any Guarantor or all or any substantial part of the Collateral, without the prior written consent of each Lender; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent, hereunder or under any other Credit Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.

SECTION 13.7     NOTICES.

         All communications and notices provided for hereunder shall be in writing and shall be personally delivered or transmitted by postage prepaid registered mail (airmail if international) or by telefax as follows:

         To the Company:                           Nextel International, Inc.
                                                   1191 Second Avenue, Suite 1600
                                                   Seattle, Washington 98101
                                                   Attention: General Counsel
                                                   Fax No.: (206) 749-8384

                 with a copy to:                   Jones, Day, Reavis & Pogue
                                                   North Point
                                                   901 Lakeside Avenue
                                                   Cleveland, OH 44114
                                                   Attention: Jeanne M. Rickert
                                                   Fax No.: (216) 579-0212

         To the Administrative Agent:              Motorola Credit Corporation
                                                   1301 East Algonquin Road
                                                   Schaumburg, Illinois 60196-1065
                                                   Attention: Gary B. Tatje
                                                   Fax No.: (847) 538-2279

             with a copy to:                       Motorola, Inc.
                                                   1303 East Algonquin Road
                                                   Schaumburg, Illinois 60196-1065
                                                   Attention: Law Department, Global Finance Group
                                                   Fax No.: (847) 576-3628

         To the Vendor:                            Motorola, Inc.
                                                   1301 East Algonquin Road
                                                   Schaumburg, Illinois 60196-1065
                                                   Attention:  Director - iDEN Infrastructure
                                                               Ed Jacobs
                                                   Fax No.: (847) 538-4344


         with a copy to:                           David Martin, Controller - iDEN
                                                   Infrastructure

                                                   1301 East Algonquin Road
                                                   Schaumburg, Illinois 60196-1065
                                                   Fax No.: (847) 576-9179

         To the Lenders:                           At the address specified on the signature pages
                                                   hereto or in the applicable Assignment Agreement or
                                                   as otherwise specified in writing to the Company
                                                   and the Administrative Agent by such Lender.

         Except as otherwise specified herein, all notices shall be deemed duly given on the date of receipt, if personally delivered or transmitted by telefax, and the date 5 days after posting if mailed.

SECTION 13.8     RIGHT OF SET-OFF.

         The Lender Parties shall, to the fullest extent permitted by applicable law, have the right to apply and all amounts on deposit or on account with it or with any of its branches, Subsidiaries or affiliates (general or special, time or demand, matured or unmatured, in whatever currency) in reduction of amounts past due (whether such amounts became due at schedule maturity, by acceleration or otherwise) under the Credit Documents.

SECTION 13.9     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies thereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 13.10     CONFIDENTIALITY.

         Each of the Company, the Borrowing Affiliates and the Lender Parties hereby agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates (on a need to know basis), directors, offices, employees and agents, including, without limitation, accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to the execution and delivery of an agreement containing provisions substantially the same as those of this Section 13.10, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the other parties hereto, or (h) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this
Section 13.10 or (ii) becomes available to such party on a nonconfidential basis from a source other than the other parties hereto.

         For the purposes of this Section 13.10, "Information" means all information received from any of the parties hereto relating to any of the Credit Parties, the Lender Parties or their respective businesses, other than any such information that is available to the parties hereto on a nonconfidential basis prior to disclosure by any party hereto; provided that, in the case of information received from any party hereto after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 13.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 13.11    TERM OF AGREEMENT.

         This Agreement shall continue in full force and effect, and be binding upon the Company, until all of the Obligations have been fully and indefeasibly paid and performed whereupon this Agreement shall terminate; provided, however, if the initial Advance has not been made by February 26, 1999, this Agreement shall terminate. Notwithstanding the foregoing, all the indemnification provisions shall survive and all other provisions which by their terms survive termination shall so survive.

         IT WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

COMPANY:                                       NEXTEL INTERNATIONAL, INC.



                                               By: /s/ HENG-PIN KIANG
                                                  -------------------
                                                       Name: Heng-Pin Kiang
                                                            ------------------
                                                       Title: Vice-President
                                                             -----------------

INITIAL LENDER:                                MOTOROLA CREDIT CORPORATION



                                               By: /s/ GARY B. TATJE
                                                  ------------------
                                                       Name:  Gary B. Tatje
                                                            ------------------
                                                       Title:  Vice President
                                                             -----------------

ADMINISTRATIVE AGENT:                          MOTOROLA CREDIT CORPORATION



                                               By: /s/ GARY B. TATJE
                                                  ------------------
                                                       Name:  Gary B. Tatje
                                                            ------------------
                                                       Title:  Vice President
                                                             -----------------

COLLATERAL AGENT:                              MOTOROLA CREDIT CORPORATION



                                               By: /s/ GARY B. TATJE
                                                  ------------------
                                                       Name:  Gary B. Tatje
                                                            ------------------
                                                       Title:  Vice President
                                                             -----------------





            [SIGNATURE PAGE TO MASTER EQUIPMENT FINANCING AGREEMENT]